                                                               EXHIBIT 2











                           ASSET PURCHASE AGREEMENT
                          Dated as of March 15, 1995
                                 By and Among
                            NINE WEST GROUP INC.,
                          FOOTWEAR ACQUISITION CORP.
                                     and
                      THE UNITED STATES SHOE CORPORATION

                               TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----
                                   ARTICLE I

                        Assets To Be Purchased and Sold

Section 1.1      Seller's Assets   . . . . . . . . . . . . . . . . . . . . . . .    2
Section 1.2      Seller's Liabilities  . . . . . . . . . . . . . . . . . . . . .    8

                                   ARTICLE II

                    Closing and Closing Date; Purchase Price

Section 2.1      The Closing.  . . . . . . . . . . . . . . . . . . . . . . . . .   12
Section 2.2      Payment at the Closing  . . . . . . . . . . . . . . . . . . . .   15
Section 2.3      Post-Closing Adjustment   . . . . . . . . . . . . . . . . . . .   16

                                  ARTICLE III

                  Representations and Warranties of the Seller

Section 3.1      Organization; Subsidiaries  . . . . . . . . . . . . . . . . . .   17
Section 3.2      Authority   . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Section 3.3      Consents and Approvals; No Violations   . . . . . . . . . . . .   20
Section 3.4      SEC Reports and Financial Statements  . . . . . . . . . . . . .   21
Section 3.5      Footwear Business Financial Statements  . . . . . . . . . . . .   22
Section 3.6      Title to Acquired Assets; Inventories   . . . . . . . . . . . .   23
Section 3.7      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 3.8      Employee Benefits   . . . . . . . . . . . . . . . . . . . . . .   25
Section 3.9      Absence of Undisclosed Liabilities  . . . . . . . . . . . . . .   28
Section 3.10     Absence of Certain Changes or Events; Material Agreements   . .   28
Section 3.11     No Violation of Law   . . . . . . . . . . . . . . . . . . . . .   29
Section 3.12     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
Section 3.13     Labor Controversies   . . . . . . . . . . . . . . . . . . . . .   32
Section 3.14     Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 3.15     Intellectual Property   . . . . . . . . . . . . . . . . . . . .   33
Section 3.16     Material Contracts  . . . . . . . . . . . . . . . . . . . . . .   35
Section 3.17     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   36
Section 3.18     Parent Securities   . . . . . . . . . . . . . . . . . . . . . .   36
Section 3.19     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .   36

                                                                                  Page
                                                                                  ----
                                   ARTICLE IV

                         Representations and Warranties
                          of Parent and the Purchaser

Section 4.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . .   36
Section 4.2      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .   37
Section 4.3      Authority   . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 4.4      Consents and Approvals; No Violations   . . . . . . . . . . . .   38
Section 4.5      SEC Reports and Financial Statements  . . . . . . . . . . . . .   39
Section 4.6      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Section 4.7      Absence of Certain Changes or Events; Material Agreements   . .   41
Section 4.8      No Violation of Law   . . . . . . . . . . . . . . . . . . . . .   41

                                   ARTICLE V

                                   Covenants

Section 5.1      Conduct of the Seller's Business  . . . . . . . . . . . . . . .   41
Section 5.2      Covenants of Parent   . . . . . . . . . . . . . . . . . . . . .   44

                                   ARTICLE VI

                             Additional Agreements

Section 6.1      Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . .   45
Section 6.2      Access to Information   . . . . . . . . . . . . . . . . . . . .   46
Section 6.3      Further Assurances; Subsequent Transfers  . . . . . . . . . . .   46
Section 6.4      Use of Names  . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 6.5      Non-Solicitation  . . . . . . . . . . . . . . . . . . . . . . .   50
Section 6.6      Employee Matters; Employee Benefit Plans  . . . . . . . . . . .   50
Section 6.7      Exclusivity   . . . . . . . . . . . . . . . . . . . . . . . . .   52
Section 6.8      Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . .   52
Section 6.9      Notification of Certain Matters   . . . . . . . . . . . . . . .   53
Section 6.10     Settlements for Cash Collections and Disbursements  . . . . . .   53
Section 6.11     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 6.12     Transition Services; Interim Leases   . . . . . . . . . . . . .   54
Section 6.13     Purchase Price Allocation for Tax Purposes  . . . . . . . . . .   55
Section 6.14     Certain Environmental Matters   . . . . . . . . . . . . . . . .   56
Section 6.15     Disclosure Schedule Updates 60
Section 6.16     Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . .   60

                                                                                  Page
                                                                                  ----
Section 6.17     Section 338 Elections; Procedures   . . . . . . . . . . . . . .   60
Section 6.18     Allocation of Certain Taxes   . . . . . . . . . . . . . . . . .   62
Section 6.19     Carrybacks  . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Section 6.20     Cooperation   . . . . . . . . . . . . . . . . . . . . . . . . .   63
Section 6.21     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 6.22     W-2 Preparation   . . . . . . . . . . . . . . . . . . . . . . .   65
Section 6.23     Prohibited Transactions by Parent   . . . . . . . . . . . . . .   65
Section 6.24     Audited Financial Statements  . . . . . . . . . . . . . . . . .   66
Section 6.25     Books and Records; Personnel  . . . . . . . . . . . . . . . . .   66
Section 6.26     Registration and Transfer of the Parent Warrants  . . . . . . .   68
Section 6.27     Non-Competition   . . . . . . . . . . . . . . . . . . . . . . .   72

                                  ARTICLE VII

                                Indemnification

Section 7.1      Certain Definitions   . . . . . . . . . . . . . . . . . . . . .   73
Section 7.2      Indemnity by the Seller   . . . . . . . . . . . . . . . . . . .   74
Section 7.3      Indemnity by Parent and the Purchaser   . . . . . . . . . . . .   76
Section 7.4      Notification of Third-Party Claims  . . . . . . . . . . . . . .   77
Section 7.5      Defense of Claims   . . . . . . . . . . . . . . . . . . . . . .   78
Section 7.6      Access and Cooperation  . . . . . . . . . . . . . . . . . . . .   79
Section 7.7      Assessment of Claims  . . . . . . . . . . . . . . . . . . . . .   79
Section 7.8      Limits on Indemnification   . . . . . . . . . . . . . . . . . .   79
Section 7.9      Survival of Representations and Warranties  . . . . . . . . . .   81

                                  ARTICLE VIII

                                   Conditions

Section 8.1      Conditions to Each Party's Obligation to Close  . . . . . . . .   82
Section 8.2      Conditions of Obligations of Parent and the Purchaser   . . . .   82
Section 8.3      Conditions of Obligations of the Seller   . . . . . . . . . . .   84
Section 8.4      If Conditions Not Satisfied   . . . . . . . . . . . . . . . . .   85

                                   ARTICLE IX

                           Termination and Amendment

Section 9.1      Termination   . . . . . . . . . . . . . . . . . . . . . . . . .   85
Section 9.2      Effect of Termination   . . . . . . . . . . . . . . . . . . . .   86

                                                                                  Page
                                                                                  ----
                                   ARTICLE X

                                 Miscellaneous
Section 10.1     Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . .   87
Section 10.2     Extension; Waiver   . . . . . . . . . . . . . . . . . . . . . .   87
Section 10.3     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
Section 10.4     Interpretation  . . . . . . . . . . . . . . . . . . . . . . . .   88
Section 10.5     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .   88
Section 10.6     Entire Agreement; No Third Party Beneficiaries  . . . . . . . .   89
Section 10.7     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . .   89
Section 10.8     Specific Performance  . . . . . . . . . . . . . . . . . . . . .   89
Section 10.9     Broker's Fees   . . . . . . . . . . . . . . . . . . . . . . . .   89
Section 10.10    Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . .   89
Section 10.11    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .   89

                           GLOSSARY OF DEFINED TERMS


                                                                           Page
                                                                           ----
Acquired Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Acquired Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Acquired Intellectual Property  . . . . . . . . . . . . . . . . . . . . .    4
Allocation Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Audited Footwear Business Financial Statements  . . . . . . . . . . . . .   66
Bill of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Capezio License . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Capezio Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Carryback Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
Claim Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Closing Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Compensation and Benefit Plans  . . . . . . . . . . . . . . . . . . . . .   26
Competing Transaction . . . . . . . . . . . . . . . . . . . . . . . . . .   52
Competitive Business  . . . . . . . . . . . . . . . . . . . . . . . . . .   72
Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . .   67
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . .   46
Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Contracting Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . .   19
Conveyancing Agreements . . . . . . . . . . . . . . . . . . . . . . . . .   13
Copyrights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Corporate Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Deeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Delay Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Distribution Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .   71
Domestic Footwear Subsidiaries  . . . . . . . . . . . . . . . . . . . . .    6
Environmental Consultant  . . . . . . . . . . . . . . . . . . . . . . . .   56
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Environmental Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
Environmental Right . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Final Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Footwear Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Footwear Business Balance Sheet . . . . . . . . . . . . . . . . . . . . .   22
Footwear Business Financial Statements  . . . . . . . . . . . . . . . . .   22
Footwear Business Net Worth . . . . . . . . . . . . . . . . . . . . . . .   83

Footwear Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Footwear Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Foreign Footwear Subsidiaries . . . . . . . . . . . . . . . . . . . . . .    6
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
Identified Environmental Conditions . . . . . . . . . . . . . . . . . . .   56
Indemnification Cap . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
Indemnitee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Indemnitor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Independent Accounting Firm . . . . . . . . . . . . . . . . . . . . . . .   16
Intellectual Property Assignments . . . . . . . . . . . . . . . . . . . .   13
Interim Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
Material Adverse Effect on the Footwear Business  . . . . . . . . . . . .   18
Notice Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
Other Acquired Intellectual Property Licenses . . . . . . . . . . . . . .   13
Pappagallo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Parent Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . .   38
Parent SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Parent Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Parent's Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Phase I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Phase II Investigations . . . . . . . . . . . . . . . . . . . . . . . . .   56
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Purchaser Actuary . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Purchaser Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Purchaser Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . .   51
Purchaser Services  . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Purchaser Services Agreement  . . . . . . . . . . . . . . . . . . . . . .   54
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . .   68
Related to the Footwear Business  . . . . . . . . . . . . . . . . . . . .    3
Remedial Activities . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Remediation Estimate  . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Required Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Retained Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Retained Corporate Operations Assets  . . . . . . . . . . . . . . . . . .    7
Retained Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . .   11

Retained Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Return Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 338 Elections . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 338(h)(10) Election . . . . . . . . . . . . . . . . . . . . . . .   64
Section 338 Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Seller Actuary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Seller Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . .    2
Seller Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Seller Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Seller Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Seller Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   22
Seller Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Seller SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Seller Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Seller Services Agreement . . . . . . . . . . . . . . . . . . . . . . . .   54
Seller's Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
Severance Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Severance Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Target Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Third-Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
338(h) Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Transferred Employees . . . . . . . . . . . . . . . . . . . . . . . . . .   50
Transferred Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .    6
Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                            ASSET PURCHASE AGREEMENT


                 ASSET PURCHASE AGREEMENT, dated as of March 15, 1995, by and among Nine West Group Inc., a Delaware corporation ("Parent"), Footwear Acquisition Corp., a Delaware corporation (the "Purchaser"), and The United States Shoe Corporation, an Ohio corporation (the "Seller").

                 WHEREAS, Parent desires to acquire through the Purchaser all of the assets, properties and rights of every and all types whatsoever, whether real or personal, tangible or intangible, of the Seller and its Subsidiaries (as defined in Section 3.1) used primarily in, arising primarily from or related primarily to the manufacture, import, marketing, designing and wholesale and retail sale of footwear in the United States and abroad (the "Footwear Business") (all such assets other than the Retained Assets (as defined in Section 1.1(b)) being referred to as the "Acquired Assets"), and to assume the Assumed Liabilities (as defined in Section 1.2); and

                 WHEREAS, the Boards of Directors of each of the Seller, Parent and the Purchaser have authorized and approved by all requisite action the acquisition of the Acquired Assets and the assumption of the Assumed Liabilities by the Purchaser, subject to the terms, conditions and provisions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                        ASSETS TO BE PURCHASED AND SOLD

                 Section 1.1  Seller's Assets.

                          (a)  Acquired Assets.  On the Closing Date (as
defined in Section 2.1(a)) and subject to the terms and conditions of this Agreement, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser and the Purchaser shall purchase, pay for and accept from the Seller and its Subsidiaries all of the right, title and interest of the Seller and its Subsidiaries in all of the Acquired Assets held by the Seller or its Subsidiaries as of the Closing Date, including, without limitation, the following assets, properties and rights, in each case whether or not reflected or required to be reflected on the Footwear Business Balance Sheet (as defined in Section 3.5(a)), other than the Retained Assets:

                                  (i)  Acquired Facilities.  The headquarters
         building and related land located at One Eastwood Drive, Cincinnati, Ohio 45227-1197 and all of the other owned facilities Related to the Footwear Business (as defined below), whether owned by the Seller or any of its Subsidiaries, including a Transferred Subsidiary (as defined in Section 1.1(a)(x)), all of which are identified in Section 1.1(a)(i) of the disclosure schedule delivered by the Seller to Parent on the date hereof and attached hereto (the "Seller Disclosure Schedule") (collectively, the "Acquired Facilities"), including, without limitation, the following:

                                  (A)  all real estate upon which the Acquired
                 Facilities are situated;

                                  (B) any and all presently existing easements or licenses necessary or desirable in connection with the use of, or in order to maintain free access to, the Acquired Facilities, except for those easements or licenses identified in Section 1.1(a)(i) of the Seller Disclosure Schedule which cannot be assigned by the Seller or its Subsidiaries;

                                  (C)  all improvements constituting a part of
                 the Acquired Facilities; and

                                  (D)  all the fixed plant, machinery and
                 equipment and all other fixtures and fittings owned by the Seller or any of its Subsidiaries on the Closing Date and used in connection with any of the Acquired Facilities primarily in, arising primarily from or related primarily to the Footwear Business ("Related to the Footwear Business") (but not including the Retained Corporate Operations Assets (as defined in Section 1.1(b)(iv))).

                                  (ii)  Tangible Personal Property.  All
         moveable plant, machinery, equipment, computer hardware, furniture, fixtures, fittings, automobiles, trucks, tools and supplies, together with all other tangible personal property Related to the Footwear Business, other than the Retained Corporate Operations Assets.

                                  (iii)  Inventories.  All inventories of
         finished goods, work in progress, raw materials, service parts and supplies of the Footwear Business wherever located at the Closing Date, including, without limitation, such inventories:

                                  (A)  located at the Acquired Facilities;

                                  (B)  located at facilities or in departments
                 leased by Seller or any of its Subsidiaries Related to the Footwear Business;

                                  (C)  located on the premises of the Seller's
                 or any of its Subsidiaries' suppliers;

                                  (D)  in transit;

                                  (E)  located on the premises of the Seller's
                 or any of its Subsidiaries' warehouses; and

                                  (F)  located on the premises of public
                 warehouses.

                                  (iv)  Contracts.  All Contracts (as defined
         in Section 3.3(a)) and contract rights of the Seller or any of its Subsidiaries Related to the Footwear Business, including, without limitation, all Contracts set forth in Section 3.16 of the Seller Disclosure Schedule.

                                  (v)  Accounts and Notes Receivable.  All
         accounts and notes receivable of the Seller or any of its Subsidiaries Related to the Footwear Business other than accounts and notes receivable that are owed by the Seller or any of its Subsidiaries the capital stock of which will not be transferred to the Purchaser pursuant to Section 1.1(a)(x) (the "Retained Subsidiaries").

                                  (vi)  Intangible Acquired Assets.  All
         goodwill and other intangible assets of the Seller or any of its Subsidiaries Related to the Footwear Business, excluding the Capezio trademark/trade name (the "Capezio Name") and the U.S. Shoe and The United States Shoe Corporation trademarks/tradenames (the "Corporate Names"), but including, without limitation, and subject to existing licenses, the following intangible assets of an intellectual property nature (collectively, the "Acquired Intellectual Property"):

                                  (A)  all know-how, show-how, confidential or
                 proprietary technical information, trade secrets, designs, processes, computer software and data bases originating with the Seller or as a "work for hire" created for the Seller, research in progress, inventions and invention disclosures (whether patentable or unpatentable) and drawings, schematics, blueprints, flow sheets, designs and models, of any nature whatsoever;

                                  (B)  all copyrights, copyright registrations
                 and copyright applications (the "Copyrights");

                                  (C)  all patents, patent applications,
                 patents pending, patent disclosures on inventions and all patents issued upon said patent applications or based upon such disclosures (the "Patents"); and

                                  (D)  all registered and unregistered trade
                 names, trademarks, service marks, product designations, corporate names, trade dress, logos, slogans, designs and general intangibles of like nature, together with all registrations and recordings and all applications for registration therefor and all translations, adaptations, derivatives and combinations thereof, excluding the Capezio Name and the Corporate Names (the "Trademarks").

                                  (vii)  Permits, Licenses, Registrations, Etc.
         To the extent assignable, all consents, permits, licenses, orders, registrations, franchises, certificates, approvals or other similar rights from any federal, state or local regulatory agencies Related to the Footwear Business, including, without limitation, the Licenses (as defined in Section 3.14).

                                  (viii)  Books and Records.  All books and
         records of the Seller and its Subsidiaries Related to the Footwear Business, including, without limitation, customer lists, sales and other records, promotional material, oper- ating manuals and guidelines, software manuals and documentation, files, documents, papers, data stored in electronic, optical or magnetic form, agreements, books of account, Contracts, correspondence, plats, plans and drawings and specifications.

                                  (ix)  Security Deposits, Prepaid Expenses and
         Third Party Claims. All security deposits and prepaid expenses and other prepaid items made by the Seller or any of its Subsidiaries Related to the Footwear Business and all claims, causes of action and rights of recovery of the Seller and its Subsidiaries against third parties Related to the Footwear Business or arising from the operation of the Acquired Assets.

                                  (x)  Subsidiaries.  All of (A) the stock of
         each of the corporations set forth on Section 1.1(a)(x)(A) of the Seller Disclosure Schedule (the "Domestic Footwear Subsidiaries") and
         (B) the assets of each of the corporations set forth in Section 1.1(a)(x)(B) of the Seller Disclosure Schedule (the "Foreign Footwear Subsidiaries" and, together with the Domestic Subsidiaries, the "Footwear Subsidiaries"); provided, however, that the Purchaser shall have the right, in its sole discretion, to purchase directly all of such assets of the Foreign Footwear Subsidiaries or to indirectly acquire such assets through the purchase of all of the issued and outstanding shares of capital stock of any of the Foreign Footwear Subsidiaries (all Footwear Subsidiaries whose capital stock is so purchased by the Purchaser being referred to herein as the "Transferred Subsidiaries").

                                  (xi)  Severance Trusts.  All of the Seller's
         reversionary and other rights to the trusts (the "Severance Trusts") established under the Amended and Restated Severance Compensation Agreements (the "Severance Agreements") identified in Section 1.1(a)(xi) of the Seller Disclosure Schedule.

                                  (xii)  Other Acquired Assets.  Any and all
         other rights, properties, claims, contracts, businesses and assets of the Seller and its Subsidiaries of every kind, character and description, whether real, personal or mixed, whether accrued, contingent or otherwise, whether tangible or intangible, and wherever located Related to the Footwear Business, excluding the Retained Assets, but including, without limitation, all investments in securities reflected on the Footwear Business Balance Sheet or arising since January 28, 1995, other than marketable securities.

                          (b)  Retained Assets.   Notwithstanding anything
contained herein to the contrary, the Seller shall not sell, transfer, convey or deliver, or cause to be sold, transferred, conveyed or delivered, to the Purchaser, and the Purchaser shall not purchase from the Seller the following assets, properties, interests and rights of the Seller and/or of its Subsidiaries (the "Retained Assets"):

                                  (i)  Capezio Name.  The Capezio Name.

                                  (ii)  Books and Records.  All books and
         records of the Seller related to the other Retained Assets or the Retained Liabilities.

                                  (iii)  Tax Refunds.  All claims of the Seller
         or any of its Subsidiaries for refunds, credits, carrybacks or carryforwards in connection with any Taxes (as defined in Section 3.12(b)) for tax periods ending on or prior to the Closing Date and the proceeds thereof.

                                  (iv)  Corporate Operations Assets.  All
         property and equipment located on the Acquired Facilities used for the purpose of general corporate operations of the Seller as of the Closing Date described or listed in Section 1.1(b)(iv) of the Seller Disclosure Schedule (the "Retained Corporate Operations Assets").

                                  (v)  Retained License Agreements.  The
         License Agreements in respect of intellectual property of the Seller set forth in Section 1.1(b)(v) of the Seller Disclosure Schedule, and all rights and interests of the Seller in and to the payments and profits in respect thereof.

                                  (vi)  Cash and Cash Equivalents.  All cash
         and cash equivalents, such as bank deposits and marketable securities, other than cash on hand in the stores included in the Acquired Assets at the time of the Closing.

                                  (vii)  Accounts and Notes Receivable from
         Seller. All accounts and notes receivable of the Seller Related to the Footwear Business owed by the Seller or any of the Retained Subsidiaries.

                                  (viii) Non-Footwear Business Assets.  All of
         the assets, properties, interests and rights of the Seller and its Subsidiaries which are not Related to the Footwear Business.

                                  (ix)  Corporate Names.  The Corporate Names.

                 Section 1.2  Seller's Liabilities

                          (a)  Assumed Liabilities.  On and as of the Closing
Date and subject to the terms and conditions of this Agreement, the Purchaser shall assume and agree to pay, perform and discharge as and when due all of the liabilities and obligations of the Seller or the Footwear Subsidiaries Related to the Footwear Business, whether fixed, absolute or contingent, material or immaterial, matured or unmatured, as the same exist as of the Closing Date except for the Retained Liabilities (as defined in Section 1.2(b)) (collectively, the "Assumed Liabilities"), including but not limited to the following:

                                  (i)  current liabilities and obligations of
         the Seller and the Footwear Subsidiaries that are reflected or of a type reserved against on the Footwear Business Balance Sheet, to the extent such liabilities or obligations have not been paid or discharged prior to Closing Date, and such categories of current liabilities and obligations incurred in the ordinary course of the Footwear Business consistent with past practice since January 28, 1995, including, without limitation, all accounts payable, accrued expenses, trade obligations and notes payable Related to the Footwear Business (but excluding any accounts payable, trade obligations or notes payable which are owed to the Seller or to any of the Retained Subsidiaries), the self-insured portion of any workers' compensation, general liability or automobile liability claims, and any other liabilities or obligations against which reserves are provided on the Footwear Business Balance Sheet;

                                  (ii)  all capital commitments of the Seller
         and the Footwear Subsidiaries Relat-
         ed to the Footwear Business either identified in Section 1.2(a)(ii) of the Seller Disclosure Schedule or made in the ordinary course of business and not exceeding $25,000 individually or $100,000 for each month from the date hereof through the Closing Date in the aggregate;

                                  (iii)  all liabilities under employee benefit
         plans and arrangements of the Seller and the Footwear Subsidiaries set forth in Section 1.2(a)(iii) of the Seller Disclosure Schedule to the extent such liabilities relate to Transferred Employees (as defined in Section 6.6(a)) (except in the case of Section 1.2(a)(iii)(D)), including, but not limited to, the following:

                                  (A) all liabilities and obligations relating to the pay, benefits and any perquisites offered to the Transferred Employees;

                                  (B)  all liabilities and obligations arising
                 upon or after the Closing under the Severance Agreements and the other severance or termination agreements set forth in
                 Section 1.2(a)(iii) of the Seller Disclosure Schedule;

                                  (C)  all liabilities and obligations under
                 the Seller's Economic Bridge Program in effect on the date of this Agreement with respect to the Transferred Employees; and

                                  (D)  all liabilities and obligations to
                 provide to eligible current and former employees of the Footwear Business the retiree health and life benefits set forth in Section 3.8(e) of the Seller Disclosure Schedule and reflected or of a type reserved against on the Footwear Business Balance Sheet with respect thereto;

                                  (iv)  to the extent not otherwise
         constituting Retained Liabilities, all
         liabilities and obligations under or related to existing Licenses and Contracts which constitute Acquired Assets including, but not limited to, all liabilities and obligations under or related to retail store leases and other leases of real property by Seller or any of the Footwear Subsidiaries (as tenant) Related to the Footwear Business which constitute Acquired Assets;

                                  (v)  all liabilities and obligations Related
         to the Footwear Business arising from outstanding commitments (in the form of accepted purchase orders or otherwise) to sell products, or outstanding quotations, proposals or bids with respect to the sale of products;

                                  (vi)  all liabilities and obligations Related
         to the Footwear Business arising from outstanding commitments (in the form of issued purchase orders or otherwise), or outstanding quotations, proposals or bids, to purchase or acquire finished goods, raw materials, components, supplies or services;

                                  (vii)  all liabilities and obligations
         Related to the Footwear Business arising from any rights or claims of customers of the Footwear Business to return or exchange merchandise sold by the Footwear Business;

                                  (viii)  all liabilities and obligations of
         the Seller and the Footwear Subsidiaries in respect of the foreign exchange contracts and letters of credit Related to the Footwear Business set forth in Section 1.2(a)(viii) of the Seller Disclosure Schedule and those incurred in the ordinary course of the Footwear Business consistent with past practice from the date hereof to the Closing Date;

                                  (ix)  all other liabilities and obligations
         reflected or of a type reserved against on the Footwear Business Balance Sheet;

                                  (x)  all liabilities and obligations arising
         from or in connection with any litigation Related to the Footwear Business or arising from or alleged to have arisen from any actual or alleged injury to persons or property either as a result of the ownership, possession or use of any product manufactured or sold by the Footwear Business or of any violation of applicable law in the operation of the Footwear Business or related to, arising from or connected with Environmental Laws or Hazardous Materials (each as defined in Section 6.14(g)), including, without limitation, response costs under 42 U.S.C. Section 7601 et seq. or any state law or remediation expense; and

                                  (xi)  all other liabilities and obligations
         Related to the Footwear Business which are not Retained Liabilities.

                          (b)  Liabilities Not Assumed.  Notwithstanding
anything to the contrary contained in this Agreement, the Seller and its Subsidiaries (other than Transferred Subsidiaries) shall retain and neither Parent nor the Purchaser shall assume or in any manner become liable or responsible for any liability, obligation, commitment or expense of any kind, known or unknown, now existing or hereafter arising from the following (the "Retained Liabilities"): (i) any capital commitments of the Seller or its Subsidiaries undertaken prior to the Closing Date which have not been assumed by the Purchaser pursuant to Section 1.2(a)(ii); (ii)(A) any Taxes payable with respect to the sale of the Acquired Assets to the Purchaser, and (B) any Taxes payable with respect to the Acquired Assets or to the Seller's or its Subsidiaries' operations, assets or income for, or properly attributable to, any periods ending on or prior to the Closing Date (including, with respect to any taxable period that includes but does not end on the Closing Date, Taxes with respect to the portion of such period that includes and ends on the Closing Date calculated as if such taxable period ended at the consummation of the Closing on the Closing Date); (iii) expenses incurred in connection with the sale of the Acquired Assets pursuant to this Agreement or the other transactions contemplated hereby, including without limitation, the fees and expenses of the Seller's counsel, investment advisors and independent auditors;
(iv) the obligation to pay liquidated damages pursuant to Section 6.3(c); (v) any liabilities or obligations of the Seller or any of its Subsidiaries arising from or relating to the agreements listed in Section

1.2(b)(v) of the Seller Disclosure Schedule; and (vi) any liabilities or obligations of the Seller or its Subsidiaries not Related to the Footwear Business.

                          (c)  Releases.  At the Closing (as defined in Section
2.1(a)), the Seller shall deliver to the Purchaser releases, duly executed by all parties to the Contracts listed in Section 1.2(c) of the Seller Disclosure Schedule (the "Seller Encumbrances"), in form and substance satisfactory to the Purchaser, releasing Parent, the Purchaser and the Acquired Assets from all liabilities and obligations related thereto.


                                   ARTICLE II

                    CLOSING AND CLOSING DATE; PURCHASE PRICE

                 Section 2.1  The Closing.

                          (a)  Closing Date.  The closing of the transactions
contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, commencing at 9:00 A.M., local time, on May 15, 1995 or, if later, three business days following the date on which either Parent or the Seller shall have notified the other that all of the conditions set forth in Article VIII shall have been satisfied or waived (the "Closing Date"); provided, however, that, if the notified party can reasonably demonstrate that all of such conditions have not been satisfied or waived, the Closing shall take place three business days following the date on which such conditions have been satisfied or waived; provided, further, the parties may, by agreement in writing, change the Closing Date or place of the Closing to another date or place.

                          (b)  Closing Documents.

                                  (i)  Seller's Documents.  At or prior to the
         Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following documents (the "Seller Documents").

                                  (A)  executed and, if appropriate,
                 acknowledged deeds substantially in
                 the forms attached as Exhibit 2.1(b)(i)(A) hereto (the
                 "Deeds");

                                  (B)  executed and, if appropriate,
                 acknowledged patent, trademark, copyright and other intellectual property assignments in the forms attached as
                 Exhibit 2.1(b)(i)(B)(1) (the "Intellectual Property Assignments") conveying to the Purchaser the Acquired Intellectual Property, subject to retention by the Seller of perpetual non-exclusive licenses, each in the form attached hereto as Exhibit 2.1(b)(i)(B)(2) (collectively, the "Other Acquired Intellectual Property Licenses"), to continue current use in its businesses other than the Footwear Business of the Acquired Intellectual Property listed in Section 2.1(b)(i)(B) of the Seller Disclosure Schedule;

                                  (C) an executed Bill of Sale, Assignment and Assumption in the form attached as Exhibit 2.1(b)(i)(C) (the "Bill of Sale");

                                  (D) such other executed and, if appropriate, acknowledged sale, conveyance and transfer documents in form and substance reasonably satisfactory to Parent and its counsel in order effectively to vest in the Purchaser title to all of the Acquired Assets (all such documents, together with the Deeds, the Intellectual Property Assignments and the Bill of Sale, the "Conveyancing Agreements");

                                  (E)  copies of notices to and the consents
                 obtained from third parties under any Contract Related to the Footwear Business identified in Section 8.2(c) and Section 8.2(c) of the Seller Disclosure Schedule as a condition to the consummation of the transactions contemplated by this Agreement and any other consents obtained by the Seller prior to the Closing which are identified in Section 3.3(a) of the Seller Disclosure Schedule as necessary in connection with the transactions contemplated by this Agreement;

                                  (F)  an executed perpetual non-exclusive
                 license in the form attached hereto as Exhibit 2.1(b)(i)(F) (the "Capezio License") for the Purchaser to continue current use in the Footwear Business of the Capezio Name;

                                  (G)  a copy of the guaranty in the form
                 attached hereto as Exhibit 2.1(b)(i)(G), as executed by LensCrafters, Inc.;

                                  (H) copies of each of the Purchaser Services Agreement (as defined in Section 6.12(a)) and the Seller Services Agreement (as defined in Section 6.12(b)), in each case as executed by the Seller;

                                  (I) copies of each of the Interim Leases (as defined in Section 6.12(c)), in each case as executed by the Seller; and

                                  (J)  the various other documents otherwise
                 required by this Agreement to be delivered by the Seller or its Subsidiaries at or prior to the Closing.

                                  (ii)  Purchaser's Documents.  At the Closing,
         the Purchaser shall deliver or cause to be delivered to the Seller the following documents (the "Purchaser Documents"):

                                  (A)  the Conveyancing Agreements to which it
                 will become a party, in each case executed by the Purchaser;

                                  (B)  a copy of the Warrant Agreement in the
                 form attached hereto as Exhibit 2.1(b)(ii)(B) (the "Warrant Agreement") as executed by Parent and the certificate evidencing the warrants to be issued thereunder as provided for in Section 2.2(b);

                                  (C) the Other Acquired Intellectual Property Licenses, in each case executed by the Purchaser;

                                  (D) copies of each of the Purchaser Services Agreement and the Seller Services Agreement, in each case executed by the Purchaser;

                                  (E)  executed copies of each of the Interim
                 Leases, in each case executed by the Purchaser; and

                                  (F)  the various other documents otherwise
                 required by this Agreement to be delivered by the Purchaser at or prior to the Closing.

                 Section 2.2 Payment at the Closing. The consideration to be paid to the Seller on the Closing Date for the Acquired Assets shall be as follows:

                          (a)  Cash Purchase Price.  Parent shall pay or cause
to be paid to the Seller an amount equal to $560 million by wire transfer of immediately available funds to an account designated by the Seller (or other means acceptable to the Seller).

                          (b)  Warrants.  Parent shall issue to the Seller
warrants to purchase an aggregate of 3,700,000 shares of common stock, par value $.01 per share (the "Parent Common Stock"), of Parent (the "Parent Warrants") pursuant to the Warrant Agreement.

                          (c)  Assumed Liabilities.  On the Closing Date, the
Purchaser shall assume the Assumed Liabilities.

                          (d)  Severance Trusts.  Parent shall pay or cause to
be paid to the Seller the aggregate amount of cash payments made by the Seller to fund the Severance Trusts, reduced by the amount of any reversions to the Seller from the Severance Trusts on or prior to the Closing Date, all as certified as of the Closing Date by the Chief Financial Officer of the Seller and in any event not to exceed $6,100,000.

                 Section 2.3  Post-Closing Adjustment.

                          (a)  Within 45 days following the Closing Date, the
Purchaser shall provide to the Seller an unaudited combined balance sheet of the Footwear Business as of the Closing Date, but without giving effect to the Closing, prepared in accordance with United States generally accepted accounting principles and on a basis consistent with the Footwear Business Balance Sheet (the "Closing Balance Sheet"). The Seller shall cooperate fully in good faith with the Purchaser in the preparation of the Closing Balance Sheet, such cooperation to include, without limitation, full access to the books and records of the Seller Related to the Footwear Business for such purpose.

                          (b)  The Seller shall have 25 days following receipt
of the Closing Balance Sheet to notify the Purchaser of any dispute with the Closing Balance Sheet. In order to facilitate the Seller's review of the Closing Balance Sheet, the Purchaser shall cooperate fully in good faith with the Seller, such cooperation to include, without limitation, full access to the Purchaser's work papers relating to the Closing Balance Sheet. If the Seller fails to notify the Purchaser of any such dispute within such 25-day period, or, prior to the expiration thereof, notifies the Purchaser in writing that no such dispute exists, the Closing Balance Sheet shall be deemed to be the "Final Balance Sheet." In the event that the Seller shall so notify the Purchaser of any dispute, the Seller and the Purchaser shall cooperate in good faith to resolve such dispute as promptly as practicable. In the event that the Seller and the Purchaser are unable to resolve any such dispute within 20 days of the Seller's delivery of such notice, such dispute shall be resolved by the New York office of KPMG Peat Marwick or another accounting firm acceptable to the Seller and the Purchaser (the "Independent Accounting Firm"), with any fees being paid 50% by the Seller and 50% by the Purchaser. The determination of the Independent Accounting Firm shall be final and binding. The Closing Balance Sheet, as it may be modified by resolution of any disputes by the Seller and the Purchaser or by the Independent Accounting Firm pursuant hereto, shall be the "Final Bal-ance Sheet."

                          (c)  In the event that the Closing Net Worth (as
defined below) as reflected on the Final Balance Sheet is less than $247.8 million (the "Required Net Worth"), then the Seller shall transfer to the Purchaser a cash amount equal to the amount by which the Closing Net Worth is less than the Required Net Worth. In the event that the Closing Net Worth is more than the Required Net Worth, then the Purchaser shall transfer to the Seller a cash amount equal to the amount by which the Closing Net Worth is more than the Required Net Worth. Such transfers shall be made to the account designated in writing for such purpose within two business days after delivery of the Final Balance Sheet by wire transfer in immediately available funds of the amount of such differences as determined pursuant to the preceding sentences, together with interest thereon from the Closing Date to the date of payment calculated based on the thirty-day AA composite commercial paper rate (as last published by the Federal Reserve prior to the Closing Date). For purposes of this Section 2.3, "Closing Net Worth" shall equal the amount, determined pursuant to this Section 2.3, by which the total Acquired Assets on the Final Balance Sheet (excluding for such purposes the rights relating to the Severance Trusts), plus the cash on hand in the stores included in the Acquired Assets at the time of the Closing, exceed the total Assumed Liabilities on the Final Balance Sheet.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                 The Seller represents and warrants to Parent and the Purchaser as follows:

                 Section 3.1  Organization; Subsidiaries.

                          (a)  Each of the Seller and the Footwear Subsidiaries
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a "material adverse effect on the Footwear Business" (as defined below). The Seller and each of the Footwear Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Footwear Business. The Seller has heretofore made available to Parent a complete and correct copy of the charter and regulations or comparable organizational documents, each as amended to date, of the Seller and each Footwear Subsidiary. Such charters and regulations are in full force and effect. Neither the Seller nor any of the Footwear Subsidiaries is in violation of any provision of its charter, regulations or comparable organizational documents, except for such violations that would not, individually or in the aggregate, have a material adverse effect on the Footwear Business.

                          (b)  Schedule 1.1(a)(x) of the Seller Disclosure
Schedule sets forth for each Footwear Subsidiary (i) the jurisdiction of its incorporation, (ii) the number of shares of its authorized capital stock, (iii) the number of shares of its capital stock which are issued and outstanding, and
(iv) the names of all record holders of such issued and outstanding shares (indicating the number of shares owned). Except for the Footwear Subsidiaries, neither the Seller nor any of its Subsidiaries has any direct or indirect equity interest in any corporation, partnership or other entity Related to the Footwear Business. All of the outstanding shares of capital stock of each Footwear Subsidiary have been validly issued and are fully paid and nonassessable, and such shares are owned by the Seller or its nominees free and clear of any liens, claims, charges, security interests, encumbrances or other rights of third parties ("Liens"). Upon consummation of the transactions contemplated hereby, the Purchaser will acquire all of the Seller's and its nominees' interests in the outstanding shares of capital stock of each Transferred Subsidiary, free and clear of any adverse claims (within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of New York).

                          (c)  For purposes of this Agreement, (i) the term
"Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (B) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, and (ii) any reference to any event, change or effect having a "material adverse effect on the Footwear Business" means such event, change or effect which is materially adverse to (A) the business, properties, assets, results of operations or financial condition of the Footwear Business, taken as a whole, or (B) the ability of the Seller or any of its Subsidiaries to consummate the transactions contemplated hereby.

                 Section 3.2 Authority. Each of the Seller and each of its Subsidiaries which will be a party to any of the Seller Documents (each such Subsidiary, a "Contracting Subsidiary"), has the requisite corporate power and authority to execute and deliver this Agreement and the Seller Documents (to the extent it will be a party thereto) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Seller Documents by the Seller and each Contracting Subsidiary and the consummation by the Seller and each Contracting Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by the respective Boards of Directors of the Seller and each Contracting Subsidiary (to the extent it will be a party thereto), and no other corporate proceedings on the part of the Seller and any Contracting Subsidiary are necessary to authorize this Agreement and the Seller Documents (to the extent it will be a party thereto), or to consummate the transactions so contemplated. This Agreement has been and each of the Seller Documents will be duly executed and delivered by the Seller and each Contracting Subsidiary (to the extent it will be a party thereto) and constitutes or (to the extent such agreement is not being entered into as of the date hereof) will constitute a valid and binding obligation of each of the Seller and each Contracting Subsidiary (to the extent it is or will be a party thereto), enforceable against it in accordance with its terms.

                 Section 3.3  Consents and Approvals; No Violations.

                          (a)  Except as set forth in Section 3.3(a) of the
Seller Disclosure Schedule, and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the execution, delivery or performance of this Agreement or the Seller Documents by the Seller or any Contracting Subsidiary (to the extent it is or will be a party thereto), or the consummation by the Seller or any Contracting Subsidiary (to the extent it is or will be a party thereto) of the transactions contemplated hereby or thereby and compliance by the Seller or any Contracting Subsidiary (to the extent it is or will be a party thereto) with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provisions of the charter or regulations or comparable organizational documents of the Seller or of any of the Contracting Subsidiaries or the Footwear Subsidiaries, (ii) require any filing by the Seller or any of the Contracting Subsidiaries or the Footwear Subsidiaries with, or any permit, authorization, consent or approval to be obtained by the Seller or any of the Contracting Subsidiaries or the Footwear Subsidiaries of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission whether domestic or foreign (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Footwear Business), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Lien on any of the Acquired Assets pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, franchise, permit, concession or other instrument, obligation, understanding, commitment or other arrangement to which the Seller or any of the Contracting Subsidiaries or the Footwear Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected (each, a "Contract"), (iv) result in the triggering of any right of first refusal or other right under any stockholder, partnership or joint venture agreement to which the Seller or any of the Contracting Subsidiaries or the Footwear Subsidiaries is a party and which relates to any Acquired Assets, or (v) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to the Seller or any of the Contracting Subsidiaries or the Footwear Subsidiaries, except, in the case of clauses (iii) and (v), for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Footwear Business.

                          (b)  Except as set forth in Section 3.3(b) of the
Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is in conflict with, or in default or violation of, any Contract, except for any such conflicts, defaults or violations which have not had and are not likely to have a material adverse effect on the Footwear Business.

                 Section 3.4 SEC Reports and Financial Statements. The Seller has timely filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent true and complete copies of, all forms, reports and documents required to be filed by it since January 1, 1992 under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as such documents have been amended since the time of their filing, collectively, the "Seller SEC Documents"). The Seller SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, in respect of the Footwear Business (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the

Securities Act or the Exchange Act, as the case may be. The consolidated financial statements of the Seller included in the Seller SEC Documents (including the notes and schedules thereto, the "Seller Financial Statements"), in respect of the Footwear Business comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of the Seller and its consolidated Subsidiaries as at the dates thereof in respect of the Footwear Business and the consolidated results of their operations and cash flows for the periods then ended in respect of the Footwear Business.

                 Section 3.5  Footwear Business Financial Statements.

                          (a)  The unaudited combined balance sheets of the
Footwear Business at January 29, 1994 and at January 28, 1995 and the unaudited combined statement of operations and cash flows for the one-year period ended January 28, 1995 included in Section 3.5(a) of the Seller Disclosure Schedule (the "Footwear Business Financial Statements") have been prepared in accordance with United States generally accepted accounting principles on a basis consistent with the Seller Financial Statements referred to in Section 3.4, and fairly present in all material respects (subject to normal audit adjustments) the financial position of the Footwear Business at the respective dates thereof and the combined results of operations and cash flows of the Footwear Business for the periods then ended. The balance sheet of the Footwear Business at January 28, 1995 included in Section 3.5(a) of the Seller Disclosure Schedule (the "Footwear Business Balance Sheet") fairly presents in all material respects (subject to normal audit adjustments) the combined financial position of the Footwear Business as of January 28, 1995, except for the exclusion therefrom of any assets not constituting Acquired Assets and any liabilities not constituting Assumed Liabilities.

                          (b)  All notes and accounts receivable constituting
Acquired Assets have arisen from bona fide transactions in the ordinary course of the Footwear Business consistent with past practice. All notes and accounts receivable constituting Acquired Assets are properly reflected in accordance with generally accepted accounting principles on the Footwear Business Balance Sheet (other than notes and accounts receivable arising in the ordinary course of the Footwear Business consistent with past practice since January 28, 1995, which would not, in the aggregate, have a material adverse effect on the Footwear Business).

                          (c)  There are no outstanding intercompany payables,
receivables, loans, cash overdrafts, advances and other similar accounts between the Footwear Business, on the one hand, and the Seller and its Subsidiaries (other than the Transferred Subsidiaries), on the other hand.

                 Section 3.6  Title to Acquired Assets; Inventories.

                          (a)  Except as set forth in Section 3.6(a) of the
Seller Disclosure Schedule, the Seller directly or indirectly owns or has a valid leasehold interest in the Acquired Assets, free and clear of any Liens, except for Permitted Liens (as defined below), the Seller Encumbrances and as may be reflected in the Footwear Business Balance Sheet. At the Closing, the Purchaser will, directly or indirectly, acquire good and marketable title to, or a valid leasehold interest in, the Acquired Assets, free and clear of any Liens, including, without limitation, the Seller Encumbrances, except for Permitted Liens. On the Closing Date, the Acquired Assets will include the assets reflected on the Footwear Business Balance Sheet and the capital stock interests in any Transferred Subsidiary, as such may have changed since the date of the Footwear Business Balance Sheet consistent with the provisions of this Agreement, but in any event shall include all of the Seller's direct and indirect right, title and interest in, and any assets then used in connection with the Footwear Business, other than the Retained Assets. All of the buildings and material tangible personal property owned or leased by the Seller and its Subsidiaries that are included in the Acquired Assets are in good working condition (normal wear and tear excepted) and are suitable in all material respects for the purposes for which they were being used.

                          (b)  Section 1.1(a) of the Seller Disclosure Schedule
contains a complete and accurate list of all of the Acquired Facilities. At the Closing, (i) the Purchaser will acquire good and marketable title in fee simple to the Acquired Facilities, other than those owned by the Transferred Subsidiaries, free and clear of all Liens, and (ii) the Transferred Subsidiaries will have good and marketable title in fee simple to the Acquired Facilities owned by them free and clear of all Liens.

                          (c)  The inventories included in the Footwear
Business consist, and on the Closing Date will consist, of items of a quantity and quality historically useable or saleable in the ordinary course of the Footwear Business consistent with past practice. The inventories included in the Footwear Business are reflected on the Footwear Business Balance Sheet and in the books and records of the Seller in accordance with generally accepted accounting principles applied on a basis consistent with past practice, with inventory recorded at a lower of cost (determined on a LIFO basis) or market.

                          (d)  Except as set forth in Section 3.6(d) of the
Seller Disclosure Schedule, on the Closing Date neither the Seller nor any of the Retained Subsidiaries will use in the conduct of its business or own or have rights to use any assets or property, whether tangible, intangible or mixed, which are also used in the conduct of the Footwear Business. Except as contemplated in Section 6.13, immediately following the Closing neither the Seller nor any of its Subsidiaries will be a party to any material agreement, arrangement or understanding with the Footwear Business (other than the Conveyancing Agreements), including, without limitation, any material Contract, providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, the Footwear Business or pursuant to which the Footwear Business may have any obligation or liability.

                          (e)  For the purposes of this Agreement, "Permitted
Liens" means Liens for (i) Taxes not yet due and payable, (ii) workmen's, repairmen's or other similar Liens imposed by law but not yet asserted arising or incurred in the ordinary course of business in respect of obligations which are not overdue, (iii) minor title defects, easements, encroachments or encumbrances which do not materially impair the value or continued use of the property to which they relate, assuming that the property is used on the same basis as such property is currently being used, (iv) retention of title agreements with suppliers entered into in the ordinary course of business consistent with past practice, and (v) Liens listed in Section 3.6(e) of the Seller Disclosure Schedule.

                 Section 3.7 Litigation. Except as set forth in Section 3.7(a) of the Seller Disclosure Schedule, there is no suit, claim, action, proceeding or, to the Seller's knowledge (as defined below) investigation pending or threatened, against the Seller or any of its Subsidiaries before any Governmental Entity Related to the Footwear Business or related to the transactions contemplated by this Agreement. Except as disclosed in Section 3.7(b) of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree, domestic or foreign, Related to the Footwear Business or related to the transactions contemplated by this Agreement. For the purposes of this Agreement, "Seller's Knowledge" shall mean the actual knowledge, after reasonable inquiry, of the officers of the Seller listed in Section 3.7(c) of the Seller Disclosure Schedule.

                 Section 3.8  Employee Benefits.

                          (a)  Section 3.8(a) of the Seller Disclosure Schedule
contains a list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, other material employee benefit plans and any applicable "change of control" or similar provisions in any plan, contract or arrangement which are or have been maintained by the Seller or any of its Subsidiaries and which cover active employees or former employees of the Footwear Business (the "Seller Employees"), including, without limitation, any such individuals who are employees of any entity which together with the Seller would be considered a "single" employer within the meaning of Section 4001 of

Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate"), and all other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) which are or have been maintained by the Seller or any of its Subsidiaries and which cover Seller Employees, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the ERISA, other than government plans (collectively, the "Compensation and Benefit Plans"). True and complete copies of all the Compensation and Benefit Plans, including any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto have been made available to Parent.

                          (b)  Except as set forth in Section 3.8(b) of the
Seller Disclosure Schedule, each of the Compensation and Benefit Plans has been operated and administered in all material respects in compliance with its terms and applicable law, including but not limited to ERISA. Except as set forth in
Section 3.8(b) of the Seller Disclosure Schedule, each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
Section 401(a) of the Code, has received a favorable determination letter from the United States Internal Revenue Service (the "Service"), and the Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Seller nor any ERISA Affiliate has engaged in a transaction with respect to any Compensation and Benefit Plan that could subject the Seller or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a material adverse effect on the Seller. Neither the Seller nor any ERISA Affiliate has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA).

                          (c)  No liability under Subtitles C or D of Title IV
of ERISA has been or to Seller's Knowledge will be incurred by the Seller or any ERISA Affiliate with respect to any ongoing, frozen or terminated Compensation and Benefit Plan, currently or formerly maintained by any of them.

                          (d)  Full payment has been made, or will be made in
accordance with Section 404(a)(6) of the Code, of all amounts which the Seller or any ERISA Affiliate is required to pay under the terms of each Compensation and Benefit Plan as of the last day of the most recent plan year ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by the Seller prior to the Closing Date. No Pension Plan or any trust established thereunder has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Seller nor any ERISA Affiliate has provided, or is required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code.

                          (e)  Neither the Seller nor any of its Subsidiaries
has any obligations for severance or retiree health and life benefits under any Compensation and Benefit Plan, except for such benefits and amounts as set forth in Section 3.8(e) of the Seller Disclosure Schedule.

                          (f)  Except as set forth in Section 3.8(f) of the
Seller Disclosure Schedule, the Seller and its Subsidiaries have no unfunded liabilities in an amount which would have a material adverse effect on the Seller with respect to any Compensation and Benefit Plan which covers foreign Seller Employees.

                          (g)  Except as set forth in Section 3.8(g) of the
Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement or in the Conveyancing Agreements will not (i) entitle any current or former employee or officer of the Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due or other benefits granted to any such employee or officer. Except as set forth in Section 3.8(g) of the Seller Disclosure Schedule, no payment which will or may be made by the Seller or any ERISA Affiliate to any Seller Employee or any agent of the Footwear Business will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                          (h)  There are no pending, threatened or anticipated
claims by or on behalf of any Compensation and Benefit Plan, by any employee or beneficiary covered under any such Compensation and Benefit Plan, or otherwise involving any such Compensation and Benefit Plan (other than routine claims for benefits).

                          (i)  Under each Compensation and Benefit Plan which
is a single employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA, as determined on the basis of the actuarial assumptions contained in such plan's most recent actuarial valuation, did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

                 Section 3.9 Absence of Undisclosed Liabilities. Except as set forth in Section 3.9 of the Seller Disclosure Schedule or as contemplated by this Agreement, neither the Seller nor any of its Subsidiaries had at January 28, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which would be Assumed Liabilities, except liabilities, obligations or contingencies (i) which were accrued or reserved against in the Seller Financial Statements, or as to the Footwear Business on the Footwear Business Balance Sheet, or (ii) which were incurred after January 28, 1995 in the ordinary course of the Footwear Business consistent with past practice and which would not, in the aggregate, have a material adverse effect on the Footwear Business or which have been discharged or paid in full prior to the date hereof.

                 Section 3.10 Absence of Certain Changes or Events; Material Agreements. Since January 29, 1994, the Seller and its Subsidiaries have conducted the Footwear Business only in the ordinary course of business consistent with past practice, except as set forth in Section 3.10 of the Seller Disclosure Schedule, and there has not been any change or development, or combination of changes or developments, which individually or in the aggregate have a material adverse effect on the Footwear Business.

                 Section 3.11  No Violation of Law.  Except as set forth in
Section 3.11 of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is in conflict with, or in default or violation of, or, to the Seller's Knowledge, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law (as defined in Section 6.14) of any Governmental Entity, except for violations which do not relate to the Footwear Business or which, in the aggregate, do not have a material adverse effect on the Footwear Business.

                 Section 3.12  Taxes.

                          (a)  Except as set forth in Section 3.12 of the
Seller Disclosure Schedule and only to the extent Related to the Footwear
Business:

                                  (i)  the Seller and the Footwear Subsidiaries
         have (x) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as defined below) required to be filed by them on or prior to the date hereof, except where any failure to file such Tax Returns would not have a material adverse effect on the Footwear Business or the Acquired Assets, taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (y) duly paid in full or made provision in accordance with generally accepted accounting principles (or there has been paid or provision has been made on their behalf) for the payment of (I) all material Taxes shown to be due on such Tax Returns and (II) all deficiencies and assessments of Taxes of which written notice has (or by the Closing Date will have) been received by the Seller or any Footwear Subsidiary that are or may become payable by the Footwear Subsidiaries or chargeable as a lien upon the Acquired Assets;

                                  (ii)  the Seller and the Footwear
         Subsidiaries have established (and until the Closing will establish) on their books and records reserves in compliance with generally accepted accounting principles for the payment of all Taxes for which they will be required to file Tax Returns and which are not yet due and payable;

                                  (iii)  there are no Liens for Taxes upon any
         of the Acquired Assets, except for Liens for Taxes not yet due;

                                  (iv)  neither the Seller nor any of the
         Footwear Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which, in each case, is reasonably likely to have a material adverse effect on the Footwear Business;

                                  (v)  the Seller and the Footwear Subsidiaries
         have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limita- tion, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws;

                                  (vi)  no federal, state, local or foreign
         audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Footwear Subsidiaries, and none of the Footwear Subsidiaries has received a written notice of any pending audits or proceedings;

                                  (vii)  the federal income Tax Returns of the
         Footwear Subsidiaries have been examined by the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including January 31, 1987, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid;

                                  (viii)  there are no outstanding requests,
         agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Footwear Subsidiaries, and no power of attorney granted by either the Seller or any of its Subsidiaries with respect to any Taxes of any Footwear Subsidiary is currently in force; and

                                  (ix)  neither the Seller nor any of the
         Footwear Subsidiaries has, with regard to any Acquired Assets, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Seller or any of the Footwear Subsidiaries.

                          (b)  "Taxes" shall mean any and all taxes, charges,
fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer, gains and recording taxes, fees and charges, imposed by the Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                          (c)  The representations and warranties set forth in
Section 3.12(a) are not applicable with respect to matters constituting a breach of such representations and warranties unless and until, as a result of such breach:

                               (i) the Acquired Assets are made subject to Tax
                                   Liens;

                              (ii) the Purchaser is made liable for Taxes; or

                             (iii) the payment of Taxes is sought from any of
                                   the Transferred Subsidiaries.

                 Section 3.13  Labor Controversies.  Except as set forth in
Section 3.13 of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other under- standing with a labor union or labor organization Related to the Footwear Business or related to its employees. Except as set forth in Section 3.7(a) to the Seller Disclosure Schedule, as of the date hereof, there are no material controversies pending or, to the Seller's Knowledge, threatened between the Seller or any of its Subsidiaries and any of their respective employees, and, to the Seller's Knowledge, as of the date hereof, there are no organizational efforts presently being made involving any of the employees of the Seller or any of its Subsidiaries, in each case Related to the Footwear Business or related to its employees. Except as set forth in Section 3.13 of the Seller Disclosure Schedule, the Seller and its Subsidiaries have complied in all material respects with all laws relating to wages, hours, collective bargaining, and the payment of social security and similar Taxes with respect to the Footwear Business, and, as of the date hereof, no person has, to the Seller's Knowledge, asserted that the Seller or any of its Subsidiaries is liable in any material amount with respect to the Footwear Business for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                 Section 3.14 Licenses. Section 3.14 of the Seller Disclosure Schedule sets forth a list of all permits, licenses, waivers and authorizations (collectively, "Licenses") which are necessary for the Footwear Business to conduct its business in the manner in which it is presently being conducted, other than any Licenses the failure of which to have would not, individually or in the aggregate, have a material adverse effect on the Footwear Business. Except for those Licenses identified in Section 3.14 of the Seller Disclosure Schedule and, to the extent that in connection with the transfer of any License the Purchaser is required to execute any documents or take any other actions in order to secure the transfer and assignment of such License, except where the Purchaser fails to execute such documents or take such actions, the Seller has, and as of the Closing Date the Purchaser will acquire, all of the Licenses. To the Seller's Knowledge, no event has occurred or other fact exists with respect to the Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination of any of the Licenses or would result in any other impairment of the rights of the holder of any of the Licenses. The Seller and its Subsidiaries have duly performed their respective obligations under the Licenses in all material respects. There is not pending or, to the Seller's Knowledge, threatened, any application, petition, objection or other pleading with any Governmental Entity which challenges or questions the validity of or any rights of the holder under any License.

                 Section 3.15  Intellectual Property.

                          (a)  Section 3.15(a) of the Seller Disclosure
Schedule contains a complete and accurate list of all of the Acquired Intellectual Property, other than Acquired Intellectual Property as described in Section 1.1(a)(vi)(A). Except as set forth in Section 3.15(a) of the Seller Disclosure Schedule, the Seller and its Subsidiaries own all right, title and interest in and to, or hold valid licenses, if any, from third parties for, all of the Acquired Intellectual Property.

                          (b)  Except as set forth in Section 3.15(b) of the
Seller Disclosure Schedule, the Seller and its Subsidiaries have not, as of and since the date upon which they acquired any of the Acquired Intellectual

Property, (i) transferred, conveyed, sold, assigned, pledged, mortgaged or granted a security interest in any of the Acquired Intellectual Property to any third party, (ii) entered into any license, franchise or other agreement with respect to any of the Acquired Intellectual Property with any third person, or
(iii) otherwise encumbered any of the Acquired Intellectual Property. The Seller and its Subsidiaries have maintained and enforced the Acquired Intellectual Property in accordance with their customary practices in order to safeguard the secrecy of all the Acquired Intellectual Property that are considered to be trade secrets.

                          (c)  The conduct of the Footwear Business by the
Seller and its Subsidiaries as currently conducted does not, to the Seller's knowledge, conflict or infringe in any way with any intellectual property right of any third party that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Footwear Business, and there is no claim, suit, action or proceeding pending or to the Seller's Knowledge threatened against the Seller or any of its Subsidiaries (i) alleging that use of the Acquired Intellectual Property or any intellectual property licenses included in the Acquired Assets by the Seller or any of its Subsidiaries conflicts or infringes in any way with any third party's intellectual property rights, or (ii) challenging the Seller's or its Subsidiaries' ownership of or right to use or the validity of any Acquired Intellectual Property. To the Seller's Knowledge, there are no conflicts or infringements by any third party of any of the Acquired Intellectual Property owned by or licensed by or to the Seller or any of its Subsidiaries.

                          (d)  Each Copyright registration, Patent and
Trademark registration and each application therefor listed in Section 3.15(a) of the Seller Disclosure Schedule is valid, subsisting and in proper form, and has been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. Except as set forth in Section 3.15(d) of the Seller Disclosure Schedule, there have been no failures in complying with such requirements and no Copyright, Patent or Trademark has lapsed and there has been no cancellation or abandonment thereof.

                          (e)  Neither the Seller, nor to the Seller's
Knowledge, has any other person granted any release, covenant not to sue, or non-assertion assurance or entered into any indemnification or settlement agreement with any person with respect to any part of the Acquired Intellectual Property or intellectual property licenses included in the Acquired Assets.

                 Section 3.16  Material Contracts.  Except as disclosed in
Section 3.16 of the Seller Disclosure Schedule, as of the date hereof, neither the Seller nor any of its Subsidiaries is a party to any Contract Related to the Footwear Business: (a) to undertake capital expenditures or to acquire any property in an aggregate amount exceeding $100,000; (b) to loan money or to extend credit in an amount greater than $100,000 to any person or group of related persons; (c) involving rebates, sales, advertising or other allowances with customers in an amount of more than $100,000 per year; (d) which would restrict the Footwear Business from carrying on any business anywhere in the world or which would restrict the products or services which the Footwear Business may sell or the customers to whom the Footwear Business may sell; (e) involving any indebtedness, obligation or liability for borrowed money or the guaranty of any such indebtedness, obligation or liability in an amount greater than $100,000; (f) involving the provision of goods or services having annual aggregate payments in excess of $100,000 and which is not terminable by the Seller or one of its Subsidiaries without penalty upon notice of ninety days or less; (g) involving employment, consulting, compensation or severance obligations; (h) involving any lease of personal property having annual payments in excess of $100,000 and which is not terminable by the Seller or one of its Subsidiaries without penalty upon notice of ninety days or less; (i) involving any lease of real property; (j) involving any license of intellectual property by or to the Footwear Business; (k) which relates to the sale of finished goods and which is being performed by the Footwear Business at a loss; or (l) which is material to the Footwear Business. Except as set forth in
Section 3.16 of the Seller Disclosure Schedule, the consummation of the transactions contemplated hereby or in the Conveyancing Agreements will not impair any of the Footwear Business' rights under any such Contract whether oral or written and, to the Seller's knowledge, all such Contracts constitute valid and bind-ing obligations of the parties thereto. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, there is no breach or violation of, or default under any such Contract, and no event has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, prepayment or acceleration under any such Contract.

                 Section 3.17 Insurance. Set forth in Section 3.17 of the Seller Disclosure Schedule is a list of all policies of liability, fire, automobile, property, business interruption and other forms of insurance covering the Footwear Business or the Acquired Assets, all of which are valid and enforceable and in full force and effect.

                 Section 3.18 Parent Securities. The Seller acknowledges that it is acquiring the Parent Warrants without registration under the Securities Act.

                 Section 3.19 Disclosure. None of the representations or warranties of the Seller contained in this Article III and none of the information contained in the Seller Disclosure Schedule, to the Seller's Knowledge, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

                 Parent and the Purchaser jointly and severally represent and warrant to the Seller as follows:

                 Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a "material adverse effect on Parent" (as defined below). Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Parent. Parent has heretofore made available to the Seller a complete and correct copy of the charter and by-laws, each as amended to date, of Parent and the Purchaser. Such charters and by-laws are in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any provision of its charter, by-laws or comparable organizational documents, except for such violations that would not, individually or in the aggregate, have a material adverse effect on Parent. As used in this Agreement, any reference to any event, change or effect having a "material adverse effect on Parent" means such event, change or effect which is materially adverse to (A) the business, properties, assets, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, or (B) the ability of Parent and the Purchaser to consummate the transactions contemplated hereby.

                 Section 4.2 Capitalization. As of the date hereof, the authorized capital stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock of which, as of December 31, 1994, 34,608,545 shares were issued and outstanding and no shares were held in treasury, and (ii) 25,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding or held in treasury. Since December 31, 1994 and prior to the date hereof, no shares of Parent Common Stock have been issued except issuances of shares upon exercise of employee stock options. All the outstanding shares of Parent's capital stock are, and all of (i) the Parent Warrants which are to be issued pursuant to this Agreement and (ii) the shares of Parent Common Stock which will be issuable upon exercise of the Parent Warrants will be, when issued in accordance with the terms of this Agreement, in the case of the Parent Warrants, and the Warrant Agreement or the terms of the Parent Warrants, in the case of the shares of Parent Common Stock which will be issuable upon exercise of the Parent Warrants, duly authorized, validly issued, fully paid and non-assessable and free of any Liens (except Permitted Liens) and any preemptive rights in respect thereto.

                 Section 4.3 Authority. Each of Parent and the Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Purchaser Documents (to the extent it will be a party thereto) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Purchaser Documents by Parent and the Purchaser (to the extent it will be a party thereto) and the consummation by Parent and the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Parent and the Purchaser and no other corporate proceedings on the part of Parent and the Purchaser are necessary to authorize this Agreement and the Purchaser Documents (to the extent it will be a party thereto) or for Parent and the Purchaser to consummate the transactions so contemplated. This Agreement has been, and each of the Purchaser Documents will be, duly executed and delivered by Parent and the Purchaser (to the extent it will be a party thereto) and constitutes or (to the extent such agreement is not being entered into as of the date hereof) will constitute a valid and binding obligation of Parent and the Purchaser, enforceable against Parent and the Purchaser in accordance with its terms.

                 Section 4.4  Consents and Approvals; No Violations.

                          (a)  Except as set forth in Section 4.4(a) of the
disclosure schedule delivered by Parent to the Seller on or prior to the date hereof (the "Parent Disclosure Schedule"), and except for such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, neither the execution, delivery or performance of this Agreement by Parent or the Purchaser nor the consummation by either of them of the transactions contemplated hereby or by the Purchaser Documents nor compliance by Parent or the Purchaser with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the charter or by-laws of Parent or the Purchaser, (ii) require any filing by Parent or its Subsidiaries with, or any permit, authorization, consent or approval of, any Governmental Entity to be obtained by

Parent or its Subsidiaries (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Parent), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, franchise, permit, concession or other instrument, obligation, understanding, commitment or other arrangement to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, or (iv) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries, except, in the case of clauses
(iii) or (iv), for violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Parent.

                          (b)  Except as set forth in Section 4.4(b) of the
Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, any note, bond, mortgage, indenture, lease, license, contract, agreement, franchise, permit, concession or other instrument, obligation, understanding, commitment or other arrangement to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, except for any such conflicts, defaults or violations which have not had and are not likely to have a material adverse effect on Parent.

                 Section 4.5 SEC Reports and Financial Statements. Parent has timely filed with the SEC, and has heretofore made available to the Seller true and complete copies of, all forms, reports and other documents required to be filed by it since January 1, 1992 under the Exchange Act and the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be.
The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited statements, to normal, recurring audit adjustments which are not material in amount) the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                 Section 4.6 Litigation. Except as set forth in Section 4.6 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or, to Parent's knowledge (as defined below), investigation pending or threatened, against Parent or any of its Subsidiaries before any Governmental Entity which, if adversely determined, individually or in the aggregate, would have a material adverse effect on Parent. Except as disclosed in Section 4.6 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree, domestic or foreign, which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Parent or relates to the transactions contemplated by this Agreement. For the purposes of this Agreement, "Parent's Knowledge" shall mean the actual knowledge, after reasonable inquiry, of the officers of Parent listed in Section 4.6 of the Parent Disclosure Schedule.

                 Section 4.7 Absence of Certain Changes or Events; Material Agreements. Since December 31, 1993, there has not been any change or development, or combination of changes or developments, which individually or in the aggregate have a material adverse effect on Parent.

Except as set forth in Section 4.7 of the Parent Disclosure Schedule, the transactions contemplated by this Agreement or by the Warrant Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party.

                 Section 4.8  No Violation of Law.  Except as set forth in
Section 4.8 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, or, to Parent's Knowledge, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Entity, except for violations which, in the aggregate, do not have a material adverse effect on Parent.


                                   ARTICLE V

                                   COVENANTS

                 Section 5.1 Conduct of the Seller's Business. During the period from the date of this Agreement and continuing until the Closing Date, the Seller agrees as to itself and its Subsidiaries that, except for the transactions expressly provided for in this Agreement, or to the extent that Parent shall otherwise consent in writing:

                          (a)  Ordinary Course.  The Seller shall, and shall
cause each of its Subsidiaries to, conduct the Footwear Business in the usual, regular and ordinary course consistent with past practice and shall use its reasonable efforts, and will cause each of its Subsidiaries to use its reasonable efforts, to preserve substantially intact the present business organization of the Footwear Business, keep substantially available the services of the present officers of the Footwear Business and employees and preserve substantially intact the business relationships of the Footwear Business with customers, suppliers and others having business dealings with the Footwear Business. Notwithstanding the forego-ing, except as identified in Section 5.1(a) of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries shall enter into any retail store leases or other leases of real property Related to the Footwear Business unless the Seller shall have informed Parent of such intention sufficiently in advance of the finalization thereof and shall have provided Parent an opportunity to assist the Seller in the negotiation thereof.

                          (b)  Governing Documents.  The Seller and the
Footwear Subsidiaries shall not amend or propose to amend their respective articles of incorporation or regulations or comparable organizational documents in any manner which would require any further authorization or approval by the Board of Directors or shareholders of the Seller or the Footwear Subsidiaries, as the case may be, for the consummation of the transactions contemplated by this Agreement or which would place any material restraints or material additional requirements on any of the parties hereto in connection with the consummation of the transactions contemplated by this Agreement.

                          (c)  No Acquisitions; Material Commitments.  The
Seller shall not, nor shall it permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets, in each case Related to the Footwear Business, other than the purchase of raw materials and inventory in the ordinary course of the Footwear Business consistent with past practice, or (ii) otherwise enter into any material commitment or transaction Related to the Footwear Business outside the ordinary and usual course of the Footwear Business consistent with past practice.

                          (d)  No Dispositions.  The Seller shall not, nor
shall it permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any Acquired Assets other than the sale of inventory in the ordinary course of the Footwear Business consistent with past practice.

                          (e)  Indebtedness.  The Seller shall not, nor shall
it permit any of its Subsidiaries to, incur, assume, pre-pay, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money or other material obligation Related to the Footwear Business which would become an Assumed Liability, except in the ordinary course of the Footwear Business consistent with past practice.

                          (f)  Changes to Benefit Plans.  Except as set forth
in Section 5.1(f) of the Seller Disclosure Schedule, the Seller shall not, nor shall it permit any of its Subsidiaries to, (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Compensation and Benefit Plan as it relates to any Transferred Employees (as defined in Section 6.7), or (ii) except for immaterial or normal increases in the ordinary course of the Footwear Business consistent with past practice, increase in any manner the compensation or fringe benefits of any Transferred Employee or pay any benefit to any Transferred Employee not required by any plan or arrangement as in effect as of the date hereof or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing.

                          (g)  Advice of Changes; Filings.  The Seller shall
promptly advise Parent in writing of any change or development or combination of changes or developments that would cause the representation in Section 3.10 to be untrue in any material respect. The Seller shall promptly provide Parent (or its counsel) copies of all filings made by the Seller with any federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                          (h)  Accounting Policies and Procedures.  Except as
set forth in Section 5.1(h) of the Seller Disclosure Schedule, the Seller will not and will not permit any of its Subsidiaries to change in any material respect any of its accounting principles, policies or procedures, except as may be required by United States generally accepted accounting principles, in respect of the Footwear Business.

                          (i)  Lawsuits and Claims.  Except as set forth in
Section 5.1(i) of the Seller Disclosure Schedule, the Seller will not, and shall not permit any of its Subsidiaries to, settle or compromise any material suit or claim or threatened suit or claim Related to the Footwear Business.

                          (j)  Contracts.  The Seller will not, and shall not
permit any of its Subsidiaries to, modify, amend or terminate any Contract Related to the Footwear Business, waive, release, relinquish or assign any Contract or other right or claim Related to the Footwear Business or cancel or forgive any indebtedness owed to the Seller or its Subsidiaries which would be an Acquired Asset, other than in the ordinary course of the Footwear Business consistent with past practice.

                          (k)  Intercompany Transactions.  The Seller and its
Subsidiaries shall not establish or otherwise incur any intercompany payables, receivables, loans, cash overdrafts, advances and other similar accounts between the Footwear Business, on the one hand, and the Seller and its Subsidiaries (other than the Transferred Subsidiaries), on the other hand.

                          (l)  Other Actions.  Notwithstanding the fact that
such action might otherwise be permitted pursuant to this Section 5.1, the Seller shall not, nor shall it permit any of its Subsidiaries to, take any action that would or can reasonably be expected to result in any of the conditions to the obligations of Parent and the Purchaser set forth in Article VIII not being satisfied or that would materially impair the ability of the Seller to consummate the transactions contemplated herein in accordance with the terms hereof or that would materially delay such consummation.

                 Section 5.2  Covenants of Parent.

                          (a)  During the period from the date of this
Agreement and continuing until the Closing Date, Parent agrees as to itself and its Subsidiaries that Parent shall not take any action that would or can reasonably be expected to result in any of the conditions to the obligations of the Seller set forth in Article VIII not being satisfied or that would materially impair the ability of Parent to consummate the transactions contem-plated herein in accordance with the terms hereof or that would materially delay such consummation.

                          (b)  Parent shall promptly advise the Seller in
writing of any change or development or combination of changes or developments that would cause the representation in Section 4.7 to be untrue in any material respect. Parent shall promptly provide the Seller (or its counsel) copies of all filings made by Parent with any federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

                 Section 6.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, including, without limitation, Section 6.3(b), each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and under applicable Contracts, laws and regulations to consummate and make effective the transactions contemplated by this Agreement (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any Governmental Entity and cooperating in Parent's efforts to complete the closing of its financing) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection therewith. Subject to the terms and conditions hereof, each of the Seller and Parent will, and will cause its respective Subsidiaries to, promptly use all reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the taking of any action contemplated by this Agreement.

                 Section 6.2 Access to Information. Upon reasonable notice, the Seller shall (and shall cause its





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

Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Closing Date and for a reasonable period of time following the Closing Date to the extent necessary for Parent or the Purchaser to prepare or evaluate any schedules or filings contemplated by this Agreement, to all its properties, books, Contracts, commitments and records and all other information Related to the Footwear Business, the Acquired Assets, the Assumed Liabilities and the Transferred Employees as Parent may reasonably request, and, during such periods, each of the Seller and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the Confidentiality Agreement, dated September 30, 1994 and as amended on January 9, 1995 (the "Confidentiality Agreement"), between Parent and the Seller.

                 Section 6.3  Further Assurances; Subsequent Transfers.

                          (a)  From time to time, each of the parties hereto
will execute and deliver such further instruments and will take such other actions as Parent or any of its Subsidiaries, on the one hand, or the Seller or any of its Subsidiaries, on the other hand, may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof; provided, however, that the Seller shall not agree to amend or otherwise modify any Contract constituting a part of the Acquired Assets in connection with the obtaining of any such consent in any manner which would place any additional restraints or requirements on the Purchaser or Parent or which would increase any of the payments to be made by the Purchaser thereunder without the written consent of the Purchaser. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date, (i) at the request of Parent or any of its Subsidiaries, the Seller and its Subsidiaries will execute and deliver such other instruments of transfer, and take such action as Parent or any of its Subsidiaries may reasonably deem necessary in order to effectively transfer, convey and assign to the Purchaser all of the Acquired Assets, to put the Purchaser in actual possession and operating control thereof and to permit the Purchaser to exercise all rights with respect thereto (including, without limitation, rights under Contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and to properly assume and discharge the related Assumed Liabilities, and (ii) at the request of the Seller or any of its Subsidiaries, the Purchaser, Parent and their respective Subsidiaries will execute and deliver such other instruments and agreements, and take such action, as the Seller or any of its Subsidiaries may reasonably deem necessary in order effectively to assume from the Seller all of the Assumed Liabilities and to confirm the Seller's right, title and interest in and to the Retained Assets.

                          (b)  The Seller will use all reasonable efforts and
Parent will reasonably cooperate with the Seller to obtain any consents required to transfer and assign to the Purchaser all Contracts, Licenses and other rights of any nature whatsoever relating to or constituting a part of the Acquired Assets, it being understood that neither the Seller nor Parent shall be obligated to make payments to third parties in order to obtain consents. In the event and to the extent that at the Closing the Seller is unable to obtain any such required consents, (i) the Seller shall continue to be bound thereby,
(ii) the Purchaser shall pay, perform and discharge fully all of the obligations of such entity thereunder from and after the Closing Date, and
(iii) the Seller shall, for a period continuing through December 31, 1995, continue to use all reasonable efforts to obtain such consent at the earliest practicable date following the Closing Date. The Seller shall, without further consideration therefor, pay, assign and remit to the Purchaser promptly all monies, rights and other consideration received in respect of such performance. The Seller shall exercise or exploit the rights and options under all such Contracts, Licenses and other rights and commitments referred to in this Sections 6.3(b) only as reasonably directed in writing by the Purchaser and at the Purchaser's expense and shall indemnify and hold harmless Parent and the Purchaser against any Third-Party Claims (as defined in Section 7.1(b)) arising out of, resulting from or relating to any actions taken by the Seller or its Subsidiaries in con-nection with such Contracts, Licenses and other rights and commitments which the Purchaser did not so direct. Except with respect to the exercise or exploitation of the rights and options under the non-assignable Contracts, Licenses and other rights and commitments as contemplated under this Section 6.3(b) and Section 6.3(c), the Seller and its Subsidiaries shall have no obligation hereunder to pay, perform or discharge any obligations under any such non-assignable Contract, License or other right relating to the Acquired Assets after the Closing, and Parent and the Purchaser shall indemnify and hold harmless the Seller and its Subsidiaries from any Third-Party Claims relating thereto and from Third-Party Claims arising out of, resulting from or relating to any actions taken by the Seller or its Subsidiaries in connection with such Contracts, Licenses and other rights and commitments which the Purchaser directed the Seller or its Subsidiaries to take or which were reasonably taken if directions were requested by the Seller in writing and not forthcoming from Parent or the Purchaser within a reasonable period of time. If and when any such consent shall be obtained or such Contract, License or other right shall otherwise become assignable, the Seller or such Subsidiary, as the case may be, shall promptly assign all its rights and obligations thereunder to the Purchaser without payment of further consideration and the Purchaser shall, without the payment of any further consideration therefor, assume such rights and obligations.

                          (c)  In the event that (i) any landlord under any of
the store leases constituting Contracts takes legal action alleging that the transactions contemplated by this Agreement constitute a breach of such lease or (ii) as of December 31, 1995, the Seller shall have failed to obtain and provide to the Purchaser any required consents to the assignment to the Purchaser of any of such store leases, the Purchaser may elect by written notice to the Seller, which in the case of clause (ii) shall be provided not later than January 15, 1996, to terminate the operating arrangement provided for in Section 6.2(b) with respect to any or all such leases and vacate any or all such stores within a commercially reasonable period thereafter. In the event that the Purchaser makes any such election, such termination and agreement to vacate shall become effective on the tenth business day following the receipt by the Seller of such notice other than as to any such stores for which the Seller provides a satisfactory undertaking to Parent and the Purchaser to indemnify and hold Parent and the Purchaser harmless from any damages or other costs, including without limitation any litigation costs, relating to claims that the related lease had been breached. In the event that the Seller shall not provide such undertaking as to any lease, the Seller shall retain responsibility for, and indemnify Parent and the Purchaser against, any and all obligations or other liabilities relating to such lease other than rental payments through the date of the Purchaser's vacating of the related store and the Seller shall pay to the Purchaser at the time of such vacating as liquidated damages (the "Liquidated Damages") for the Seller's failure to deliver such lease as an Acquired Asset an amount in cash equal to the sum of (i) the net asset value as reflected on the most recently available balance sheet of the Footwear Business of the leasehold improvements as in existence on the Closing Date relating to such store not reasonably removable by the Purchaser when vacating such store and (ii) the amount indicated as liquidated damages for such store in Section 6.3(c) of the Seller Disclosure Schedule.

                 Section 6.4 Use of Names. Following the Closing Date and except as otherwise provided in the Other Acquired Intellectual Property Licenses and the Capezio License, Parent and its Subsidiaries shall have the sole and exclusive ownership of and right to use, as between Parent and its Subsidiaries, on the one hand, and the Seller and its Subsidiaries, on the other hand, each of the names included in the Acquired Intellectual Property (the "Footwear Names"). The Footwear Names shall not include the Capezio Name and the Corporate Names. Following the Closing Date and except as otherwise provided in the Intellectual Property Assignments or the Other Acquired Intellectual Property Licenses, the Seller shall, and shall cause its Subsidiaries and other affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Footwear Names. Following the Closing, Parent and the Purchaser shall take all action necessary to cause the Footwear Business to cease the use of the Corporate Names.

                 Section 6.5  Non-Solicitation.

                          (a)  The Seller agrees that, for a period of two
years following the Closing Date, without the prior written consent of Parent or the Purchaser, it will not, whether directly or indirectly, and will not permit any of its Subsidiaries to, solicit the employment of or employ any employee of the Footwear Business who has merchandising or management decision making responsibilities who was an employee as of the date of this Agreement or as of any date during the period of one year prior thereto unless such employee's employment was terminated by the Purchaser or Parent.

                          (b)  Parent and the Purchaser agree that, for a
period of two years following the Closing Date, without the prior written consent of the Seller, they will not, whether directly or indirectly, and will not permit any of their Subsidiaries to, solicit the employment of or employ any employee of the Seller who has merchandising or management decision making responsibilities, who is not a Transferred Employee who accepted the Purchaser's offer of employment and who was an employee as of the date of this Agreement or as of any date during the period of one year prior thereto unless such employee's employment was terminated by the Seller.

                 Section 6.6  Employee Matters; Employee Benefit Plans.

                          (a)(i) Effective as of the Closing Date, the
Purchaser shall offer employment to each person who is an active employee of the Footwear Business immediately prior to the Closing Date and (ii) effective as of the date on which a person who is an inactive employee of the Footwear Business immediately prior to the Closing Date and who is ready to return in a timely manner from sick leave, disability leave, furlough, layoff, approved leave of absence or any other leave covered by the Family and Medical Leave Act or any comparable applicable law (the "Return Date"), the Purchaser shall offer employment to such employee (each such person, upon receipt of such offer, a "Transferred Employee," and all such persons, upon receipt of such offers, "Transferred Employees"). The foregoing shall not be construed to require the Purchaser to continue the employment of any Transferred

Employee for any period following the Closing Date or the applicable Return Date, as the case may be.

                          (b)  As soon as practicable after the Closing Date,
the Purchaser shall take all steps necessary and appropriate to establish a defined benefit pension plan and trust intended to qualify under Sections 401(a) and 501(a) of the Code, respectively (the "Purchaser Pension Plan"). As soon as practicable following receipt by the Seller of written evidence of the establishment of the Purchaser Pension Plan and the trust thereunder by the Purchaser (the "Transfer Date"), the Seller shall cause the trustees of the Salaried Employees Pension Plan (the "Seller Pension Plan") to transfer from the trust under the Seller Pension Plan to the trust under the Purchaser Pension Plan an amount equal to the product of (i) the fair market value of all of the assets held under the Seller Pension Plan as of the Closing Date and
(ii) a fraction, the numerator of which shall equal the present value of all the accrued benefits under the Seller Pension Plan as of the Closing Date in respect of all Transferred Employees and the denominator of which shall equal the present value of all accrued benefits under the Seller Pension Plan as of the Closing Date; provided, however, that the amount transferred shall be equitably adjusted to reflect any appreciation or depreciation in the value of the assets and any benefit distributions that occur between the Closing Date and the last day of the calendar month which precedes the Transfer Date. The calculation of the amount to be transferred pursuant to this Section 6.6(b) shall be determined on an ongoing basis, in accordance with the standards of
Section 414(l) of the Code, jointly by the certified actuary of the Seller Pension Plan (the "Seller Actuary") and a certified actuary selected by the Purchaser (the "Purchaser Actuary"). If the Seller Actuary and the Purchaser Actuary cannot agree on the amount to be transferred hereunder, the dispute shall be settled by a third-party certified actuarial firm mutually agreed upon by the Purchaser Actuary and the Seller Actuary, with any fees being paid 50% by the Seller and 50% by the Purchaser. The decision of the third-party certified actuarial firm shall be final and binding on the parties.

                          (c)  Notwithstanding any other provision of this
Agreement to the contrary, neither the Purchaser nor the Purchaser Pension Plan shall be deemed to have assumed any liability concerning the Seller Pension Plan until the date of transfer of the amount pursuant to Section 6.6(b), at which time the Purchaser Pension Plan shall assume all liabilities for the accrued benefits of the Transferred Employees under the Seller Pension Plan. All remaining liabilities with respect to the Seller Pension Plan shall remain with the Seller.

                          (d)  The Purchaser and the Seller shall provide each
other with such records and information as may be necessary or appropriate to carry out their obligations under Section 6.6(b) or for the purpose of administration of the Purchaser Pension Plan, and shall cooperate in the filing of documents required by the transfer of assets and liabilities described therein. Notwithstanding anything contained in this Section 6.6 to the contrary, no transfer of funds between the Seller Pension Plan and the Purchaser Pension Plan shall occur until thirty-one days following the filing of all required Forms 5310-A in connection therewith.

                 Section 6.7 Exclusivity. Until the termination of this Agreement pursuant to Section 9.1, the Seller will not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing non-public information concerning the Seller or its businesses, assets or properties), or take any other action to facilitate any inquiries with respect to or the making of, any proposal that constitutes or may reasonably be expected to lead to a Competing Transaction. For purposes hereof, the term "Competing Transaction" shall mean any proposal with respect to the acquisition of any of the Acquired Assets other than as contemplated by this Agreement.

                 Section 6.8 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, except as otherwise specifically provided for in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                 Section 6.9 Notification of Certain Matters. The Seller shall give prompt notice to Parent, and Parent shall give prompt notice to the Seller, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of the Seller, the Purchaser or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 Section 6.10 Settlements for Cash Collections and Disbursements. For each calendar month commencing with the month in which the Closing Date occurs and continuing until reasonably determined by the parties no longer to be necessary, the Purchaser and the Seller shall cause all cash collections and cash disbursements received or made by the Purchaser and its Subsidiaries for the benefit of the Seller and its Subsidiaries or by the Seller and its Subsidiaries for the benefit of the Purchaser and its Subsidiaries during the relevant month to be remitted or reimbursed, as the case may be, to the party entitled to the benefit thereof as promptly as possible but in any case within 15 days after the receipt thereof or request for reimbursement thereof, as the case may be.

                 Section 6.11 Insurance. The Seller will continue to carry and maintain in full force and effect the insurance policies listed on Section
3.17 of the Seller Disclosure Schedule, or policies with comparable coverage, to the Closing Date, and will reasonably cooperate with Parent in Parent's efforts to obtain insurance coverage for the Footwear Business from and after the Closing.

                 Section 6.12     Transition Services; Interim Leases.

                 (a) Transition Services to Seller. On the Closing Date, upon the request of the Seller, the Seller and the Purchaser shall enter into a Services Agreement in the form attached hereto as Exhibit 6.12(a) (the "Purchaser Services Agreement"), pursuant to which the Purchaser will agree to provide to the Seller, at the Seller's election, certain data processing, payroll, financial, tax, accounting, insurance, banking, cash management, personnel, payables collection, employee benefits, management information systems, communications and similar services (collectively, the "Purchaser Services") presently being provided by the Footwear Business to the businesses of the Seller other than the Footwear Business, in accordance with the terms and for the time period set forth in the Purchaser Services Agreement.

                 (b) Transition Services to the Purchaser. On the Closing Date, upon the request of the Purchaser, the Seller and the Purchaser shall enter into a Services Agreement in the form attached hereto as Exhibit 6.12(b) (the "Seller Services Agree- ment"), pursuant to which the Seller will agree to provide to the Purchaser, at the Purchaser's election, certain data processing, payroll, financial, tax, accounting, insurance, banking, cash management, personnel, payables collection, employee benefits, management information systems, communications and similar services (collectively, the "Seller Services") presently being provided by the Seller to the Footwear Business, in accordance with the terms and for the time period set forth in the Seller Services Agreement.

                 (c) Interim Leases. On the Closing Date, upon the request of the Seller, the Seller and the Purchaser shall enter into Interim Lease Agreements in the forms attached hereto as Exhibit 6.12(c) (the "Interim Leases") for the lease and occupancy by the Seller of certain executive office space in the headquarters building of the Footwear Business located at One Eastwood Drive, Cincinnati, Ohio, and certain additional office space in New York City in accordance with the terms and for the time periods set forth in the respective Interim Leases.

                 Section 6.13 Purchase Price Allocation for Tax Purposes. Pursuant to Section 1060 of the Code and the Treasury regulations thereunder and any analogous provisions of state, local or foreign law, the Seller and the Purchaser shall prepare and file "asset acquisition statements" with the Service and other taxing authorities as required by applicable law with respect to the acquisition of the Acquired Assets and the non-competition agreement provided for in Section 6.27. The asset acquisition statements shall be filed in the time and manner set forth in Section 1060 of the Code and the Treasury regulations thereunder, and any analogous provisions of state, local or foreign law, and shall allocate the total consideration to be paid by the Purchaser (including the Assumed Liabilities) to the Acquired Assets and the non-competition agreement provided for in Section 6.27 in conformance with the methods prescribed therein. For these purposes, within 60 days following the Closing Date, the Purchaser shall prepare and deliver to the Seller a tentative asset acquisition statement that shall be binding on the Seller unless the Seller notifies the Purchaser within 60 days of its receipt of the tentative asset acquisition statement that it disputes the allocations contained therein and such notice sets forth in detail the nature of and basis for its dispute. Notwithstanding the foregoing, the fair market value of the Parent Warrants to be reflected in the tentative asset acquisition statement shall be calculated based upon the average of the closing prices of the Parent Warrants on the principal stock exchange or quotation system on which the Parent Warrants are then listed or quoted for trading for the five trading days immediately following the tenth trading day after the distribution of the Parent Warrants by the Seller to its stockholders. In the event that the Seller shall so notify the Purchaser of any dispute, the Seller and the Purchaser shall cooperate in good faith to resolve such dispute as promptly as practicable. In the event that the Seller and the Purchaser are unable to resolve any such dispute within 30 days of the Seller's delivery of such notice, such dispute shall be resolved by the Independent Accounting Firm, with any fees being paid 50% by the Seller and 50% by the Purchaser. The determination of the Independent Accounting Firm shall be final and binding. The Purchaser and the Seller shall be bound to and take positions on their respective Tax Returns consistent with the final asset acquisition statements determined in compliance with this Section 6.13.

                 6.14  Certain Environmental Matters.

                          (a) Parent and the Seller will jointly (i) promptly
arrange for "Phase I" investigations of a reasonable scope to be undertaken by a firm of environmental consultants identified in Section 6.14(a) of the Seller Disclosure Schedule (the "Environmental Consultant") as to each of the facilities identified in Section 6.14(a) of the Seller Disclosure Schedule (the "Facilities"), and (ii) instruct the Environmental Consultant to consult with both the Seller and Parent and to address its Phase I Report(s) to both the Seller and Parent. In the event that, in the reasonable judgment of the Environmental Consultant, any of the Phase I investigations identifies as to any Facility any condition, including off-site conditions, which requires further investigation or which may reasonably likely require Remedial Activities (as defined below) ("Identified Environmental Conditions"), Parent and the Seller will jointly (i) promptly arrange for further reasonable investigations, which may include, without limitation, soil and ground water sampling and testing (provided, however, soil and ground water testing will not be conducted on off-site properties), review of relevant files held by Governmental Entities and discussions with representatives of Governmental Entities, to be undertaken by the Environmental Consultant as to each such Identified Environmental Condition ("Phase II Investigations"), and (ii) instruct the Environmental Consultant to consult with both the Seller and Parent and to address its Phase II Report(s), including laboratory reports, to both the Seller and the Parent. The Seller agrees to cooperate with and upon reasonable notice to the Seller provide the Environmental Consultant and representatives of Parent reasonable access to the Facilities and the Seller's employees and representatives to conduct such investigations. The parties agree that the fees and expenses incurred in connection with the retention of the Environmental Consultant, the environmental investigations and the preparation of the environmental reports contemplated by this Section 6.14(a) (exclusive of any legal fees and expenses incurred by Parent) shall be paid by the Seller. The parties agree to conduct the environmental investigations in a timely, commercially reasonable and cost-effective manner and to use reasonable efforts to minimize any interference with or impairment of the regular conduct of the Footwear Business, and to provide to the Seller and Parent an opportunity to comment on any plans for the sampling and testing of soil and ground water.

                          (b)  If the Phase I investigations or, if applicable,
any further investigations conducted by the Environmental Consultant reveal Identified Environmental Conditions that would in the reasonable judgment of the Environmental Consultant require Remedial Activities, the Environmental Consultant shall develop an estimate of the reasonable aggregate most likely costs and expenses (i.e., the most likely cost estimate for the Remedial Activity or part thereof that reasonably may be incurred by a party to this transaction) of such Remedial Activities (the "Remediation Estimate"). The Environmental Consultant shall base the Remediation Estimate as appropriate on requirements of Environmental Laws and what Governmental Entities of the States within which the Facilities or off-site properties are located reasonably might require.

                          (c)  With respect to the environmental investigation
contemplated herein, the Seller shall initiate contact with appropriate Governmental Entities in any matter that involves a legal proceeding to which the Seller is or expects imminently to become a party before such Governmental Entity and which concerns or relates to the Seller's obligations or liabilities arising from or related to Environmental Laws. The Seller shall afford the Environmental Consultant an opportunity to be present during such contacts with Governmental Entities for the purpose of performing the environmental investigation contemplated herein. Except as may be required by law, the Environmental Consultant and Parent shall not have independent contact or communications with any such Governmental Entity without the prior consent of the Seller, which consent shall not be unreasonably withheld or delayed.

                          (d)  In the event that the total Remediation Estimate
exceeds $10,000,000, the Seller shall have the right (the "Environmental Right") to elect to reimburse Parent for the full amount of such excess pursuant to Section 6.14(e); provided, however, in the event that the Seller fails to exercise the Environmental Right, this Agreement may be terminated by Parent in accordance with Section 9.1(e). The Seller shall have the right to exercise the Environmental Right during the seven business day period following receipt by the Seller of the Remediation Estimate by sending a notice by personal delivery or telecopy to Parent pursuant to Section 10.3.

                          (e)  Subject to the terms and conditions of Section
7.8(c), upon receipt by the Seller of invoices for the costs of Remedial Activities incurred by Parent in respect of Identified Environmental Conditions, the Seller shall reimburse Parent for such costs; provided, however, that Parent and the Seller agree that the first $2 million of costs for such Remedial Activities shall be paid 50% by Parent and 50% by the Seller. Parent agrees to conduct the Remedial Activities at any Facility in a commercially reasonable and cost-effective manner. Any contract for such Remedial Activities in excess of $30,000 shall be put out for competitive bidding. Parent shall provide the Seller with prior notice and an opportunity to comment on Parent's plans to implement Remedial Activities.

                          (f)  Subject to the limitations set forth in Sections
7.8 and 7.9, the Seller agrees to indemnify and hold harmless Parent, the Purchaser and their respective directors, officers, employees, agents and representatives from and against any and all losses, liabilities, damages and reasonable expenses of any kind or character (whether or not known or asserted prior to the date of this Agreement), including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability ("Environmental Loss") incurred by, imposed or asserted against any of them arising or resulting from (i) any breach of the agreement to reimburse Parent for the costs of implementing Remedial Activities as set forth in Section 6.14(e), and (ii) Third-Party Claims arising from or related to Identified Environmental Conditions but exclusive of such claims arising from or related to Parent's negligent or reckless or willful misconduct in the course of implementation of Remedial Activities.

                          (g)  As used in this Section 6.14, the following
terms shall have the meanings set forth below:

                          (i)  "Environmental Law."  The term Environmental
         Law shall mean any law, statute, order,
         rule, regulation, ordinance or final judgment of any Governmental Entity and any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, and any common law, relating to human health, occupational safety, pollution or the environment, including, without limitation, laws relating to emissions, discharges, releases, natural resource damages or otherwise relating to treatment, storage, disposal, generation, transport or shipment of Hazardous Materials, in each case as in effect as of the Closing Date, including Environmental Laws existing as of the Closing Date that impose requirements effective within one year of the Closing Date.

                          (ii) "Hazardous Material." The term Hazardous Material shall mean any substance, chemical or waste that is listed, defined, designated, or classified as a pollutant or contaminant or as hazardous, toxic or radioactive, or is otherwise regulated under any applicable Environmental Laws; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable as fuel, and polychlorinated biphenyls.

                          (iii) "Remedial Activities." The term Remedial Activities shall mean any monitoring, investigation, sampling, treatment, removal or remediation of Hazardous Materials at any Facility or off-site property after the Closing or any actions, including, without limitation, the purchase and installation of pollution control facilities or the modification of existing pollution control facilities, necessary at any Facility or off-site property to fully comply with applicable Environmental Laws in effect as of the Closing Date, including Environmental Laws existing as of the Closing Date that impose requirements effective within one year of the Closing Date.

                 Section 6.15 Disclosure Schedule Updates. No later than five business days prior to the scheduled Closing Date, the Seller shall amend or supplement the Seller Disclosure Schedule and Parent shall amend or supplement the Parent Disclosure Schedule with respect to any manner coming to their respective attention or arising which, if known to them or existing prior to the date of this Agreement, would have been required to be set forth therein or which is necessary or desirable to complete or correct any information contained therein or in any representation or warranty rendered inaccurate thereby. Notwithstanding the foregoing, for the purposes of determining the satisfaction of the conditions to Closing set forth in Article VIII, neither the Seller Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to have been amended or supplemented from the form in which it was delivered on the date of this Agreement.

                 Section 6.16 Tax Returns. The Purchaser agrees to prepare IRS Form 5471 for the taxable year which includes the Closing Date, if applicable, for any Transferred Subsidiaries on behalf of the Seller and the Purchaser and to prepare all other required Tax Returns for any Transferred Subsidiaries for the taxable year which includes but does not end on the Closing Date in a manner consistent with applicable Tax laws. Such Tax Returns shall be submitted to the Seller for review at least 30 days prior to the due date. The Purchaser agrees to provide the Seller with copies of such Tax Returns as filed. The Seller will prepare all Tax Returns for any Transferred Subsidiaries for the taxable year ending on the Closing Date on a basis consistent with past practice. The Purchaser will provide the Seller with appropriate powers of attorney to enable the Seller to sign and file such returns. The Seller agrees to provide the Purchaser with copies of such Tax Returns as filed. Any disputes with respect to such Tax Returns shall be resolved by the Independent Accounting Firm, or such other independent expert as may be mutually agreed upon by the parties, whose determination shall be binding on the parties.

                 Section 6.17 Section 338 Elections; Procedures. In the event that the Purchaser, in its sole discretion, elects to purchase the capital stock of one or more of the Footwear Subsidiaries, each of which shall





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

become a Transferred Subsidiary, and to make the elections provided for in
Section 338(h)(10) of the Code with respect to the Acquired Assets and the Transferred Subsidiaries, then:

                          (a)  With respect to the Purchaser's acquisition of
the capital stock of the Transferred Subsidiaries hereunder and with respect to the capital stock of any other corporation acquired by the Purchaser hereunder that is a "target affiliate" of the Transferred Subsidiaries (as such term is defined in section 338(h)(6) of the Code and the regulations promulgated thereunder) (a "Target Affiliate"), the Seller and the Purchaser shall jointly make all available Section 338(h)(10) Elections in accordance with applicable Tax laws of the United States and any state or other political subdivision thereof and as set forth herein. The Purchaser and the Seller agree to report the transfers under this Agreement consistent with the Section 338 Elections, and shall take no position contrary thereto unless required to do so by applicable Tax laws pursuant to a Determination.

                          (b)  The Seller shall be responsible for the
preparation and filing of all Section 338 Forms in accordance with applicable Tax laws of the United States and of any state or other political subdivision thereof and the terms of this Agreement. The Purchaser shall execute and deliver to the Seller such documents or forms as are requested by the Seller and are required by any Tax laws of the United States and of any state or other political subdivision thereof properly to complete the Section 338 Forms, at least 20 days prior to the date such Section 338 Forms are required to be filed.

                          (c)  The Purchaser and the Seller agree that they
shall use all reasonable efforts to enter into an agreement (the "Allocation Agreement") as soon as practicable after the Closing Date concerning the computation of the Modified Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of the Transferred Subsidiaries and any Target Affiliates and the allocation of such Modified Aggregate Deemed Sale Price among such assets (including the non-competition covenant provided for in Section 6.27 hereof), and the allocation of the Purchase Price among the Acquired Assets other than the Transferred Subsidiaries and any Target Affiliates. In furtherance of this effort, the Purchaser and the Seller agree that they shall use all reasonable efforts to agree on the formula for allocating the Modified Aggregate Deemed Sale Price among each of the Transferred Subsidiaries and each group of Acquired Assets before the Closing (it being agreed and understood that such agreement is not a condition to the Closing). The Purchaser and the Seller agree that they shall use all reasonable efforts to revise the Allocation Agreement to the extent necessary no later than 60 days before the last date on which the Section 338(h)(10) Election may be filed. If 60 days before the last date on which the Section 338(h)(10) Election may be filed, the Purchaser and the Seller have not adopted or revised the Allocation Agreement as described above, any disputed aspects of the Allocation Agreement or such revision shall be resolved by the Independent Accounting Firm (or such other independent valuation firm as may be mutually agreed upon by the parties) before the last date on which the Section 338(h)(10) Election may be filed. The costs, expenses and fees of the Independent Accounting Firm (or any other agreed upon firm) shall be borne equally by the Purchaser and the Seller. The Purchaser and the Seller agree to act in accordance with the allocations contained in the Allocation Agreement in any relevant Tax Returns or similar filings.

                          (d)  The Seller reserves the right, on or prior to
the Closing Date, to cause any or all of the Acquired Assets to be transferred to The Shops for Pappagallo Inc., an Ohio corporation ("Pappagallo"), or to a newly-formed subsidiary of Pappagallo, which in such event would be a Transferred Subsidiary (the "338(h) Subsidiary"). The Seller agrees to give Parent not less than ten days' prior written notice of the details of any such transfer and to make a Section 338(h)(10) Election in connection with such Transferred Subsidiary. Parent and the Purchaser agree to liquidate or merge out of existence, or cause to be liquidated or merged out of existence, on or prior to December 31, 1995, the 338(h) Subsidiary.

                 Section 6.18  Allocation of Certain Taxes.

                          (a)  The Purchaser and the Seller agree that if any
of the Transferred Subsidiaries is permitted but not required under applicable state, local or foreign





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Tax laws to treat the Closing Date as the last day of a taxable period, the
Purchaser and the Seller shall treat such day as the last day of a taxable period.

                          (b)  Any Taxes for a taxable period beginning on or
before the Closing Date and ending after the Closing Date with respect to the Transferred Subsidiaries shall be apportioned for purposes of Section 1.2(b)(ii)(B) based on actual operations of the Transferred Subsidiaries during the portion of such period ending at the consummation of the Closing on the Closing Date and the portion of such period beginning on the day following the Closing Date; provided, however, that any Taxes (such as real estate taxes) that are measured by the passage of time (rather than by reference to income, profits or results of operations) shall be apportioned between the Seller and the Purchaser based on the number of days elapsed in the portion of such period ending on the Closing Date and the number of days in the portion of such period beginning on the day following the Closing Date.

                          (c)  Any disputes with respect to the allocation of
Taxes pursuant to this Section 6.18 shall be resolved by the Independent Accounting Firm (or such other independent valuation firm as may be mutually agreed upon by the parties) whose determination shall be binding on both parties.

                 Section 6.19 Carrybacks. The Purchaser shall be entitled to all refunds or credits of Taxes resulting from a carryback of any loss or similar tax benefit of a Transferred Subsidiary from a period beginning after the Closing Date (a "Carryback Benefit"). The Seller agrees to cooperate with the Purchaser to enable the Purchaser to receive any such Carryback Benefits. The Seller shall be entitled to any and all other claims of the Seller, of any Retained Subsidiary or of any of the Transferred Subsidiaries for refunds or credits in connection with any Taxes arising in a period before the Closing Date. The Purchaser agrees to cooperate with the Seller to enable the Seller to receive any such benefits.

                 Section 6.20 Cooperation. The Purchaser and the Seller and their respective affiliates shall cooperate in the preparation of all Tax Returns relating in whole or in part to taxable periods ending on or before





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or including the Closing Date that are required to be filed after such date.
Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

                 Section 6.21 Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                          (a)  "Determination" means a "determination" as
defined by Section 1313(a) of the Code.

                          (b)  "Section 338 Forms" means all returns,
documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local Taxing Authority in connection with a
Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election" and United States Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.338-1 or Treas. Reg.
Section 1.338(h)(10)-1 or any successor regulation.

                          (c)  "Section 338 Elections" shall mean a Section
338(h)(10) Election.

                          (d)  "Section 338(h)(10) Election" means an election
described in Section 338(h)(10) of the Code with respect to the Seller's sale of the stock of the Transferred Subsidiaries or any Target Affiliate to the Purchaser pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under any other relevant Tax laws of any state or other political subdivision of the United States for which a separate election is permissible with respect to the Purchaser's





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

acquisition of the stock of the Transferred Subsidiaries or any Target Affiliate from the Seller under this Agreement.

                 Section 6.22 W-2 Preparation. The Seller and Purchaser agree that the Purchaser has purchased substantially all of the property used in the Footwear Business and, in connection therewith, the Purchaser may employ individuals who immediately before the Closing Date were employed in such business by the Seller. Accordingly, pursuant to Revenue Procedure 84-77, at the request of the Seller, provided the Seller provides the Purchaser with all necessary payroll records for the calendar year that includes the Closing Date, the Purchaser will furnish a Form W-2 to each Transferred Employee that is employed by the Purchaser disclosing all wages and other compensation paid for such calendar year, and Taxes withheld therefrom, and Seller will be relieved of the responsibility to do so.

                 Section 6.23 Prohibited Transactions by Parent. Parent covenants and agrees that, for a period of ten years from the Closing Date, other than in accordance with the provisions of this Agreement, it will not, and will direct its affiliates not to, and will not assist, solicit or encourage others to, directly or indirectly, unless the Seller's board of directors shall have specifically consented thereto in writing in advance, (a) make any public announcement with respect to, or submit or otherwise disclose an intent to submit to the Seller or any of its directors, officers or securityholders, any proposal for a transaction between Parent or Parent's affiliates, on the one hand, and the Seller, its affiliates or any of its securityholders, on the other hand, (b) by purchase or otherwise, alone or with others, acquire, or agree to acquire, offer, seek or propose to acquire, or otherwise disclose an intent to acquire, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 under the Exchange
Act) of any securities issued by the Seller or any assets or businesses of the Seller, or any rights or options to acquire such ownership (including from third parties), (c) seek or propose, or disclose an intent to seek or propose, alone or in concert with others (including by providing financing for another person), to influence or control, in any manner, the Seller's directors and officers or policies, including by making or in any way participating in, proposing to make or participate in, or disclosing an intent to make or participate in, any solicitation of proxies with respect to any voting securities of the Seller (including by the execution of action by written consent), becoming, proposing to become or disclosing an intent to become a participant in any election contest with respect to the Seller, seeking, proposing to seek or disclosing an intent to seek to influence any person with respect to any voting securities of the Seller, or demanding, proposing to demand or disclosing an intent to demand a copy of the Seller's list of its securityholders or other books and records, (d) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any securities of the Seller or which seeks to affect control of the Seller or for the purpose of circumventing any provision of this Section 6.23 or (e) otherwise enter into any discussions, negotiations, arrangements or understandings with any third party, including any securityholder of the Seller, with respect to any of the foregoing.

                 Section 6.24 Audited Financial Statements. Prior to the Closing Date, the Seller shall prepare or cause to be prepared audited financial statements of the Footwear Business (the "Audited Footwear Business Financial Statements"). The Audited Footwear Business Financial Statements shall be prepared in a manner so as to comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC as will be applicable with respect thereto in connection with Parent's reporting or other obligations under the Securities Act or the Exchange Act, shall be prepared in accordance with United States generally accepted accounting principles on a basis consistent with the Seller Financial Statements referred to in Section 3.4, and shall fairly present in all material respects the financial position of the Footwear Business at the respective dates thereof and the combined results of operations and cash flows of the Footwear Business for the periods then ended.

                 Section 6.25  Books and Records; Personnel.

                          (a)  None of Parent, the Purchaser or any of their
respective Subsidiaries shall within ten years





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

after the Closing Date or, with respect to Tax records within the later of six years or the applicable statute of limitations as extended, dispose of or destroy any business records or files Related to the Footwear Business for periods prior to the Closing Date, without first offering to turn over possession thereof to the Seller by written notice at least 30 days prior to the proposed dates of such disposition or destruction.

                          (b)  From and after the Closing Date, to the extent
reasonably required by in connection with the preparation of Tax Returns or other legitimate purposes specified in writing, each of the Purchaser and the Seller shall (subject to applicable contractual and privacy obligations) allow the other party and its agents access to all business records and files (other than those containing competitively sensitive or privileged information) Related to the Footwear Business, which relate to periods prior to the Closing Date, upon reasonable advance notice during normal working hours, and each party shall have the right, at its own expense, to make copies of any such records and files, provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of business.

                          (c)  From and after the Closing Date, each of the
Seller and the Purchaser shall make available to the other upon written request (and at the requesting party's expense) (i) personnel to assist in locating and obtaining records and files for periods prior to the Closing Date and (ii) personnel whose assistance or participation is reasonably required in anticipa-tion of, preparation for, or the prosecution or defense of existing or future claims or actions, Tax Returns or other matters in which the parties do not have any adverse interest.

                          (d)  Any confidential, proprietary or trade secret
information provided under this Section 6.26 shall be deemed "Confidential Information" under the terms of the Confidentiality Agreement and shall be held in accordance with the terms thereof.





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                 Section 6.26  Registration and Transfer of the Parent Warrants.

                          (a)  Upon the written request of the Seller at or
following the Closing, Parent agrees that it will use all reasonable efforts
(i) to cause to be filed with the SEC as promptly as practicable following its receipt of such request a registration statement (the "Registration Statement") under the Securities Act covering the distribution in full of the Parent Warrants to the Seller's stockholders and any subsequent issuance of Parent Common Stock upon exercise of Parent Warrants, (ii) to cause the Registration Statement to be declared effective under the Securities Act at the earliest practicable date, and to remain effective under the Securities Act (A) with respect to the distribution of the Parent Warrants, until such time as the Parent Warrants have been distributed in full to the Seller's stockholders and
(B) with respect to the issuance of Parent Common Stock upon the exercise of the Parent Warrants, until the earliest of (1) the date on which all of the Parent Warrants shall have been exercised, (2) the date on which all of the Parent Warrants shall have been redeemed and cancelled by Parent and (3) the date on which the Parent Warrants shall have expired, (iii) to qualify the Parent Warrants and the underlying shares of Parent Common Stock under the applicable state securities or "blue sky" laws, it being agreed that Parent shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (iv) to cause the Parent Warrants and the underlying shares of Parent Common Stock to be authorized for listing on the principal securities exchange within the United States on which the Parent Common Stock is listed, (v) to cause to be provided to the Seller such number of copies of the form of prospectus included in the Registration Statement at the time it is declared effective by the SEC, together with any amendment or supplement thereto provided by Parent as contemplated in Section 6.26(c) (the "Prospectus") as the Seller may reasonably request in order to facilitate the distribution in full of the Parent Warrants to the Seller's stockholders; provided, however, that, in the event that counsel to Parent has determined in good faith and provided to the Seller its written opinion to the effect that
(A) the filing of the Registration Statement or the compliance by Parent with its disclosure obligations in connection with the Registration Statement would





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

require the disclosure of material information which Parent has a bona fide business purpose for preserving as confidential, or (B) Parent is unable to comply with its disclosure obligations or SEC requirements in connection with the Registration Statement, then in either such case Parent may delay (each, a "Delay Period") the filing of the Registration Statement (if not then filed) and shall not be required to maintain the effectiveness thereof or amend or supplement the Registration Statement or the Prospectus until the earlier of
(1) the date on which such material information is disclosed to the public or ceases to be material or Parent is able to so comply with its disclosure obligations and SEC requirements and (2) the sixtieth calendar day following the date of such good faith determination, and (vi) to furnish, at the request of the Seller, as of the date on which the distribution to the Seller's stockholders of the Parent Warrants and any Parent Common Stock issued to the Seller upon exercise of the Parent Warrants is planned be commenced by the Seller, (A) an opinion dated such date of counsel representing Parent for the purposes of such registration, addressed to the Seller, stating that the Registration Statement has become effective under the Securities Act and that
(1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and
(2) the Registration Statement, the related form of prospectus and each amendment or supplement thereof comply as to form with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need not express an opinion as to financial statements contained therein) and to such other effects as may reasonably be requested by the Seller, and (B) a letter dated such date from the independent public accountants retained by Parent, addressed to the Seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Parent included in the Registration Statement and the Prospectus, or any amendment or supplement thereof, comply as to form with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters in respect of the Registration Statement and the Prospectus or any amendment or supplement thereof as the Seller may reasonably request.

                          (b)  The Seller agrees that, notwithstanding anything
in the Warrant Agreement to the contrary, (i) it will not dispose of the Parent Warrants or any shares of Parent Common Stock issuable upon exercise thereof other than pursuant to a distribution in full to its stockholders following the Registration Statement having been declared effective, provided that, in the event that the Registration Statement has not been declared effective prior to the first anniversary of the written request of the Seller pursuant to Section 6.26(a), or in the event that the effectiveness of the Registration Statement has not been maintained for a period of 180 consecutive calendar days, the Seller will be free to dispose of the Parent Warrants or any shares of Parent Common Stock issuable upon exercise thereof in any lawful manner, and (ii) the Parent Warrants and any shares of Parent Common Stock issued upon exercise thereof will contain a legend regarding such transfer restriction, to the extent such restriction remains in effect, and the unregistered status of such securities until such time as the Registration Statement has been declared effective and the Seller has consummated the distribution in full of such securities to its stockholders. In connection with the foregoing, the Seller agrees (i) to cooperate fully in Parent's preparation of, and dealings with the SEC in connection with, the Registration Statement, including without limitation providing to Parent any information as to the Seller or such distribution as Parent may reasonably request in connection with the Registration Statement, (ii) to distribute the Parent Warrants to its stockholders in accordance with applicable law as promptly as practicable following the Registration Statement having been declared effective by the SEC,
(iii) to only use the Prospectus in the form provided by Parent pursuant to
Section 6.26(a), and (iv) upon the receipt of written notice from Parent of the occurrence of a Delay Period or the happening of any event as a result of which the Prospectus as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to cease using the Prospectus until it is amended or supplemented by Parent.





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

                          (c)  In connection with the distribution of the
Parent Warrants by the Seller to its stockholders, the Parent agrees to cooperate fully and consult with the Seller in the preparation of, and dealings with the SEC in connection with, the Registration Statement and, subject to the proviso contained in Section 6.26(a), to amend or supplement the Prospectus so that, as thereafter provided by the Seller to its stockholders, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          (d)  Parent will indemnify and hold harmless the
Seller and its directors, officers and "control persons" (within the meaning of the Securities Act) for any and all liability arising under the Securities Act or any state securities or "blue sky" laws in connection with the Registration Statement, other than as to inaccuracies or omissions which relate solely to information provided to Parent by the Seller in respect of the Seller or the Footwear Business, as to which the Seller will indemnify and hold harmless Parent.

                          (e)  Parent shall pay all costs and expenses incurred
by Parent in complying with this Section 6.26, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Parent, fees and disbursements of the warrant agent and fees of any securities exchange, but excluding any Distribution Expenses (as such term is hereinafter defined). The Seller shall pay all costs and expenses directly incurred by the Seller in connection with the distribution of the Parent Warrants or of Parent Common Stock to the Seller's stockholders, including, without limitation, mailing costs, Taxes, fees and disbursements of transfer agents, costs of insurance and fees and disbursements of counsel to the Seller in connection with such distribution (collectively, "Distribution Expenses").





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

                 Section 6.27  Non-Competition.

                          (a)  For a period of two years following the Closing
Date, the Seller hereby covenants and agrees that it will not, and it will not permit any of its Subsidiaries to, directly or indirectly, through officers, directors, agents, subsidiaries, joint ventures, other business arrangements or otherwise, (i) manufacture, import, market, sell, distribute, provide, promote, develop, license or sublicense, except for the Capezio License, in any manner whatsoever, any women's footwear on either a wholesale or retail basis (a "Competitive Business"), or (ii) own an interest in, manage, operate, join, control, or participate in or be connected with, as a partner, stockholder, consultant or otherwise, any corporation, partnership, firm, association or other entity that engages in a Competitive Business; provided, however, that the Seller shall have the right to own up to 5% of any class of equity securities of a publicly traded company.

                          (b)  Notwithstanding anything in Section 6.5(a) to
the contrary, the Seller shall not be deemed to have violated the restrictions contained in Section 6.5(a) in the event that (i) the Seller manufactures, imports, markets or sells women's footwear as an accessory item in the Seller's retail clothing stores and less than 25% of the revenues of the Seller from each store in which such footwear is sold are derived from such footwear sales, or (ii) as a result of any acquisition, merger or other business combination with a third party, the Seller or the surviving entity in such transaction becomes engaged in a Competitive Business as a result of such third party's business activities.

                          (c)  The invalidity or unenforceability of any
provision of this Section 6.27, in whole or by virtue of the following sentence in part, shall not affect the validity or enforceability of any other provision of this Section 6.27 or of any other provision of this Agreement, all of which shall to the full extent consistent with applicable law continue in full force and effect. In addition, if any provision of Section 6.27(a) shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision shall thereafter be enforced to the fullest extent possible.


                                  ARTICLE VII

                                INDEMNIFICATION

                 Section 7.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                          (a)  Losses.  The term "Losses" shall mean any and
all losses, liabilities, damages, reasonable expenses or diminutions in value of any kind or character (whether or not known or asserted prior to the date hereof), including, without limitation, interest on any amount payable to a third party as a result of the foregoing, liabilities on account of Taxes (including interest and penalties thereon) and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability; provided, however, that Losses shall be net of any insurance proceeds received by an Indemnitee from an insurance company on account of such Losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds).

                          (b)  Third-Party Claims.  The term "Third-Party
Claims" shall mean any and all Losses which arise out of or result from (i) any claims or actions asserted against an Indemnitee by a third party, (ii) any rights of a third party asserted against an Indemnitee, or (iii) any liabilities of, or amounts payable by, an Indemnitee to a third party arising out of subparagraphs (i) or (ii), including, without limitation, claims or actions asserted against an Indemnitee by any taxing authority on account of Taxes.

                          (c)  Indemnitee.  The term "Indemnitee" shall mean
any person which may be entitled to seek indemnification pursuant to the provisions of Section 7.2 or 7.3.

                          (d)  Indemnitor.  The term "Indemnitor" shall mean
any person which may be obligated to provide indemnification pursuant to
Section 7.2 or 7.3.

                          (e)  Notice Period.  The term "Notice Period," as
applied to any Third-Party Claim for which an Indemnitee seeks to be indemnified pursuant to this Article VII, shall mean the period ending the earlier of the following:

                                  (i)  45 days after the time at which the
         Indemnitee has either (x) received notice of the facts giving rise to such Third-Party Claim or (y) commenced an active investigation of circumstances likely to give rise to such Third-Party Claim and, in each case, where such Indemnitee believes or should reasonably believe that such facts or circumstances would give rise to such Third-Party Claim for which such Indemnitee would be entitled to indemnification pursuant to this Article VII; and

                                  (ii)  45 days after the time at which any
         Third-Party Claim against the Indemnitee has become the subject of proceedings before any court or tribunal, or such time as would allow the Indemnitor sufficient time to contest, on the assumption that there is an arguable defense to such Third-Party Claim, such proceeding prior to any judgment or decision thereon.

                          (f)  Claim Notice.  The term "Claim Notice" shall
have the meaning set forth in Section 7.4(a).

                 Section 7.2 Indemnity by the Seller. The Seller agrees to indemnify and hold harmless Parent, the Purchaser and their respective directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 7.2) from and against the following:

                          (a)  Retained Liabilities.  Any and all Losses in
respect of the Retained Liabilities.

                          (b)  Third-Party Claims.  Any and all Third-Party
Claims in respect of the Acquired Assets, other than Third-Party Claims in respect of Assumed Liabilities, which may be asserted against any such Indemnitee or the Acquired Assets or which any such Indemnitee shall incur or suffer to the extent that such Third-Party Claims arise out of, result from or relate to:

                                  (i)  any Retained Liabilities;

                                  (ii)  any allegations to the effect that the
         negotiation or execution of, or consummation of the transactions contemplated by, this Agreement (A) constitutes interference with any other agreement to which the Seller any of or its Subsidiaries is purportedly bound prior to the Closing Date or (B) constitutes a misrepresentation or breach of warranty, covenant or agreement made by the Seller under any other agreement;

                                  (iii)  any Liens imposed on the Acquired
         Assets, or any of them, resulting from the Seller's or any of its Subsidiaries' failure to satisfy Retained Liabilities; or

                                  (iv)  any liability resulting from the
         Seller's or any of its Subsidiaries' failure to comply with the requirements of any bulk sales or similar legislation applicable to the transactions contemplated by this Agreement.

                          (c)  Breach of Representation, Warranty, Etc.  Any
and all Losses which may be asserted against such Indemnitee or which such Indemnitee may incur or suffer and which arise out of or result from:

                                  (i)  any untrue representation or breach of
         warranty of the Seller in this Agreement;

                                  (ii)  any default or nonfulfillment or breach
         of any covenant or agreement on the part of the Seller under this Agreement;





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

                                  (iii)  any untrue representation or breach of
         warranty in any of the Seller Documents;

                                  (iv)  except as otherwise contemplated by
         this Agreement, the failure by the Seller to obtain any consent or approval necessary to enable it to consummate the transactions contemplated by this Agreement; or

                                  (v)  the failure by the Seller to have
         conveyed to the Purchaser on the Closing Date all right, title and interest in and to the Acquired Assets, including, without limitation, any Contracts Related to the Footwear Business other than those the benefits of which are provided to the Purchaser pursuant to Section 6.3(b), free and clear of any Lien of any nature whatsoever (except for Permitted Liens and as otherwise contemplated by this Agreement and other than such thereof as are included in or arise in respect of the Assumed Liabilities).

                          (d)  Environmental Matters.  Environmental Losses to
the extent provided in Section 6.14(f).

                          (e)  Beloit Property Agreement.  Any Losses not to
exceed $3,225,000 arising from the environmental and hazardous waste indemnity obligations of the Seller under the Beloit Property Sale and Indemnity Back to Purchaser, dated July 22, 1994, between the Seller and Reynolds Aluminum, Inc.

                 Section 7.3 Indemnity by Parent and the Purchaser. Parent and the Purchaser shall jointly and severally indemnify and hold harmless the Seller and its directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 7.3) from and against the following:

                          (a)  Assumed Liabilities.  Any and all Losses in
respect of the Assumed Liabilities.

                          (b)  Third-Party Claims.  Any and all Third-Party
Claims in respect of the Acquired Assets, other than Third-Party Claims in respect of Retained





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

Liabilities, which may be asserted against any such Indemnitee, or which any such Indemnitee shall incur or suffer, including, without limitation, Third-Party Claims in respect of Assumed Liabilities.

                          (c)  Breach of Representation, Warranty, Etc.  Any
and all Losses which may be asserted against any such Indemnitee or which any such Indemnitee shall incur or suffer and which arise out of or result from:

                                  (i)  any untrue representation or breach of
         warranty of Parent or the Purchaser in this Agreement;

                                  (ii)  any default or nonfulfillment or breach
         of any covenant or agreement on the part of Parent or the Purchaser under this Agreement;

                                  (iii)  any untrue representation or breach of
         warranty in any of the Purchaser Documents; or

                                  (iv)  the failure of Parent or the Purchaser
         to obtain any consent or approval necessary to enable it to consummate the transactions contemplated by this Agreement.

                 Section 7.4 Notification of Third-Party Claims. In no case shall any Indemnitor under this Agreement be liable with respect to any Third-Party Claim against any Indemnitee unless the Indemnitee shall have delivered to the Indemnitor a Claim Notice and the following conditions are satisfied:

                          (a)  Timely Delivery of Claim Notice. Except as
provided in Section 7.4(b) or 7.4(c), no right to indemnification under this
Article VII shall be available to an Indemnitee with respect to a Third-Party Claim unless the Indemnitee shall have delivered to the Indemnitor within the Notice Period a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to such Third-Party Claim and stating that the Indemnitee intends to seek indemnification for such Third-Party Claim from the Indemnitor pursuant to this Article VII.





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

                          (b)  Late Delivery of Claim Notice.  If, in the case
of a Third-Party Claim, a Claim Notice is not given by the Indemnitee within the Notice Period as set forth in Section 7.4(a), the Indemnitee shall nevertheless be entitled to be indemnified under this Article VII:

                                  (i)  if the Indemnitee can establish that the
         time elapsed between the end of the Notice Period and the giving of the Claim Notice is reasonable; and

                                  (ii)  to the extent that the Indemnitee can
         establish that the Indemnitor has not been prejudiced by such time elapsed.

                          (c)  Paid or Settled Claims.  If a Claim Notice is
not given by the Indemnitee prior to the payment or settlement of a Third-Party Claim, the Indemnitee shall be entitled to be indemnified under this Article VII only to the extent that the Indemnitee can establish that the Indemnitor has not been prejudiced by such payment or settlement.

                 Section 7.5 Defense of Claims. Upon receipt of a Claim Notice from an Indemnitee with respect to any Third-Party Claim, the Indemnitor may assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and the Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof, provided that the fees and expenses of counsel employed by the Indemnitee shall be at the expense of the Indemnitor only if such counsel is retained pursuant to either of the following two sentences or if the employment of such counsel has been specifically authorized by the Indemnitor. If the Indemnitor does not notify the Indemnitee within sixty days after receipt of the Claim Notice that it elects to undertake the defense thereof, the Indemnitee shall have the right to defend the claim with counsel of its choosing reasonably satisfactory to the Indemnitor, subject to the right of the Indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. Notwithstanding anything to the contrary contained in this Section 7.5, the Indemnitee shall have the right to employ sepa-





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

rate counsel if, under applicable standards of professional conduct (as advised by counsel to the Indemnitee), a conflict of interest on any issue between the Indemnitee and the Indemnitor exists in respect of a Third-Party Claim. The Indemnitee shall send a written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject, in its reasonable judgment, within thirty days of receipt of such notice. Failure to reject such notice within such thirty day period shall be deemed an acceptance of such notice.

                 Section 7.6 Access and Cooperation. After the Closing Date, Parent and the Purchaser, on the one hand and the Seller on the other hand, shall (i) each cooperate fully with the others as to all Third-Party Claims, shall make available to the others, as reasonably requested, all information, records and documents relating to all Third-Party Claims and shall preserve all such information, records and documents until the termination of any Third-Party Claim and (ii) make available to the others, as reasonably requested, personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Third-Party Claim.

                 Section 7.7 Assessment of Claims. In the event that any of the Losses for which an Indemnitor is responsible or allegedly responsible pursuant to Section 7.2 or 7.3 are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, following payment by the Indemnitor to the Indemnitee for such Losses the Indemnitee shall assign any and all rights that it may have to recover such Losses to the Indemnitor, or, if such rights are not assignable under applicable law or otherwise, the Indemnitee shall attempt in good faith to collect any and all Losses on account thereof from such third party for the benefit of, and at the expense and direction of, the Indemnitor.

                 Section 7.8  Limits on Indemnification.

                          (a)  Small Claims Threshold.  The Seller and the
other Indemnitees under Section 7.3 shall not be entitled to seek indemnification, and Parent and the





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

other Indemnitees under Section 7.2 shall not be entitled to seek indemnification, in respect of Third-Party Claims unless the amount of Losses incurred by the Indemnitee in respect of such Third-Party Claims exceeds $10,000, and then the Indemnitee shall be entitled to seek indemnification to the full extent of such Losses.

                          (b)  Indemnity Basket.  Notwithstanding anything to
the contrary contained in Section 7.8(a), the Seller shall only be obligated to indemnify Parent and the other Indemnitees under Sections 7.2(c) and 7.2(e) to the extent that the aggregate amount of all Losses under Sections 7.2(c) and 7.2(e) exceeds $2 million, as reduced by any amounts paid by Parent pursuant to the proviso in Section 6.14(e), and Parent and the Purchaser shall only be obligated to indemnify the Seller and the other Indemnitees under Section 7.3(c) to the extent that the aggregate amount of all Losses under Section 7.3(c) exceeds $2 million.

                          (c)  Limit of Liability.  Notwithstanding anything
contained in this Article VII to the contrary, (i) the Seller shall have no reimbursement obligation under Section 6.14(e) or indemnification obligation under Sections 6.14(f), 7.2(c) and 7.2(d) to the extent such costs and Losses are not indemnifiable under Section 7.2(a) or 7.2(b) and (after giving effect to the application of Sections 7.8(a) and 7.8(b)) exceed $25 million in the aggregate (the "Indemnification Cap"), as reduced by (x) any amounts not reimbursed to the Seller pursuant to Section 7.8(c)(ii) and (y) any Liquidated Damages paid under Section 6.3(c), and (ii) Parent and the Purchaser shall have no reimbursement obligation under Section 7.3(a) or 7.3(b) in respect of Assumed Liabilities or Third Party Claims to the extent that the existence of such Assumed Liability or Third Party Claim would have constituted a breach of a representation or warranty of the Seller at the Closing Date, the existence of such Assumed Liability or Third Party Claim becomes known prior to the end of the relevant survival period provided for in Section 7.9 and the amount of such liability so unreimbursed, together with the amount of all such other liabilities so unreimbursed, does not exceed the difference between $25,000,000 and the aggregate amount of reimbursement and indemnification theretofore provided by the Seller pursuant to Section 6.14(e), 6.14(f), 7.2(c)





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

or 7.2(d) and any Liquidated Damages paid pursuant to Section 6.3(c).

                 Section 7.9 Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement, the Seller Documents or the Purchaser Documents, each and every one of which representations and warranties is strictly relied upon by the parties to whom they are made, shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for a period ending on the earlier of (i) the first anniversary of the Closing Date and (ii) August 31, 1996, except for the representations and warranties of the Seller provided for in Section 3.12 (which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for the relevant statutes of limitations including any extension or waiver thereof regarding the filing of Tax Returns and the payment of Taxes). Except as set forth in this Section 7.9, after the end of such period, an Indemnitor's obligation to an Indemnitee under this Article VII
(i) with respect to such representations and warranties and (ii) with respect to environmental matters under Section 7.2(d) shall expire except with respect to a matter set forth in a Claim Notice theretofore delivered to an Indemnitee; provided, that the expiration of indemnification obligations pursuant to this
Section 7.9 shall in no way constitute an assumption by the Purchaser, Parent or any of their respective successors or related Indemnitees of any liabilities of the Seller other than Assumed Liabilities or a waiver by the Purchaser or Parent or any of their respective successors of any other legal remedies they may have to seek from the Seller or its successor reimbursement or contribution for amounts paid or payable in respect of Retained Liabilities. It is further agreed that Parent's rights to indemnification set forth in Sections 7.2(a) and 7.2(b) and the Seller's rights to indemnification set forth in Sections 7.3(a) and 7.3(b) shall remain in full force and effect indefinitely.





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                                  ARTICLE VIII

                                   CONDITIONS

                 Section 8.1 Conditions to Each Party's Obligation to Close. The respective obligations of the parties to effect the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                          (a)  HSR Approval.  Any applicable waiting period
under the HSR Act shall have expired or been terminated.

                          (b)  Other Approvals.  All authorizations, consents,
orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, shall have been filed, occurred or been obtained.

                          (c)  No Injunctions or Restraints.  No temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

                          (d)  No Action.  No action, suit or proceeding by any
Governmental Entity before any court or governmental or regulatory authority shall be pending or threatened against the Seller or Parent or any of their Subsidiaries challenging the validity or legality of the transactions contemplated by this Agreement, other than actions, suits or proceedings which, in the reasonable opinion of counsel to the parties hereto, are unlikely to result in an adverse judgment.

                 Section 8.2 Conditions of Obligations of Parent and the Purchaser. The obligations of Parent and the Purchaser to effect the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by
Parent:

                          (a)  Representations and Warranties.  (i)  The
aggregate effect of all inaccuracies in the representations and warranties of the Seller set forth in this Agreement (without taking into account any qualifications as to materiality contained in such representations and warranties, it being understood, however, that for the purposes of this clause
(i), the accuracy of any representation or warranty which speaks as of the date of this Agreement or another date prior to the Closing Date shall be determined solely as of the date of this Agreement or such other date and not as of the Closing Date) does not and will not have a material adverse effect on the Footwear Business, and (ii) the representations and warranties of the Seller contained in Sections 3.1, 3.2, 3.3, 3.6(a), 3.10 and 3.14 shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Seller by the chief executive officer or the chief financial officer of the Seller to such effect.

                          (b)  Performance of Obligations of the Seller.  The
Seller and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Seller by the chief executive officer or the chief financial officer of the Seller to such effect.

                          (c)  Required Consents.  The Seller shall have
provided to Parent satisfactory evidence of the receipt or anticipated receipt of the required consents contemplated by Section 8.2(c) of the Seller Disclosure Schedule.

                          (d)  Net Worth.  The Seller shall have provided to
Parent a certificate dated as of a date within five days prior to the Closing Date certifying as to the Footwear Business Net Worth (as defined below), which amount shall not be less than $230 million. For purposes of this Agreement, "Footwear Business Net Worth" shall equal the Seller's good faith estimate of the amount by which the total Acquired Assets (excluding for such purposes the rights relating to the Severance Trusts) exceed the total Assumed Liabilities, calculated as of the date in question on a basis consistent with the Footwear Business Balance Sheet.

                          (e)  Financial Statements.  The Seller shall have
provided to the Purchaser the Audited Footwear Business Financial Statements.

                          (f)  Opinions of Counsel.  Parent shall have received
the opinions of Jones, Day, Reavis & Pogue and James J. Crowe, Esq. in the forms customary for transactions of the type contemplated herein and reasonably satisfactory to Parent.

                          (g)  Seller Documents.  The Seller shall have
executed and delivered to the Purchaser the Seller Documents.

                 Section 8.3 Conditions of Obligations of the Seller. The obligation of the Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by the Seller:

                          (a)  Representations and Warranties.  (i)  The
aggregate effect of all inaccuracies in the representations and warranties of Parent and the Purchaser set forth in this Agreement (without taking into account any qualifications as to materiality contained in such representations and warranties, it being understood, however, that for the purposes of this clause (i), the accuracy of any representation or warranty which speaks as of the date of this Agreement or another date prior to the Closing Date shall be determined solely as of the date of this Agreement or such other date and not as of the Closing Date) does not and will not have a material adverse effect on the Parent, and (ii) the representations and warranties of Parent and the Purchaser contained in Sections 4.1, 4.2, 4.3, 4.4 and 4.7 shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Seller shall have received a certificate signed on behalf of Parent by the Chairman of the Board or the

Co-Chairman of the Board and President of Parent to such effect.

                          (b)  Performance of Obligations of Parent and the
Purchaser. Parent and the Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief operating officer of Parent to such effect.

                          (c)  Opinions of Counsel.  The Seller shall have
received the opinions of Skadden, Arps, Slate, Meagher & Flom and Joel K. Bedol, Esq. in the forms customary for transactions of the type contemplated herein and reasonably satisfactory to the Seller.

                          (d)  Purchaser Documents.  The Purchaser shall have
executed and delivered to the Seller the Purchaser Documents.

                 Section 8.4 If Conditions Not Satisfied. In the event that any of the foregoing conditions of obligations of a party shall fail to have been satisfied, such party may elect, in its sole discretion, to consummate the transactions contemplated by this Agreement despite such failure, in which event such party shall be deemed to have waived any claim for damages, Losses or other relief arising from or in connection with such failure, unless otherwise agreed in a writing executed by both parties and except that any such waiver by the Purchaser or Parent shall not affect the Seller's obligation to reimburse Parent for the costs of Remedial Activities pursuant to Section 7.2(d).


                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

                 Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

                          (a)  by mutual consent of Parent and the Seller;

                          (b)  by either Parent or the Seller if the Closing
shall not have occurred before September 30, 1995 (unless the failure to so consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

                          (c)  by Parent if (i) there has been a breach on the
part of the Seller in the representations, warranties or covenants of the Seller set forth herein, or any failure on the part of the Seller to comply with its obligations hereunder, such that, in any such case, any of the conditions to the Closing set forth in Section 8.1 or 8.2 hereof could not be satisfied on or prior to August 31, 1995, or (ii) the Seller takes any action that would be prohibited by Section 6.7;

                          (d)  by the Seller if there has been a breach on the
part of Parent or the Purchaser in the representations, warranties or covenants of Parent or the Purchaser set forth herein, or any failure on the part of Parent to comply with its obligations hereunder, such that, in any such case, any of the conditions to the Closing set forth in Section 8.1 or 8.3 hereof could not be satisfied on or prior to August 31, 1995; or

                          (e)  by Parent if the amount of the Remediation
Estimate exceeds $10,000,000 and the Seller fails to exercise the Environmental Right pursuant to the terms of Section 6.14(d).

                 Section 9.2 Effect of Termination. In the event of a termination of this Agreement by either the Seller or Parent as provided in
Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Purchaser or the Seller or their affiliates or respective officers or directors, other than the provisions of Section 6.8; provided, however, that any such termination shall not relieve any party from liability for any breach of this Agreement.





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                                   ARTICLE X

                                 MISCELLANEOUS

                 Section 10.1 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time by an instrument in writing signed on behalf of each of the parties hereto.

                 Section 10.2 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by the respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                 Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by telecopy (which is confirmed) or on the date received if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (a)     if to Parent or the Purchaser, to

                                  Nine West Group Inc.
                                  9 West Broad Street
                                  Stamford, Connecticut  06902
                                  Attn:  Vincent Camuto and Joel K. Bedol
                                  Telecopy: (203) 978-6020
                                  with a copy to

                                  Skadden, Arps, Slate, Meagher & Flom
                                  919 Third Avenue
                                  New York, New York  10022
                                  Attn:  Roger S. Aaron and Randall H. Doud
                                  Telecopy:  (212) 735-2000

                                  and

                          (b)     if to the Seller, to

                                  The United States Shoe Corporation
                                  One Eastwood Drive
                                  Cincinnati, Ohio 45227
                                  Attn:  James J. Crowe
                                  Telecopy:  (513) 527-7880

                                  with a copy to

                                  Jones, Day, Reavis & Pogue
                                  599 Lexington Avenue
                                  New York, New York 10022
                                  Attn:  William F. Henze II
                                  Telecopy:  (212) 755-7306

                 Section 10.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The Table of Contents, Glossary of Defined Terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 15, 1995.

                 Section 10.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

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                 Section 10.6  Entire Agreement; No Third Party Beneficiaries.
This Agreement (including the documents and the instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) is not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

                 Section 10.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law principles.

                 Section 10.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                 Section 10.9  Broker's Fees.  Each of the Seller and Parent
(a) represents and warrants that it has not taken and will not take any action that would cause the other party to have any obligation or liability to any person for a finder's or broker's fee, and (b) agrees to indemnify the other party for breach of the foregoing representation and warranty, whether or not the Closing occurs.

                 Section 10.10 Publicity. Except as otherwise required by law or the rules of the New York Stock Exchange, for so long as this Agreement is in effect, neither the Seller nor Parent shall, nor shall they permit any of their Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

                 Section 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that the Purchaser may assign its rights to acquire all or any portion of the Acquired Assets to Parent or one or more direct or indirect wholly-owned Subsidiaries of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 IN WITNESS WHEREOF, Parent, the Purchaser and the Seller have caused this Asset Purchase Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                       THE UNITED STATES SHOE
                                         CORPORATION


                                       By:    /s/ Bannus Hudson
                                           --------------------------
                                           Name:  Bannus Hudson
                                           Title: President and Chief
                                                  Executive Officer


                                       NINE WEST GROUP INC.



                                       By:    /s/ Vincent Camuto
                                           ----------------------
                                           Name:   Vincent Camuto
                                           Title:  President


                                       FOOTWEAR ACQUISITION CORP.



                                       By:    /s/ Vincent Camuto
                                           ----------------------
                                           Name:   Vincent Camuto
                                           Title:  President

                              EXHIBIT 2.1(b)(i)(A)
                                                                          [KY]


                                      DEED

        THIS DEED made and entered into this ______ day of ______, 1995 by and between: [Name of Grantor] of [Address], Part(y)ies of the First Part.

         AND

[Name of Grantee] of [Address], Part(y)ies of the Second Part.

        WITNESSETH: That for and in consideration of the purchase price of $___________, the receipt of which is hereby acknowledged, Part(y)ies of the First Part do hereby convey unto the Part(y)ies of the Second Part in FEE SIMPLE with Covenant of SPECIAL WARRANTY the following described real estate, in the County of __________, State of Kentucky, to-wit:

                             [Property Description]

        Being the same real estate conveyed by ________________ to Party of The First Part by deed dated _________, 19__ and recorded on _________, 19__ in Deed Book _____, Page ___, office of the Clerk, _________ County, Kentucky.

        Part(y)ies of the First Part further covenant[s] that they are [it is] lawfully seized of the estate herein conveyed, and have [has] full right and power to convey the same, and that said estate is free from all encumbrances, except easements, restrictions, and zoning laws affecting said property, and except State, County and School taxes for the year 1995 and all taxes thereafter, all of which the Part(y)ies of the Second Part hereby assume and agree to pay.

        The parties hereto state the consideration reflected in this deed is the full consideration paid for the property. The Part(y)ies of the Second Part join this deed for the sole purposes of certifying the consideration pursuant to KRS 382.l35.

        IN TESTIMONY WHEREOF, the Part(y)ies of the First Part and the Part(y)ies of the Second Part have hereunto subscribed their names this day and year first above written.

[Name of Grantor]                          [Name of Grantee]
_________________________                  ____________________________________

_________________________                  ____________________________________

STATE OF ____________

COUNTY OF ___________

        I, the undersigned, a Notary Public with and for the State and County aforesaid, do hereby certify that the foregoing Deed and Consideration Certificate was produced to me in said State and County and was signed, acknowledged and delivered and sworn to before me by ______________________, Part(y)ies of the First Part, to be their free and voluntary act and deed.

         WITNESS my hand this ___day of ___________, 1995

         My Commission Expires__________________________.

                                                  _____________________________
                                                  NOTARY PUBLIC

STATE OF ____________

COUNTY OF ___________

        I, undersigned, a Notary Public within and for the State and County aforesaid, do hereby certify that the foregoing Deed and Consideration Certificate was signed, acknowledged and delivered and sworn to before me by __________________, Part(y)ies of the Second Part, to be their free and voluntary act and deed.

         WITNESS my hand this ___day of ___________, 1995.

         My Commission Expires__________________________.

                                                   ____________________________
                                                   NOTARY PUBLIC

THIS INSTRUMENT WAS PREPARED BY:


--------------------------------

                                                                          [OH]


                                  WARRANTY DEED

         Know all men by these presents: That [Name of Grantor], a [Type of Entity and Jurisdiction of Formation], having an address at [Address], GRANTOR, in consideration of the sum of $1.00 and other consideration, paid by [Name of Grantee], a [Type of Entity and Jurisdiction of Formation], having a tax mailing address at [Address], GRANTEE, the receipt whereof is hereby acknowledged, does hereby grant, bargain, sell and convey, with limited warranty covenants, to the said GRANTEE, its successors and assigns forever, the following described real estate, situated in the County of _____, in the State of Ohio, and in the City of _____ and bounded and described as follows:

                            [Description of Property]

The forgoing description is intended to describe all that property described in _____ [Name of Title Insurance Company] Title Commitment Number ______ dated
_____, 1995, and all that property delineated on survey prepared by [Name of Surveyor], dated _____, 1995, under project number _____.

Prior instrument reference:  _____
Parcel Number: ______
Address: ______

To have and to hold said premises, with all the privileges and appurtenances thereunto belonging to the said GRANTEE, its successors and assigns forever. And the said GRANTOR for itself and its successors, does hereby covenant with the said GRANTEE, its successors and assigns, that it is lawfully seized of the premises aforesaid; and that the said premises are free and clear from all incumbrances whatsoever except conditions, restrictions and easements of record and taxes and assessments due and payable after date of execution hereof.

In witness whereof, the duly authorized representative of the said GRANTOR, has hereunto set [his/her] hand, this ___ day of ______, 1995.

Signed and Acknowledged in the Presence of:


                                           [GRANTOR]

______________________________________     By:      ____________________________
Print Name:                                         __________, as Its
                                                    President

______________________________________     Attest:  ____________________________
Print Name:                                         ___________, as Its
                                                    Secretary

      My Commission expires ___________________________________________________

      Resident of ___________________________________________  County, ________


This Document Prepared by______________________________________________________

                                                                         [IN]

                             W A R R A N T Y   D E E D

THIS INDENTURE WITNESSETH, That [Name of Grantor]

of                                        County, in the State of

Conveys and Warrants to [Name of Grantee]

of                                        County, in the State of

                                          for and in consideration of One Dollar

and other valuable consideration in the receipt whereof is hereby acknowledged the following described Real Estate in

                                          County in the State of Indiana, to-wit

         This conveyance is made and accepted subject to all easments and restrictions of record; and to taxes and assessments for 1995 and subsequent years.

         TO HAVE AND TO HOLD the Property, together with all and singular rights, privileges, appurtenances and immunities pertaining thereto, including all of Grantor's right, title and interest in and to adjoining streets, alleys and rights-of-way, unto Grantee and Grantee's successors, heirs, and assigns forever; and Grantor does hereby bind itself and its successors and heirs to warrant and forever defend the Property unto Grantee and Grantee's successors, heirs, and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under Grantor, but not otherwise.

Property Address for above described Real Estate is ___________________________


   IN WITNESS WHEREOF, the said grantor(s)

has hereunto affixed its name and seal, ________ this _________________ day of,

_________________________, 1995

____________________________ (Seal) ______________________________________(Seal)

____________________________ (Seal) ______________________________________(Seal)

____________________________ (Seal) ______________________________________(Seal)

____________________________ (Seal) ______________________________________(Seal)

STATE OF __________,__________________________________County , ss:   NOTARY SEAL
Before me, the undersigned, a Notary Public in and for said County and State, this________________day of _______________, 1995, personally appeared.

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

and acknowledged the execution of the foregoing deed.

____________________________________________________ Notary Public

              (DO NOT RECORD THIS SIDE UNLESS AFFIDAVITS ARE USED)

NOTARY SEAL   STATE OF_______________, ________________________________ County,

              ss: Before me, the undersigned, a Notary Public in and for said

              County and State, this __________ day of _______________________,

              1995, personally appeared ________________________________________

              __________________________________________________________________

              and acknowledged the execution of the annexed deed.

              _____________________________________________________Notary Public

              My Commission expires ___________________________________________

              Resident of ________________________________ County, ____________


NOTARY SEAL   STATE OF_____________,_______________________________ County, ss:
              Before me, the undersigned, a Notary Public in and for said County and State, this _____________day of __________ , 1995 , personally appeared _________________________________________________________

              __________________________________________________________________

              __________________________________________________________________

              and acknowledged the execution of the annexed deed.
              ___________________________________________________  Notary Public

              My Commission expires ____________________________________________

              Resident of _________________________________ County,_____________


                    SIGN IN BLACK INK FOR BETTER MICRO COPIES


              ___________________________________________________
                                 WARRANTY DEED

              ___________________________________________________
                                      FROM

              ___________________________________________________
                                       TO

              ___________________________________________________

              ___________________________________________________

              ___________________________________________________
              ___________________________________________________
              SEND TAX STATEMENT TO:





              ___________________________________________________
              RETURN THIS DEED TO:

                                                                        [TN]

                                 CORPORATE FORM
                              SPECIAL WARRANTY DEED

        THIS INDENTURE, made and entered into this ___ day of ______________, 1995, by and between [Name of Grantor], a corporation organized and existing under and by virtue of the laws of the State of ___________________, party of the first part, and

        [Name of Grantee], a corporation organized and existing under and by virtue of the laws of the State of __________, party of the second part,

        WITNESSETH: That for and in consideration of Ten Dollars ($10.00), cash in hand paid, and other good and valuable considerations, the receipt of all of which is hereby acknowledged, the said party of the first part has bargained and sold and does hereby bargain, sell, convey and confirm unto the said party of the second part the following described real estate, situated and being in _________________________, County of ____________________State of Tennessee:

                             [Property Description]

         TO HAVE AND TO HOLD the aforesaid real estate together with all the appurtenances and hereditaments thereunto belonging or in any wise appertaining unto the said party of the second part, its heirs, or successors and assigns in fee simple forever.

         The said party of the first part does hereby covenant with the said party of the second part that it is lawfully seized in fee of the aforedescribed real estate; that has a good right to sell and convey the same; that the same is unencumbered, except for conditions, restrictions and easements of record and taxes and assessments due and payable after the date of execution hereof, and that the title and quiet possession thereto it will warrant and forever defend against the lawful claims of all persons, claiming the same by, through or under it, but not further or otherwise.

         Whenever the word "party" is used herein, it shall mean "parties" if there are more than one person referred to and whenever pronouns occur herein, they shall be construed according to their proper gender and number according to the context of this instrument.

         IN WITNESS WHEREOF, party of the first part has caused this instrument to be executed by and through its duly authorized officers the day and year first above written.

ATTEST:                                [Name of Grantor]

__________________________________      By: ___________________________________
                         Secretary                                    President

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

STATE OF ________, COUNTY OF ___________

        Before me, the undersigned, a Notary Public of the State and County aforesaid, personally appeared _________________________________________________
______________________________with whom I am personally acquainted, (or proved to me on the basis of satisfactory evidence) and who, upon oath, acknowledged himself to be the president (or other officer authorized to execute the instrument) of _____________________________________ the within named a corporation, and that he as such ____________________________ executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as _____________________________________.

         WITNESS my hand and Official Seal at office this ______day of _____________________, 1995.


My Commission expires:_______________________     ____________________________

                            (FOR RECORDING DATA ONLY)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Property address _______________________________________________________________



Mail tax bills to:  (Person or Agency responsible for payment of taxes)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


This instrument prepared by:

________________________________________________________________________________

________________________________________________________________________________

State tax ______________________________________   $ ______


Register's fee
              __________________________________     ______


Recording fee __________________________________     ______


Total __________________________________________     ______

T.G. #

Return to:



I, or we, hereby swear or affirm that, to the best of affiant's knowledge, information, and belief, the actual consideration for this transfer or value of the property transferred, whichever is greater is $_____________________, which amount is equal to or greater than the amount which the property transferred would command at a fair and voluntary sale.


________________________________________________________________________________
                                    Affiant

Subscribed and sworn to before me this___day of,_________, 1995   .


________________________________________________________________________________
                                                                   Notary Public

State of
County of

The foregoing instrument was acknowledged before me this ____ day of _______, 1995, by _____________________, President, and ___________________, Secretary,
of [Name of Grantor] on behalf of the corporation.

My commission expires: ___________________________________


______________________________________________________
Notary Public

This instrument prepared by: ________________________________________________

                                                         EXHIBIT 2.1(b)(i)(B)(1)

                              TRADEMARK ASSIGNMENT

     TRADEMARK ASSIGNMENT made as of ________, 1995 by The United States Shoe Corporation, an Ohio corporation (the "Seller"), to Footwear Acquisition Corp., a Delaware corporation (the "Purchaser"), pursuant to the Asset Purchase Agreement, dated as of March 15, 1995 (the "Agreement"), among Nine West Group Inc., the Seller and the Purchaser.

     WHEREAS, the Seller has adopted and used in its business the trademarks set forth on the attached Schedule A; and

     WHEREAS, the Purchaser is desirous of acquiring the entire right, title and interest in, to and under the trademarks set forth on the attached Schedule A and any registrations thereof and applications therefore (collectively, the "Trademarks").

     NOW, THEREFORE, for good and valuable consideration paid by the Purchaser to the Seller pursuant to the Agreement at or before the execution and delivery hereof, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser, its successors and assigns, its entire right, title and interest in, to and under the Trademarks, together with the goodwill of the business in connection with which the Trademarks are used, all of the foregoing to be held and enjoyed by the Purchaser for its own use and for the use of its successors, assigns or other legal representatives, together with all claims for damages by reason of past, present and future infringement of the rights assigned under this Trademark Assignment, with the right to sue for and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Seller if this transfer to the Purchaser had not been made.

     The Seller hereby agrees to execute all such documents as may be required, for each designated jurisdiction, to transfer and record the transfer in each such jurisdiction of any Trademark application or Trademark registration.

     The Seller hereby appoints and constitutes the Purchaser as attorney-in-fact for the Seller with respect to the transfer of title of any of the Trademarks. The Purchaser's authority hereunder shall include, without limitations, the authority to execute and receive any certificate of ownership or other document to transfer title to any Trademarks, and to take any other actions necessary or incident to the powers granted to the Purchaser in this Trademark Assignment.

     This instrument shall inure to the benefit of the Purchaser and its successors and assigns and shall be binding upon the Seller and its successors and assigns, effective immediately upon its delivery to the Purchaser.

     IN WITNESS WHEREOF, this Trademark Assignment has been duly executed and delivered as of the date first above written.

Assignee:                              Assignor:

FOOTWEAR ACQUISITION CORP.             THE UNITED STATES SHOE
                                         CORPORATION

By:                                    By:
   --------------------------             ---------------------------
   Name:                                  Name:
   Title:                                 Title:



State of New York )
                  ) ss:
County of New York)

     On this    day of     , 1995, before me personally came                  ,
known to me to be a            of The United States Shoe Corporation, who
executed the foregoing document with full authority to do so.



                                       ------------------------------
                                                 Notary Public

                                PATENT ASSIGNMENT

     PATENT ASSIGNMENT made as of ________, 1995 by The United States Shoe Corporation, an Ohio corporation (the "Seller"), to Footwear Acquisition Corp., a Delaware corporation (the "Purchaser"), pursuant to the Asset Purchase Agreement, dated as of March 15, 1995 (the "Agreement"), among Nine West Group Inc., the Seller and the Purchaser.

     WHEREAS, the Seller is the owner of the entire right, title and interest in and to the patents (the "Patents") and patent applications (the "Patent Applications") set forth on the attached Schedule A and the respective inventions disclosed therein; and

     WHEREAS, the Purchaser is desirous of acquiring the entire right, title and interest in, to and under the Patents and Patent Applications and the respective inventions disclosed therein.

     NOW, THEREFORE, for good and valuable consideration paid by the Purchaser to the Seller pursuant to the Agreement at or before the execution and delivery hereof, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser, its successors and assigns, its entire right, title and interest in, to and under the Patents, together with any and all reissues, reexaminations, modifications and extensions thereof, the Patent Applications, together with any and all continuing, divisional and reissue applications based thereon and any and all United States and foreign patents granted on said applications and all reissues, reexaminations, modifications and extensions thereof, and all of the inventions relating to the foregoing, and hereby authorizes and requests the Commissioner of Patents for the country involved to issue any and all patents on inventions resulting from the Patent Applications or other applications to the Purchaser as assignee of the entire right, title and interest therein, all of the foregoing to be held and enjoyed by the Purchaser for its own use and for the use of its successors, assigns or other legal representatives, together all of the income, royalties, damages and payments now or hereafter due or payable with respect thereto and all claims for damages by reason of past, present and future infringement of the rights assigned under this Patent Assignment with the right to sue for and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Seller if this transfer to the Purchaser had not been made.

     The Seller hereby appoints and constitutes the Purchaser as attorney-in-fact for the Seller with respect to the transfer of title of any of the Patents, Patent Applications and other patent rights and patent applications assigned pursuant to the Patent Assignment. The Purchaser's authority hereunder shall include, without limitations, the authority to execute and receive any certificate of ownership or other document to transfer title to any Patent, Patent Application and other patent rights and patent applications assigned pursuant to the Patent Assignment, and to take any other actions necessary or incident to the powers granted to the Purchaser in this Patent Assignment.

     This instrument shall inure to the benefit of the Purchaser and its successors and assigns and shall be binding upon the Seller and its successors and assigns, effective immediately upon its delivery to the Purchaser.

     IN WITNESS WHEREOF, this Patent Assignment has been duly executed and delivered as of the date first above written.

Assignee:                              Assignor:
FOOTWEAR ACQUISITION CORP.             THE UNITED STATES SHOE CORPORATION

By:                                    By:
   --------------------------             ---------------------------
   Name:                                  Name:
   Title:                                 Title:

State of New York )
                  ) ss:
County of New York)

     On this     day of        , 1995, before me personally came               ,
known to me to be a                       of The United States Shoe Corporation,
who executed the foregoing document with full authority to do so.



                                       --------------------------------
                                                 Notary Public

                              COPYRIGHT ASSIGNMENT

     COPYRIGHT ASSIGNMENT made as of ________, 1995 by The United States Shoe Corporation, an Ohio corporation (the "Seller"), to Footwear Acquisition Corp., a Delaware corporation (the "Purchaser"), pursuant to the Asset Purchase Agreement, dated as of March 15, 1995 (the "Agreement"), among Nine West Group Inc., the Seller and the Purchaser.

     WHEREAS, the Seller has produced or had produced for its use and owns the right, title and interest in the works set forth on the attached Schedule A; and

     WHEREAS, the Purchaser is desirous of acquiring the entire right, title and interest in, to and under the works set forth on the attached Schedule A and any copyrights related thereto, including any registrations thereof and applications therefore (collectively, the "Works").

     NOW, THEREFORE, for good and valuable consideration paid by the Purchaser to the Seller pursuant to the Agreement at or before the execution and delivery hereof, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser, its successors and assigns, its entire right, title and interest in, to and under the Works, all of the foregoing to be held and enjoyed by the Purchaser for its own use and for the use of its successors, assigns or other legal representatives, together with all claims for damages by reason of past, present and future infringement of the rights assigned under this Copyright Assignment, with the right to sue for and collect the same for its own use and benefit, and for the use and benefit of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Seller if this transfer to the Purchaser had not been made.

     The Seller hereby agrees to execute and deliver to the Purchaser for filing such notices, substantially the form attached hereto as Exhibit I, and other documents with the Copyright Office for the country involved as are necessary to effectuate the transfer of title contemplated by this Copyright Assignment.

     The Seller hereby appoints and constitutes the Purchaser as attorney-in-fact for the Seller with respect to the transfer of title of any of the Works. The Purchaser's authority hereunder shall include, without limitations, the authority to execute and receive any certificate of ownership or other document to transfer title to any Works, and to take any other actions necessary or incident to the powers granted to the Purchaser in this Copyright Assignment.

     This instrument shall inure to the benefit of the Purchaser and its successors and assigns and shall be binding upon the Seller and its successors and assigns, effective immediately upon its delivery to the Purchaser.

     IN WITNESS WHEREOF, this Copyright Assignment has been duly executed and delivered as of the date first above written.

Assignee:                              Assignor:

FOOTWEAR ACQUISITION CORP.             THE UNITED STATES SHOE
                                         CORPORATION

By:                                    By:
   --------------------------             ---------------------------
   Name:                                  Name:
   Title:                                 Title:



State of New York )
                  ) ss:
County of New York)

     On this        day of         , 1995, before me personally came           ,
known to me to be a                     of The United States Shoe Corporation,
who executed the foregoing document with full authority to do so.




                                       ------------------------------
                                                Notary Public

                                                                       EXHIBIT I

                    NOTICE OF TRANSFER OF COPYRIGHT OWNERSHIP

     The copyrights to the "works" shown on the attached Schedule A, and all rights, title and interest therein, are hereby transferred to Footwear Acquisition Corp. by their owner, The United States Shoe Corporation, for consideration given.

DATED:              , 1995
      --------------
New York, New York

Assignee:                              Assignor:

FOOTWEAR ACQUISITION CORP.             THE UNITED STATES SHOE
                                         CORPORATION

By:                                    By:
   --------------------------             ---------------------------
   Name:                                  Name:
   Title:                                 Title:

State of New York )
                  ) ss:
County of New York)

     On this       day of           , 1995, before me personally came          ,
known to me to be a                of The United States Shoe Corporation,
who executed the foregoing document with full authority to do so.



                                       ------------------------------
                                                Notary Public

                            EXHIBIT 2.1(b)(i)(B)(2)

             OTHER ACQUIRED INTELLECTUAL PROPERTY LICENSE AGREEMENT


                 THIS LICENSE AGREEMENT (this "Agreement") dated as of ____________________, 1995, by and between FOOTWEAR ACQUISITION CORP., a Delaware corporation (the "Purchaser"), as licensor, and THE UNITED STATES SHOE CORPORATION, an Ohio corporation, as licensee (the "Seller").

                 WHEREAS, the Seller, directly and through its Subsidiaries, prior to the date hereof, was engaged in, inter alia, the retail sale of eyewear, the retail sale of women's specialty apparel and accessories and the manufacture, distribution and retail sale of women's footwear (the "Footwear Business"); and

                 WHEREAS, as of the date hereof, pursuant to the terms of the Asset Purchase Agreement (the "Asset Purchase Agreement") dated March 15, 1995 by and among the Seller, the Purchaser and Nine West Group Inc. ("Parent"), the Seller has sold and transferred, and the Purchaser has purchased, substantially all of the assets of the Footwear Business, including, inter alia, the trademarks Related to the Footwear Business which are duly registered in the United States Patent Office and in certain foreign jurisdictions and which are listed on Schedule 1 hereto (the "Schedule 1 Marks"); and

                 WHEREAS, the Seller desires to license to the Purchaser, solely for the uses permitted herein, and the Purchaser desires a license to use, the Schedule 1 Marks in accordance with the terms of this Agreement.

                 NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

                 1.       Definitions.

                 All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

                 2.       License.

                          (a)     The Purchaser hereby grants to the Seller the
exclusive right and license (except as hereinafter provided) to use the
Schedule 1 Marks in connection with the manufacture, marketing, advertising, promotion, distribution and sale, wholesale and retail, including retail store services, of eyewear and women's specialty apparel and accessories (the "Merchandise") by, for or under the supervision and control of, the Seller (the "Licensed Businesses"). For the purposes of this Agreement, "Licensed Merchandise" shall mean that Merchandise which bears or is sold in packaging bearing the Schedule 1 Marks.

                          (b)     Neither the Purchaser nor any of its
affiliates shall use any of the Schedule 1 Marks in any business or activities other than the Licensed Businesses.

                          (c)     The Seller hereby grants to the Purchaser the
exclusive right to sublicense to third parties the use of the Schedule 1 Marks in the Licensed Businesses; provided, however, that such use by any third parties is subject to limitations on use no less stringent than that provided herein with respect to the Schedule 1 Marks.

                          (d)     All of the Seller's rights hereunder shall be
subject to the rights of third parties under the existing license agreements relating to the use of the Schedule 1 Marks listed on Schedule 2 hereto (the "Third Party Licenses").

                 3.       Term of License.

                 Subject to termination as provided in Section 13 hereof, this Agreement shall commence on the date hereof and shall continue in perpetuity.

                 4.       Royalties.

                 The Purchaser agrees that the privileges and rights granted to the Seller by this Agreement shall be enjoyed by the Seller royalty-free for the full term of this Agreement.

                 5.       Limitations on Use of the Schedule 1 Marks.

                 The right to use the Schedule 1 Marks granted to the Seller in
Section 2 of this Agreement is expressly subject to the following conditions:

                          (a)     In its use of any Schedule 1 Mark, the Seller
shall faithfully reproduce such mark's design, coloration and appearance, as such design, coloration and appearance may be modified from time to time by the Purchaser. Upon the consent of the Purchaser, which shall not be unreasonably withheld, the Seller shall have the right to modify the design, coloration or appearance of the Schedule 1 Marks. Any resulting trademarks or copyrights shall be deemed Schedule 1 Marks for the purposes of this Agreement.

                          (b)     All displays of Schedule 1 Marks by the
Seller shall bear such copyright, trademark and other notices or legends as the Purchaser shall reasonably require, and the Seller shall adhere to any other reasonable and customary posting requirements developed by the Purchaser with respect to the Schedule 1 Marks.

                          (c)     The Seller shall not use any mark, term or
design confusingly similar to any Schedule 1 Mark, and the Seller shall not attempt to register or aid any third party in using or attempting to register any such mark, term or design.

                          (d)     The Seller shall not use any Schedule 1 Mark
in any manner that will indicate or imply that it is using such Schedule 1 Mark other than as a licensee of the Purchaser.

                          (f)     All Licensed Merchandise shall be
manufactured, imported, marketed, distributed, sold, labeled, packaged and advertised, and the Licensed Business shall be operated, in accordance with all applicable foreign and United States federal, state and local laws and regulations.

                 6.       Special Rights and Duties of the Seller.

                 So long as this Agreement shall remain in full force and effect the Purchaser shall not sell, use or assign, or license, franchise or provide the use of, the Schedule 1 Marks on or in conjunction with the Licensed Businesses. This Agreement does not limit the Purchaser's rights to use the
Schedule 1 Marks in any manner whatsoever, except as specifically limited by the license and right to the use thereof specifically granted herein to the Seller.

                 7.       Infringement; Registration.

                          (a)     The Seller acknowledges that the Schedule 1
Marks are the property of the Purchaser and that it will not claim any title or right to use the same at any time hereafter except pursuant to this Agreement or such subsequent agreements as may be made in writing by the parties hereto. The use of the Schedule 1 Marks pursuant to this Agreement shall not vest in the Seller any right or presumptive right to continue such use after this Agreement has been terminated. The Seller will not, during the term of this Agreement or thereafter, attack or challenge the Purchaser's rights or title in and to the Schedule 1 Marks or attack the validity of this Agreement. In case of termination of this Agreement for any reason, the Seller agrees that it will promptly discontinue the manufacture, distribution and sale of Licensed Merchandise and all other use of the Schedule 1 Marks except as specifically provided in Section 12.

                          (b)     The Seller shall provide the Purchaser with
prompt written notice of (i) any unauthorized uses by third parties of any
Schedule 1 Mark, or of confusingly similar trademarks, service marks, trade names, terms, copyrights or designs, which come to the attention of the Seller, and (ii) any action commenced or threatened against the Seller in connection with its use of any Schedule 1 Mark. The Purchaser shall have the right, in its sole discretion, to commence infringement or unfair competition actions regarding any unauthorized use by third parties of any of the Schedule 1 Marks or any confusingly similar devices; provided, however, that if the Purchaser declines to commence such an action with respect to any Schedule 1 Mark or any confusingly similar devices, the Seller may commence, at its own expense, such an action in its capacity as the licensee of such Schedule 1 Marks, and the Purchaser shall join, at its own expense, in any such action in which it is deemed to be an indispensable party. Any damages realized by decision or settlement of any such action brought by the Seller shall be for the Seller's account. The Seller shall cooperate with and assist the Purchaser in its investigation and prosecution of any of the foregoing. Notwithstanding anything herein to the contrary, the Purchaser shall at all times take such action as is reasonably necessary to protect its ownership, and the integrity, of the Schedule 1 Marks; provided that the Purchaser shall not be obligated to institute any action with respect to any actual or alleged infringement upon its rights in any Schedule 1 Mark if it reasonably believes that such infringement does not materially impair its rights in such Schedule 1 Marks.

                          (c)     At the Purchaser's request, the Seller shall
execute any documents reasonably required by the Purchaser to confirm the Purchaser's right and title in and to the Schedule 1 Marks and the respective rights of the Seller and the Purchaser pursuant to this Agreement. The Seller shall cooperate with the Purchaser in the filing and the prosecution by the Purchaser of applications to register Schedule 1 Marks for Licensed Merchandise and the maintenance and renewal of such registrations.

                          (d)     In the event that the Seller desires to
manufacture, distribute or sell Licensed Merchandise in any foreign jurisdiction in which the Seller has not obtained registration for a Schedule 1 Mark, the Purchaser shall use reasonable efforts to obtain registration of such
Schedule 1 Mark in such foreign jurisdiction. The Seller agrees to promptly reimburse the Purchaser for all costs incurred by the Purchaser in connection with obtaining any such registrations (the "Registration Costs"). Any such registrations shall be in the name of the Purchaser, and, upon reimbursement by the Seller of the Registration Costs, shall be deemed Schedule 1 Marks for the purposes of this Agreement.

                 8.       Indemnification.

                          (a)     The Seller shall indemnify and hold harmless
the Purchaser from any liabilities, claims, demands, suits, losses, damages or expenses (including reasonable attorneys' fees) arising out of (i) any alleged defect in any Licensed Merchandise sold or distributed by the Seller under this Agreement, (ii) the manufacture, import, marketing, distribution, labeling, packaging or advertisement of any Licensed Merchandise, or the operation of the Licensed Businesses, by the Seller in violation of any foreign or United States federal, state or local law or regulation, or License, (iii) any claim against the Purchaser or any of its affiliates in respect of any Third Party License or
(iv) any act by the Seller (or any agent, employee or representative thereof) outside the scope or in breach of the terms of this Agreement. The Purchaser shall promptly notify the Seller of any such claim, demand or suit brought against it and shall give the Seller reasonable opportunity to participate in the defense thereof. The obligations and liabilities of the Seller under this
Section 8 shall survive any termination of this Agreement.

                 The Seller shall, at its own cost, defend against any such claims brought or actions filed against it or the Purchaser on a products liability theory, whether such claims or actions are rightfully or wrongfully brought or filed. The Purchaser shall execute the papers necessary or desirable in connection with such suit and shall testify in any suit whenever reasonably requested to do so by the Seller all, however, at the expense of the Seller with respect to traveling expenses, reasonable attorneys' fees and similar out-of-pocket disbursements.

                 (b) The Purchaser shall indemnify and hold harmless the Seller from any liabilities, claims, demands, suits, losses, damages or expenses (including reasonable attorneys fees) arising out of any alleged unauthorized use by the Seller of any of the Schedule 1 Marks, including, without limitation, any alleged copyright or trademark infringement or any alleged act of unfair competition against the Seller. The Seller shall promptly notify the Purchaser of any such claim, demand or suit brought against it and shall give the Purchaser reasonable opportunity to participate in the defense thereof. The obligations and liabilities of the Purchaser under this
Section 8 shall survive any termination of this Agreement.

                 9.       Relationship of Parties.

                 Nothing in this Agreement shall be construed to create any relationship among the parties of agency, partnership, or joint venturer or render any party liable for any debts or obligations incurred by any other party hereto. No party is authorized to enter into agreements for or on behalf of any other party hereto, to collect any obligation due or owed to any such party, or to bind any other party in any manner whatsoever.

                 10.      Insurance.

                 The Seller shall maintain in full force and effect, at its own expense, insurance with a responsible insurance carrier reasonably acceptable to the Purchaser in the amount of $1,000,000 per occurrence against liability for bodily injury, including death resulting therefrom, and $1,000,000 per occurrence against liability for damage to property, including loss of use thereof, occurring in any way relating to the Licensed Merchandise. Such insurance policy shall insure the Seller and shall name the Purchaser as an additional insured. Such insurance policy shall not be cancelable or materially altered except upon thirty (30) days' prior written notice to the Purchaser. Current copies of the required insurance policy or certificate, together with receipts indicating that the premium for such policy has been paid, shall be delivered to the Purchaser not later than 30 days after the signing of this Agreement and each renewal of such policy during the term of this Agreement. The required insurance may be obtained for the Purchaser by the Seller in conjunction with a policy which covers products other than the Licensed Merchandise.

                 11.  Default and Termination.  In the event that:

                 (a)      The Seller or a licensee of the Seller employs the
Schedule 1 Marks in connection with the sale of any merchandise other than the Licensed Merchandise or for any purpose other than the sale of the Licensed Merchandise, or the Seller willfully or repeatedly defaults under this Agreement;

                 (b) The Seller sells, distributes, or otherwise disposes of Licensed Merchandise which does not meet the limitations on use pursuant to
Section 5 hereof;

                 (c) The Purchaser or the Seller, as the case may be, defaults in performing any of the other material terms of this Agreement; or

                 (d) The Seller is subject to a voluntary or involuntary case under the federal bankruptcy laws or other similar state law or enters into a composition with its creditors or makes application for relief as a debtor under any bankruptcy or insolvency law, or if a receiver, liquidator, trustee or similar official is appointed for it or any of its property and such appointment is not vacated within sixty (60) days;

then in any such event the Purchaser shall notify the Seller of the breach in writing. If the Seller fails to cure any breach under Sections (a), (b) or
(c), above, to the Purchaser's reasonable satisfaction, within sixty (60) days from its receipt of such notice (the "Cure Period"), the Purchaser may, upon written notice effective upon receipt, terminate this Agreement. Notwithstanding the foregoing, however, if the Seller is unable to cure its breach within the Cure Period for reasons of force majeure or because of actions or omissions by the Seller, then the time during which the Seller shall have the right to cure any breach shall be tolled until the cessation of such action, omission or force majeure.

                 12.      Effect of Termination.

                          (a)     In case of termination of this Agreement for
any reason, all rights granted to the Seller under Section 2 hereof shall revert immediately to the Purchaser, effective the date of termination, and the Seller shall promptly discontinue the manufacture, distribution and sale of Licensed Merchandise and any other use of the Schedule 1 Marks, except as otherwise provided in this Section 12.

                          (b)     Within twenty (20) days after the termination
of this Agreement, the Seller shall provide the Purchaser with a schedule prepared in reasonable detail setting forth the quantity of Licensed Merchandise then in inventory or work-in-process. The Seller shall have six
(6) months from the date of termination to sell or otherwise dispose of such Licensed Merchandise in accordance with all of the terms of this Agreement.

                          (c)     Upon the request of the Purchaser, after the
termination hereof, the Seller will cooperate with the Purchaser to apply to the appropriate authorities to cancel from all governmental records the recording of this Agreement.

                 13.      Notices.

                 All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by overnight courier), on the date transmitted if sent by telecopy (which is confirmed), or on the date received if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (a)     if to the Purchaser, to

                                  Footwear Acquisition Corp.
                                  c/o Nine West Group Inc.
                                  9 West Broad Street
                                  Stamford, Connecticut 06902
                                  Attn:  Joel K. Bedol
                                  Telecopy:  (203) 978-6020

                                  and

                          (b)     if to the Seller, to

                                  The United States Shoe Corporation
                                  One Eastwood Drive
                                  Cincinnati, Ohio 45227
                                  Attn:  James J. Crowe
                                  Telecopy:  (513) 527-7880

                 14.      Confidentiality.

                 Each party acknowledges that the information relating to the business and operations of the other party which it learns during the term of this Agreement constitutes confidential information which is a valuable property of such party. Each party acknowledges the need to preserve the confidentiality and secrecy of such information and agrees that, both during the term of this Agreement and after the expiration or termination hereof, it shall not use or disclose such information without the prior written consent of other party unless such information shall become public knowledge other than by such party's unauthorized act, and each party shall take all necessary steps to preserve the confidentiality and secrecy of the other party's business information. The obligations of the parties under this Section 14 shall survive any termination of this Agreement.

                 15.      Assignment.

                 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that (a) the Seller may assign its rights to one or more direct or indirect wholly-owned subsidiaries of the Seller, (b) the Seller may sublicense the right to use the Schedule 1 Marks in the Licensed Businesses subject to the terms and restrictions provided herein and subject to the rights of licensees under the Third Party Licenses, and (c) the Purchaser may assign its rights to Parent or one or more direct or indirect wholly-owned subsidiaries of Parent or to any person or entity to which all of the Purchaser's right and title in and to the Schedule 1 Marks is transferred. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 16.      Governing Law and Interpretation.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of laws principles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 17.      No Waiver.

                 The failure of any party to enforce at any time any provision of this Agreement, or to enforce any rights, or to make any elections hereunder, shall not be deemed a waiver of such provisions, rights or elections. Any waiver must be in writing signed on behalf of the party against which such waiver is to be enforced.

                 18.      Amendment.

                 This Agreement may be amended by the parties hereto at any time by an instrument in writing signed on behalf of each of the parties hereto.

                 19.      Specific Performance.

                 The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                 20.      Counterparts.

                 This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                 21.      Complete Agreement.

                 This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


                 IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                        THE UNITED STATES SHOE CORPORATION



                                        By:  __________________________________
                                             Name:
                                             Title:


                                        FOOTWEAR ACQUISITION CORP.



                                        By:  __________________________________
                                             Name:
                                             Title:

                                                            EXHIBIT 2.1(b)(i)(C)

                     BILL OF SALE, ASSIGNMENT AND ASSUMPTION

     BILL OF SALE, ASSIGNMENT AND ASSUMPTION made as of ________, 1995 between The United States Shoe Corporation, an Ohio corporation (the "Seller"), and Footwear Acquisition Corp., a Delaware corporation (the "Purchaser"), pursuant to the Asset Purchase Agreement, dated as of March 15, 1995 (the "Agreement"), among Nine West Group Inc., the Seller and the Purchaser. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the Agreement provides for the Seller to sell, assign, transfer, convey and deliver to the Purchaser all of its right, title and interest in the Acquired Assets and for the Purchaser to assume the Assumed Liabilities; and

     WHEREAS, the Purchaser is desirous of (i) acquiring the Seller's entire right, title and interest in, to and under the Acquired Assets, and (ii) assuming the Assumed Liabilities.

     NOW, THEREFORE, for good and valuable consideration paid by the Purchaser to the Seller pursuant to the Agreement at or before the execution and delivery hereof, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser, its successors and assigns, its entire right, title and interest in, to and under the Acquired Assets, all of which to be held and enjoyed by the Purchaser for its own use and for the use of its successors, assigns or other legal representatives.

     In partial consideration of the sale, pursuant to the Agreement, by the Seller to the Purchaser of the Seller's right, title and interest in, to and under the Acquired Assets, the Seller hereby sells, assigns and transfers to the Purchaser, its successors and assigns, all right, title and interest of the Seller in and to the Assumed Liabilities, and the Purchaser hereby accepts the assignment of the Assumed Liabilities and assumes and agrees to pay, perform and discharge as and when due each of the Assumed Liabilities all in accordance with the terms of the Agreement.

     The Seller hereby appoints and constitutes the Purchaser as attorney-in-fact for the Seller with respect to the transfer of title of any of the Acquired Assets. The Purchaser's authority hereunder shall include, without limitations, the authority to execute and receive any certificate of ownership or other document to transfer title to any Acquired Assets, and to take any other actions necessary or incident to the powers granted to the Purchaser in this Bill of Sale, Assignment and Assumption.

     This instrument shall inure to the benefit of the Purchaser and the Seller and their respective successors and assigns and shall be binding upon the Purchaser and the Seller and their respective successors and assigns, effective immediately upon its delivery.

     IN WITNESS WHEREOF, this Bill of Sale, Assignment and Assumption has been duly executed and delivered as of the date first above written.

FOOTWEAR ACQUISITION CORP.             THE UNITED STATES SHOE
                                         CORPORATION

By:                                    By:
   --------------------------             ---------------------------
   Name:                                  Name:
   Title:                                 Title:



Attest:                                Attest:

By:                                    By:
   --------------------------             ---------------------------
   Name:                                  Name:
   Title:                                 Title:

                              EXHIBIT 2.1(b)(i)(F)

                            CAPEZIO LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement") dated as of ____________________, 1995, by and between THE UNITED STATES SHOE CORPORATION, an Ohio corporation, as licensor (the "Seller"), and FOOTWEAR ACQUISITION CORP., a Delaware corporation, as licensee (the "Purchaser").

     WHEREAS, the Seller, directly and through its Subsidiaries, prior to the date hereof, was engaged in, inter alia, the manufacture, distribution and retail sale of women's footwear (the "Footwear Business"); and

     WHEREAS, as of the date hereof, pursuant to the terms of the Asset Purchase Agreement (the "Asset Purchase Agreement") dated March 15, 1995 by and among the Seller, the Purchaser and Nine West Group Inc. ("Parent"), the Seller has sold and transferred, and the Purchaser has purchased, substantially all of the assets of the Footwear Business, excluding, inter alia, the "Capezio" family of trademarks (the "Capezio Marks") which are duly registered in the United States Patent Office and in certain foreign jurisdictions and which are owned by the Seller; and

     WHEREAS, Schedule 1 hereto lists certain of the Capezio Marks (the "Schedule 1 Marks") that are Related to the Footwear Business; and

     WHEREAS, the Seller desires to license to the Purchaser, solely for the uses permitted herein, and the Purchaser desires a license to use, the Schedule 1 Marks in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

     1. Definitions.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

     2. License.

        (a) The Seller hereby grants to the Purchaser the exclusive right and license (except as hereinafter provided) to use the Schedule 1 Marks in connection with the manufacture, marketing, advertising, promotion, distribution and sale, wholesale and retail, including retail store services, of women's footwear (the "Merchandise") by, for or under the supervision and control of, the Purchaser (the "Licensed Businesses"). For the purposes of this Agreement, "Licensed Merchandise" shall mean that Merchandise which bears or is sold in packaging bearing the Schedule 1 Marks.

        (b) Neither the Purchaser nor any of its affiliates shall use any of the
Schedule 1 Marks in any business or activities other than the Licensed
Businesses.

        (c) The Seller hereby grants to the Purchaser the exclusive right to sublicense to third parties the use of the Schedule 1 Marks in the Licensed Businesses; provided, however, that such use by any third parties is subject to limitations on use no less stringent than that provided herein with respect to the Schedule 1 Marks.

        (d) All of the Purchaser's rights hereunder shall be subject to the rights of third parties under the existing license agreements relating to the use of the Schedule 1 Marks listed on Schedule 2 hereto (the "Third Party Licenses").

     3. Term of License.

     Subject to termination as provided in Section 13 hereof, this Agreement shall commence on the date hereof and shall continue in perpetuity.

     4. Royalties.

     The Seller agrees that the privileges and rights granted to the Purchaser by this Agreement shall be enjoyed by the Purchaser royalty-free for the full term of this Agreement.

     5. Limitations on Use of the Schedule 1 Marks.

     The right to use the Schedule 1 Marks granted to the Purchaser in Section 2 of this Agreement is expressly subject to the following conditions:

        (a) In its use of any Schedule 1 Mark, the Purchaser shall faithfully reproduce such mark's design, coloration and appearance, as such design, coloration and appearance may be modified from time to time by the Seller. Upon the consent of the Seller, which shall not be unreasonably withheld, the Purchaser shall have the right to modify the design, coloration or appearance of the Schedule 1 Marks. Any resulting trademarks or copyrights shall be deemed
Schedule 1 Marks for the purposes of this Agreement.

        (b) All displays of Schedule 1 Marks by the Purchaser shall bear such copyright, trademark and other notices or legends as the Seller shall reasonably require, and the Purchaser shall adhere to any other reasonable and customary posting requirements developed by the Seller with respect to the Schedule 1 Marks.

        (c) The Purchaser shall not use any mark, term or design confusingly similar to any Schedule 1 Mark, and the Purchaser shall not attempt to register or aid any third party in using or attempting to register any such mark, term or design.

        (d) The Purchaser shall not use any Schedule 1 Mark in any manner that will indicate or imply that it is using such Schedule 1 Mark other than as a licensee of the Seller.

        (f) All Licensed Merchandise shall be manufactured, imported, marketed, distributed, sold, labeled, packaged and advertised, and the Licensed Business shall be operated, in accordance with all applicable foreign and United States federal, state and local laws and regulations.

     6. Special Rights and Duties of the Seller.

     So long as this Agreement shall remain in full force and effect the Seller shall not sell, use or assign, or license, franchise or provide the use of, the
Schedule 1 Marks on or in conjunction with the Licensed Businesses. This Agreement does not limit the Seller's rights to use the Schedule 1 Marks in any manner whatsoever, except as specifically limited by the license and right to the use thereof specifically granted herein to the Purchaser.

     7. Infringement; Registration.

        (a) The Purchaser acknowledges that the Schedule 1 Marks are the property of the Seller and that it will not claim any title or right to use the same at any time hereafter except pursuant to this Agreement or such subsequent agreements as may be made in writing by the parties hereto. The use of the
Schedule 1 Marks pursuant to this Agreement shall not vest in the Purchaser any right or presumptive right to continue such use after this Agreement has been terminated. The Purchaser will not, during the term of this Agreement or thereafter, attack or challenge the Seller's rights or title in and to the
Schedule 1 Marks or attack the validity of this Agreement. In case of termination of this Agreement for any reason, the Purchaser agrees that it will promptly discontinue the manufacture, distribution and sale of Licensed Merchandise and all other use of the Schedule 1 Marks except as specifically provided in Section 12.

        (b) The Purchaser shall provide the Seller with prompt written notice of
(i) any unauthorized uses by third parties of any Schedule 1 Mark, or of confusingly similar trademarks, service marks, trade names, terms, copyrights or designs, which come to the attention of the Purchaser, and (ii) any action commenced or threatened against the Purchaser in connection with its use of any
Schedule 1 Mark. The Seller shall have the right, in its sole discretion, to commence infringement or unfair competition actions regarding any unauthorized use by third parties of any of the Schedule 1 Marks or any confusingly similar devices; provided, however, that if the Seller declines to commence such an action with respect to any Schedule 1 Mark or any confusingly similar devices, the Purchaser may commence, at its own expense, such an action in its capacity as the licensee of such Schedule 1 Marks, and the Seller shall join, at its own expense, in any such action in which it is deemed to be an indispensable party. Any damages realized by decision or settlement of any such action brought by the Purchaser shall be for the Purchaser's account. The Purchaser shall cooperate with and assist the Seller in its investigation and prosecution of any of the foregoing. Notwithstanding anything herein to the contrary, the Seller shall at all times take such action as is reasonably necessary to protect its ownership, and the integrity, of the Schedule 1 Marks; provided that the Seller shall not be obligated to institute any action with respect to any actual or alleged infringement upon its rights in any Schedule 1 Mark if it reasonably believes that such infringement does not materially impair its rights in such Schedule 1 Marks.

        (c) At the Seller's request, the Purchaser shall execute any documents reasonably required by the Seller to confirm the Seller's right and title in and to the Schedule 1 Marks and the respective rights of the Seller and the Purchaser pursuant to this Agreement. The Purchaser shall cooperate with the Seller in the filing and the prosecution by the Seller of applications to register Schedule 1 Marks for Licensed Merchandise and the maintenance and renewal of such registrations.

        (d) In the event that the Purchaser desires to manufacture, distribute or sell Licensed Merchandise in any foreign jurisdiction in which the Purchaser has not obtained registration for the "Capezio" name, the Seller shall use reasonable efforts to obtain registration of the "Capezio" name in such foreign jurisdiction. The Purchaser agrees to promptly reimburse the Seller for all costs incurred by the Seller in connection with obtaining any such registrations (the "Registration Costs"). Any such registrations shall be in the name of the Seller, and, upon reimbursement by the Purchaser of the Registration Costs, shall be deemed Schedule 1 Marks for the purposes of this Agreement.

     8. Indemnification.

        (a) The Purchaser shall indemnify and hold harmless the Seller from any liabilities, claims, demands, suits, losses, damages or expenses (including reasonable attorneys' fees) arising out of (i) any alleged defect in any Licensed Merchandise sold or distributed by the Purchaser under this Agreement,
(ii) the manufacture, import, marketing, distribution, labeling, packaging or advertisement of any Licensed Merchandise, or the operation of the Licensed Businesses, by the Purchaser in violation of any foreign or United States federal, state or local law or regulation, or License, (iii) any claim against the Seller or any of its affiliates in respect of any Third Party License or
(iv) any act by the Purchaser (or any agent, employee or representative thereof) outside the scope or in breach of the terms of this Agreement. The Seller shall promptly notify the Purchaser of any such claim, demand or suit brought against it and shall give the Purchaser reasonable opportunity to participate in the defense thereof. The obligations and liabilities of the Purchaser under this
Section 8 shall survive any termination of this Agreement.

     The Purchaser shall, at its own cost, defend against any such claims brought or actions filed against it or the Seller on a products liability theory, whether such claims or actions are rightfully or wrongfully brought or filed. The Seller shall execute the papers necessary or desirable in connection with such suit and shall testify in any suit whenever reasonably requested to do so by the Purchaser all, however, at the expense of the Purchaser with respect to traveling expenses, reasonable attorneys' fees and similar out-of-pocket disbursements.

        (b) The Seller shall indemnify and hold harmless the Purchaser from any liabilities, claims, demands, suits, losses, damages or expenses (including reasonable attorneys fees) arising out of any alleged unauthorized use by the Purchaser of any of the Schedule 1 Marks, including, without limitation, any alleged copyright or trademark infringement or any alleged act of unfair competition against the Purchaser. The Purchaser shall promptly notify the Seller of any such claim, demand or suit brought against it and shall give the Seller reasonable opportunity to participate in the defense thereof. The obligations and liabilities of the Seller under this Section 8 shall survive any termination of this Agreement.

     9. Relationship of Parties.

     Nothing in this Agreement shall be construed to create any relationship among the parties of agency, partnership, or joint venturer or render any party liable for any debts or obligations incurred by any other party hereto. No party is authorized to enter into agreements for or on behalf of any other party hereto, to collect any obligation due or owed to any such party, or to bind any other party in any manner whatsoever.

     10. Insurance.

     The Purchaser shall maintain in full force and effect, at its own expense, insurance with a responsible insurance carrier reasonably acceptable to the Seller in the amount of $1,000,000 per occurrence against liability for bodily injury, including death resulting therefrom, and $1,000,000 per occurrence against liability for damage to property, including loss of use thereof, occurring in any way relating to the Licensed Merchandise. Such insurance policy shall insure the Purchaser and shall name the Seller as an additional insured. Such insurance policy shall not be cancelable or materially altered except upon thirty (30) days' prior written notice to the Seller. Current copies of the required insurance policy or certificate, together with receipts indicating that the premium for such policy has been paid, shall be delivered to the Seller not later than 30 days after the signing of this Agreement and each renewal of such policy during the term of this Agreement. The required insurance may be obtained for the Seller by the Purchaser in conjunction with a policy which covers products other than the Licensed Merchandise.

     11. Default and Termination. In the event that:

        (a) The Purchaser or a licensee of the Purchaser employs the Schedule 1 Marks in connection with the sale of any merchandise other than the Licensed Merchandise or for any purpose other than the sale of the Licensed Merchandise, or the Purchaser willfully or repeatedly defaults under this Agreement;

        (b) The Purchaser sells, distributes, or otherwise disposes of Licensed Merchandise which does not meet the limitations on use pursuant to Section 5 hereof;

        (c) The Purchaser or the Seller, as the case may be, defaults in performing any of the other material terms of this Agreement; or

        (d) The Purchaser is subject to a voluntary or involuntary case under the federal bankruptcy laws or other similar state law or enters into a composition with its creditors or makes application for relief as a debtor under any bankruptcy or insolvency law, or if a receiver, liquidator, trustee or similar official is appointed for it or any of its property and such appointment is not vacated within sixty (60) days;

then in any such event the Seller shall notify the Purchaser of the breach in writing. If the Purchaser fails to cure any breach under section (a), (b) or
(c), above, to the Seller's reasonable satisfaction, within sixty (60) days from its receipt of such notice (the "Cure Period"), the Seller may, upon written notice effective upon receipt, terminate this Agreement. Notwithstanding the foregoing, however, if the Purchaser is unable to cure its breach within the Cure Period for reasons of force majeure or because of actions or omissions by the Seller, then the time during which the Purchaser shall have the right to cure any breach shall be tolled until the cessation of such action, omission or force majeure.

     12. Effect of Termination.

        (a) In case of termination of this Agreement for any reason, all rights granted to the Purchaser under Section 2 hereof shall revert immediately to the Seller, effective the date of termination, and the Purchaser shall promptly discontinue the manufacture, distribution and sale of Licensed Merchandise and any other use of the Schedule 1 Marks, except as otherwise provided in this
Section 12.

        (b) Within twenty (20) days after the termination of this Agreement, the Purchaser shall provide the Seller with a schedule prepared in reasonable detail setting forth the quantity of Licensed Merchandise then in inventory or work-in-process. The Purchaser shall have six (6) months from the date of termination to sell or otherwise dispose of such Licensed Merchandise in accordance with all of the terms of this Agreement.

        (c) Upon the request of the Seller, after the termination hereof, the Purchaser will cooperate with the Seller to apply to the appropriate authorities to cancel from all governmental records the recording of this Agreement.

     13. Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by overnight courier), on the date transmitted if sent by telecopy (which is confirmed), or on the date received if mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (a)     if to the Purchaser, to

                                  Footwear Acquisition Corp.
                                  c/o Nine West Group Inc.
                                  9 West Broad Street
                                  Stamford, Connecticut 06902
                                  Attn:  Joel K. Bedol
                                  Telecopy:  (203) 978-6020

                                  and

                          (b)     if to the Seller, to

                                  The United States Shoe Corporation
                                  One Eastwood Drive
                                  Cincinnati, Ohio 45227
                                  Attn:  James J. Crowe
                                  Telecopy:  (513) 527-7880

     14. Confidentiality.

     Each party acknowledges that the information relating to the business and operations of the other party which it learns during the term of this Agreement constitutes confidential information which is a valuable property of such party. Each party acknowledges the need to preserve the confidentiality and secrecy of such information and agrees that, both during the term of this Agreement and after the expiration or termination hereof, it shall not use or disclose such information without the prior written consent of other party unless such information shall become public knowledge other than by such party's unauthorized act, and each party shall take all necessary steps to preserve the confidentiality and secrecy of the other party's business information. The obligations of the parties under this Section 14 shall survive any termination of this Agreement.

     15. Assignment.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties;
provided, however, that (a) the Purchaser may assign its rights to Parent or one or more direct or indirect wholly-owned subsidiaries of Parent,
(b) the Purchaser may sublicense the right to use the Schedule 1 Marks in the Licensed Businesses subject to the terms and restrictions provided herein and subject to the rights of licensees under the Third Party Licenses, and (c) the Seller may assign its rights to one or more direct or indirect wholly-owned subsidiaries of the Seller or to any person or entity to which all of the Seller's right and title in and to the Schedule 1 Marks is transferred. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     16. Governing Law and Interpretation.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of laws principles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     17. No Waiver.

     The failure of any party to enforce at any time any provision of this Agreement, or to enforce any rights, or to make any elections hereunder, shall not be deemed a waiver of such provisions, rights or elections. Any waiver must be in writing signed on behalf of the party against which such waiver is to be enforced.

     18. Amendment.

     This Agreement may be amended by the parties hereto at any time by an instrument in writing signed on behalf of each of the parties hereto.

     19. Specific Performance.

     The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     20. Counterparts.

     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     21. Complete Agreement.

     This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                       THE UNITED STATES SHOE CORPORATION

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       FOOTWEAR ACQUISITION CORP.

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                                            EXHIBIT 2.1(b)(i)(G)




                         FORM OF LENSCRAFTERS GUARANTY


                 GUARANTY, dated _____________, 1995, by LensCrafters, Inc., an Ohio corporation (the "Guarantor").

                             W I T N E S S E T H :

                 WHEREAS, 100% of the outstanding shares of capital stock of the Guarantor are directly owned by The United States Shoe Corporation, an Ohio corporation (the "Seller");

                 WHEREAS, the Seller, Nine West Group Inc., a Delaware corporation ("Parent"), and Footwear Acquisition Corp., a Delaware corporation (the "Purchaser"), are parties to an Asset Purchase Agreement dated as of March 15, 1995 (the "Agreement");

                 WHEREAS, the Seller will receive substantial direct and indirect benefits from the transactions contemplated by the Agreement (which benefits are hereby acknowledged).

                 NOW, THEREFORE, in order to induce Parent and the Purchaser to consummate the transactions consummated by the Agreement and in consideration thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:

                 1. Definitions. All terms capitalized herein which are not otherwise defined shall have the meanings attributed thereto in the Agreement.

                 2. Guaranty of Obligations. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and not merely as a surety, to Parent and the Purchaser and each of their permitted successors and assigns (each, a "Beneficiary" and, collectively, the "Beneficiaries"), as their respective interests may appear, the due and punctual payment by the Seller of any and all amounts (without duplication) that are or may become due and payable by the Seller to any Beneficiary pursuant to Sections 6.3(c), 6.14(e), 6.14(f) and 7.2 of the Agreement, whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof, including money damage claims and collection costs (such obligations, "Obligations"). The Guarantor hereby further agrees that if the Seller shall fail to pay or perform when due any of the Obligations, the Guarantor will promptly pay or perform the same. All payments by the Guarantor hereunder shall be made in U.S. Dollars. This is a guaranty of payment and performance, not collection.

                 This Guaranty and all covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of the Guarantor hereunder shall have been duly performed. The obligations of the Guarantor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment to any Beneficiary by or on behalf of the Seller, in respect of the Obligations, is rescinded or must otherwise be returned by such Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify each Beneficiary on demand for all reasonable costs and expenses (including reasonable fees and out-of-pocket expenses of counsel) incurred by such Beneficiary in connection with its compliance with or reasonable resistance (if requested by the
Guarantor) to any such rescission or restoration.   Notwithstanding the
generality of the foregoing, if the Agreement shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of the Seller or any of its respective properties in any assignment for the benefit of creditors or in any bankruptcy, insolvency, dissolution or similar proceeding, or the exercise of any of the rights or remedies under the Agreement is stayed, enjoined or prohibited in any such assignment or proceeding, the obligations of the Guarantor hereunder shall continue to the same extent as if the Agreement had not been so rejected or disaffirmed and as if such exercise had not been so stayed, enjoined and prohibited. The Guarantor shall and does hereby waive all rights and benefits that might accrue to it by reason of any such assignment or proceeding, and the Guarantor agrees that it shall be liable for the full amount of the Obliga-tions, irrespective of and without regard to any modification, limitation or discharge of liability of the Seller that may result from or in connection with any such assignment or proceeding.

                 3. Nature of the Guarantor's Obligations. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiaries with respect thereto. The liability of the Guarantor under this Guaranty shall not be subject to any counterclaim, setoff, deduction, release, recoupment or defense and shall remain in full force and effect and shall be irrevocable, absolute and unconditional, irrespective of any lack of value, genuineness, validity, legality, regularity or enforceability of the Agreement or any part of the Obligations or any agreement or instrument relating to the Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, to the fullest extent permitted by any applicable laws, statutes, orders, rules, regulations, ordinances or judgments of any Governmental Entity ("Applicable Laws"), irrespective of any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence or existence of any one or more of the following shall not, to the fullest extent permitted by Applicable Laws, affect the liability of the Guarantor hereunder:

                          (i)  at any time or from time to time, without notice
to the Guarantor, the time, manner or place for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                          (ii)  any of the acts mentioned in any of the
provisions of the Agreement shall be done or omitted;

                          (iii)  any of the Obligations shall be modified,
supplemented, amended or compromised in any re-spect, or any right under the Agreement shall be waived in whole or in part or otherwise dealt with (except in accordance with Section 8.4 of the Agreement);

                          (iv)  the partial payment or performance of the
Obligations, whether as a result of the exercise of any right, remedy, power or privilege or otherwise, shall be accepted or received (except to the extent of such partial payment or performance);

                          (v)  all or any part of the Obligations shall be
settled, compromised, released, liquidated or enforced upon such terms and in such manner as any Beneficiary may determine or as Applicable Laws may dictate;

                          (vi)  any modification, renewal or amendment of the
Agreement;

                          (vii)  any merger or consolidation of, sale of
substantial assets by or other restructuring or termination of the corporate existence of the Seller into or with any other person, or any consent thereto;

                          (viii)  any change in the ownership of any of the
shares of capital stock in the Seller;

                          (ix)  any regulatory change or other governmental
action;

                          (x)  any legal disability, incapacity or other
similar defense of the Seller with respect to the Obligations (other than payment and performance);

                          (xi)  the cessation, for any cause whatsoever, of the
liability of the Seller (other than by reason of the full and final payment and performance of all Obligations);

                          (xii)  the Seller's entering into the Agreement being
invalid or in excess of the powers of the Seller or of any person purporting to act on the Seller's behalf;

                          (xiii)  any transfer or assignment of the rights of
the Seller pursuant to the Agreement;

                          (xiv)  any bankruptcy, insolvency, reorganization,
arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Seller or any of its properties, or any action taken by any trustee or receiver or by any court in any such proceeding; or

                          (xv)  any pursuit of or failure by the Beneficiaries
to pursue remedies against the Seller for the Obligations.

                 4. Waiver. The Guarantor hereby waives expressly and unconditionally (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon, (b) notice of any of the matters referred to above, (c) all notices that may be required by statute, rule of law or otherwise, now or hereinafter in effect, to preserve intact any right against the Guarantor, including, without limitation, any demand for payment or performance, diligence, presentment, protest and dishonor, proof of notice of nonpayment under the Agreement, and notice of default or notice of any failure on the part of the Seller to perform and comply with any covenant, agreement, term or condition of the Agreement, (d) any requirement of any Beneficiary to take any action whatsoever to exhaust any remedies under the Agreement and (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against the Guarantor.

                 5. Waiver of Subrogation. The Guarantor irrevocably waives, disclaims and relinquishes all claims against the Seller which the Guarantor has or would have by virtue of having executed this Guaranty or otherwise, whether at law or in equity, and, specifically including, but not limited to, all rights of indemnity, reimbursement, contribution or exoneration.

                 6. Rights to Setoff. In addition to all rights to setoff against the moneys, securities or other property of the Guarantor given to Beneficiaries by law, each Beneficiary and each affiliate thereof shall have a right of setoff on account of amounts due by the Guarantor to such Beneficiary against all moneys, securities and other property of the Guarantor and the Seller now or hereafter in the possession of or on deposit with such

Beneficiary or affiliate, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to the Guarantor, except that any Beneficiary exercising such right of setoff shall promptly after the exercise thereof give notice thereof to the Guarantor. No right of setoff shall be deemed to have been waived by any act or conduct on the part of any Beneficiary or by any neglect to exercise such right of setoff, or by any delay in so doing; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by each Beneficiary.

                 7. Covenants. The Guarantor hereby agrees and covenants as follows:

                          (i)  at its own expense to promptly and duly execute
and deliver to each Beneficiary such further documents and assurances and to take such further action as any Beneficiary may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of the Beneficiaries hereunder;

                          (ii)  this Guaranty shall continue to be effective or
be reinstated, as the case may be, if at any time any payment or discharge of any of the Obligations is rescinded or must otherwise be returned by the Beneficiaries upon the insolvency, bankruptcy or reorganization of the Seller or the Guarantor or otherwise, as though such payment or discharge had not been made;

                          (iii)  the Guarantor shall pay all expenses incurred
by the Beneficiaries in enforcing this Guaranty and the Obligations (including reasonable legal fees and expenses); and

                          (iv)  the Guarantor assumes the responsibility for
being and keeping informed of the financial condition of the Seller and of all other circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal, and agrees that no Beneficiary shall have the duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.

                 8. Representations. The Guarantor hereby represents and warrants to each Beneficiary as follows:

                          (i)  the Guarantor is a corporation duly organized,
validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to deliver this Guaranty and to perform its obligations hereunder;

                          (ii)  the execution, delivery and performance by the
Guarantor of this Guaranty have been duly authorized by all necessary corporate action on the part of the Guarantor, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Guarantor except such as have been duly obtained, and none of the execution, delivery or performance hereof contravenes any Applicable Laws applicable to or binding on the Guarantor or the charter documents of the Guarantor or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien upon the property of the Guarantor under, any Contract to which the Guarantor is a party or by which it or its properties may be bound or affected;

                          (iii)  there is no suit, claim, action, proceeding or
investigation pending or, to the Guarantor's knowledge, threatened, against or affecting the Guarantor before any Governmental Entity which relates to the Agreement or this Guaranty, or which, if adversely determined, would have a material adverse effect on the Guarantor;

                          (iv)  the execution, delivery and performance by the
Guarantor of this Guaranty will not require any filing by the Guarantor with, or any permit, authorization, consent or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action in respect of, any Governmental Entity, and no filing, recording or registration in any public office or any other place is required on behalf of the Guarantor to authorize the execution, delivery and performance of this Guaranty, except as has been duly obtained or effected;

                          (v)  the Seller owns directly 100% of the outstanding
shares of capital stock of the Guarantor; and

                          (vi)  this Guaranty has been duly executed and
delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency and other similar laws of general application affecting the rights of creditors and by general equitable principles.

                 9. Assignment. This Guaranty shall be binding upon the Guarantor and its permitted successors and assigns and shall inure to the benefit of and be enforceable by the Beneficiaries and their respective permitted successors and assigns. Each Beneficiary and its permitted successors and assigns may assign this Guaranty or any of its rights and powers hereunder (but only to any person to whom its respective rights under the Agreement are assigned as permitted by the Agreement), and in such event the assignee shall have the same rights and remedies as if originally named herein in place of such Beneficiary. The Guarantor may not assign this Guaranty or any of its obligations, rights or powers hereunder without the prior written consent of the Beneficiaries and may not transfer its assets substantially as an entirety to any one or more entities without having first made provisions for such entity or entities becoming a co-obligor of the Guarantor's obigations under this Guaranty pursuant to an instrument in form and substance reasonably acceptable to Parent and the Purchaser.

                 10. Rights to Deal with the Seller. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, any Beneficiary may deal with the Seller in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Seller such extension or extensions of time to perform, or to waive any obligation of the Seller to perform, any act or acts as may to such Beneficiary be deemed advisable, and no such waiver or extension shall in any way limit or otherwise affect any of the Guarantor's obligations hereunder.

                 11. Addresses for Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty shall be given (i) if to Parent or the Purchaser, to the address specified for them in Section 10.3 of the Agreement, or (ii) if to the Guarantor, to LensCrafters, Inc., [address], [telephone], [telefax], in either case in accordance with the terms of the Agreement.

                 12. No Waiver; Remedies; No Inquiry. No failure on the part of the Beneficiaries to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, and the rights of Beneficiaries herein are supplemental to, and not in lieu of, any rights of Beneficiaries under the Agreement. It is not and shall not be necessary for Beneficiaries to inquire into the powers of the Seller or the officers or agents acting or purporting to act on the Seller's behalf and any obligations made or created in reliance upon the professed exercise of such powers shall be governed hereunder.

                 13. Effectiveness; Continuing Guaranty. The obligations of the Guarantor hereunder shall become effective (the "Effective Date") upon, and only upon, the consummation of any transaction which results either in the Seller no longer owning greater than 80% of the outstanding capital stock of the Guarantor or in the Guarantor disposing of its assets substantially as an entirety to one or more entities. This Guaranty is a continuing guaranty and shall remain in full force and effect commencing on the Effective Date and continuing until payment and performance in full of the Obligations.

                 14. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each and all of the Beneficiaries, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 15. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law principles.

                 16. Headings. Headings of the sections of this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty.

                 17. Jurisdiction; Service: Etc. The Guarantor hereby submits to the non-exclusive jurisdiction of the courts of the State of New York located in the County of New York and the federal courts of the United States of America located in such State and County in respect to the interpretation and enforcement of the provisions hereof, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Guaranty may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. The Guarantor agrees that service of process may be made upon it by service upon (the office of its General Counsel at [address]) in any action, suit or proceeding against the Guarantor with respect to this Guaranty or any of the documents referred to herein, and hereby irrevocably designates and appoints the Seller as its agent upon which process may be served in any action, suit or proceeding, it being understood that such appointment and designation shall become effective without any further action on the part of the Guarantor or the Seller. Final judgment against the Guarantor in any action, suit or proceeding shall conclusively determine the fact and amount of indebtedness arising from such judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

                 18. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforce-ability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law which renders any provision of this Guaranty prohibited or unenforceable in any respect.

                 19. Entire Agreement. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Guarantor and the Beneficiaries with respect to the subject matter hereof and thereof.

                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be signed and delivered by its officers thereunto duly authorized as of the date first above written.


                                       LENSCRAFTERS, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                           Exhibit 2.1(b)(ii)(B)




                 WARRANT AGREEMENT dated as of ______ __, 1995, between Nine West Group Inc., a Delaware corporation (the "Company"), and [name of Warrant Agent], a [New York banking] corporation, as Warrant Agent (the "Warrant Agent").

                 WHEREAS, the Company proposes to issue warrants to purchase an aggregate of 3,700,000 shares of its Common Stock, par value $.01 per share (such 3,700,000 shares being hereinafter referred to as the "Shares" and where appropriate such term shall also mean the other securities or property purchasable upon the exercise of a warrant as provided for herein upon the happening of certain events; such Common Stock being hereinafter referred to as the "Common Stock;" and such warrants being hereinafter referred to as the "Warrants" and the certificates evidencing the Warrants being hereinafter referred to as the "Warrant Certificates"); and

                 WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates and other matters as provided herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                 SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

                 SECTION 2. Form of Warrant Certificates. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

                 SECTION 3. Execution of Warrant Certificates. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Co-Chairman of the Board and President or a Vice President and by its Secretary or an Assistant Secre- tary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Co-Chairman of the Board and President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Co-Chairman of the Board and President, a Vice President, Secretary or an Assistant Secretary notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent pursuant to Section 4, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                 Warrant Certificates shall be dated the date of countersignature by the Warrant Agent pursuant to Section 4.

                 SECTION 4. Registration and Countersignature. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates distributed as provided in Section 11 shall be registered in the




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

names of the record holders of the Warrant Certificates to whom they are to be distributed.

                 The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                 SECTION 5. Registration of Transfers and Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument of transfer in one of the forms of assignment appearing at the end of the form of the Warrant Certificate attached as Exhibit A hereto, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate of like tenor and representing in the aggregate a like number of Warrants shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

                 Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Warrant Agent at its office maintained for the purpose of exchanging, transferring or exercising the Warrants in the Borough of Manhattan, The City of New York, State of New York (the "Warrant Agent Office"), for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange, transfer or exercise shall be cancelled by the Warrant Agent. Warrant Certificates cancelled as provided in this Section 5 shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.

                 The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, the new Warrant Certificates required pursuant to the provisions of this Section, and





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
for the purpose of any distribution of Warrant Certificates contemplated by
Section 11.

                 SECTION 6. Duration and Exercise of Warrants. (a) The Warrants shall expire at 5:00 p.m., New York City time, on ____________, 200_ [date to be the date eight and one-half years following the Closing Date] (such date of termination being herein referred to as the "Termination Date"). On and after the date of this Agreement, each Warrant may be exercised on any business day prior to 5:00 p.m., New York City time, on the Termination Date.

                          (b)  Subject to the provisions of this Agreement,
including Section 11, on or after the date of this Agreement the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and non-assessable Share at the initial exercise price of $35.50 (the "Exercise Price") upon the surrender on any business day prior to 5:00 p.m., New York City time, on the Termination Date to the Warrant Agent at the Warrant Agent Office of the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment of the Exercise Price in lawful money of the United States of America or in the manner provided in Section 6(c). The Warrants evidenced by a Warrant Certificate shall be exercisable prior to 5:00 p.m., New York City time, on the Termination Date, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of Warrants specified in the Warrant Certificate. In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to 5:00 p.m., New York City time, on the Termination Date, a new Warrant Certificate or Certificates will be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. No adjustments shall be made for any cash dividends on Shares issuable on the exercise of a Warrant.

                          (c)  Upon any exercise of a Warrant, the holder
thereof may, at its option, instruct the Company, by written notice accompanying the surrender of the Warrant Certificate evidencing the Warrant at the time of such exercise, to apply to the payment of the Exercise





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
Price such number of the shares of Common Stock otherwise issuable to such holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate current market price (as defined in Section 11(c)) of such specified number of shares on the date of exercise over the portion of the aggregate Exercise Price attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

                          (d)  Subject to Section 7, upon such surrender of a
Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall cause to be issued and delivered to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate.
Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such properly completed and duly executed Warrant Certificate and the payment of the Exercise Price. The Warrant Agent is hereby authorized to countersign any required new Warrant Certificate or Certificates pursuant to the provisions of this Section 6 and of Section 5.

                 SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of Warrants prior to 5:00 p.m., New York City time, on the Termination Date; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or certificates for Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.





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
                 SECTION 8. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                 SECTION 9. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, through the Termination Date, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent for such Common Stock is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

                 Before taking any action which would cause an adjustment pursuant to Section 11 reducing the Exercise Price below the then par value of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.





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
                 The Company represents, warrants and covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free and clear from all liens, claims, charges, security interests, encumbrances or other rights of third parties created by the Company with respect to the issuance thereof.

                 SECTION 10. Obtaining of Governmental Approvals and Stock Exchange Listings. The Company from time to time will (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and make any necessary filings under federal or state securities laws, which may become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants, and (b) cause the Shares, upon their issuance upon the exercise of Warrants, to be listed on the principal securities exchange within the United States of America on which the Common Stock is then listed.

                  SECTION 11. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

                          (a)     In case the Company shall at any time after
March 15, 1995 (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be





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
entitled to receive the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                          (b)     In case the Company shall at any time after
the date of this Agreement fix a record date for the making of a distribution to all holders of Common Stock (other than any such distribution made in a dissolution or liquidation but including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (including securities, but excluding any distribution referred to in Section 11(a) and regular periodic cash dividends publicly announced as such by the Board of Directors of the Company), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in Section 11(c)) on such record date, less the fair market value (as reasonably determined by the Board of Directors of the Company and described in a statement filed with the Warrant Agent) of the portion of evidences of indebtedness or assets to be so distributed applicable to one share of Common Stock and the denominator of which shall be such current market price per share of Common Stock; provided, however, that, if such fair market value equals or exceeds such current market price, in lieu of such adjustment of the Exercise Price, the Company shall cause to be distributed to each holder of any Warrants the amount of such indebtedness or assets which would have been distributable in respect of the Common Stock then issuable upon exercise of such Warrants. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                          (c)     For the purpose of any computation under
Section 6(c) or Section 11(b), the current market price per share of Common Stock on any date shall be





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
deemed to be the average of the daily closing prices of the Common Stock for the 30 consecutive trading days on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices for such 30 consecutive trading day period as furnished by the National Association of Securities Dealers (the "NASD") or similar organization if the NASD is no longer reporting such information, commencing 45 trading days before such date. The closing price for each day shall be the last sale price regular way.

                          (d)     No adjustment in the Exercise Price shall be
required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                          (e)     In the event that at any time, as a result of
an adjustment made pursuant to Section 11(a), the holder of any Warrant thereafter exercised shall become entitled to receive any share of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Sections 11(a) and (b), and the provisions of Sections 6, 7, 9, 10, 11 and 12 with respect to the Shares shall apply on like terms to any such other shares.

                          (f)     In any case in which this Section 11 shall
require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Warrant exercised after such record date the Shares and other capital stock of the Company, if any, issuable upon such





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
exercise over and above the Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                          (g)     Unless the Company shall have exercised its
election as provided in Section 11(h), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(a) or (b), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                          (h)     The Company may elect on or after the date of
any adjustment of the Exercise Price to adjust the number of Warrants, in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in Section 11(g). In such event, the Company will cause to be distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment, or substitute Warrant Certificates to replace all outstanding Warrant Certificates.

                          (i)     In case of any capital reorganization of the
Company, or of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in the case of consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such reorganization, reclassification, consolida-





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
tion, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 11(i). The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or such other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. If the holders of Common Stock may elect to choose the kind or amount of stock or other securities or property receivable upon consummation of such reorganization, reclassification, consolidation, merger or sale, then for the purpose of this Section 11(i) the kind and amount of stock or other securities or property receivable upon such reorganization, reclassification, consolidation, merger or sale shall be deemed to be whatever choice is made by a plurality of the holders of Common Stock not affiliated with the Company or the other party to such reorganization, reclassification, consolidation, merger or sale or, if no such holders exist, as specified by the Board of Directors of the Company in good faith. No dividends or other distributions declared or made or interest amounts paid prior to the exercise of a Warrant with respect to the stock or other securities or property receivable pursuant to this
Section 11(i) upon exercise





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
of a Warrant as a result of the consummation of a reorganization, reclassification, consolidation, merger or sale shall be made or paid upon exercise of a Warrant following the consummation of any such reorganization, reclassification, consolidation, merger or sale.

                 SECTION 12. Fractional Warrants and Fractional Shares. (a) Notwithstanding an adjustment pursuant to Section 11(g) in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time the Warrants represented thereby are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 12(a), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(c)) for the trading day immediately prior to the date of such exercise.

                 (b) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 11(h) or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this Section 12(b), the current market value of a Warrant shall be the closing price of the Warrant (as determined pursuant to Section 11(c)) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

                 SECTION 13. Notice to Warrantholders. (a) Upon any adjustment of the Exercise Price pursuant to Section 11, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the





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
Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Warrant after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

                 (b)  In the event:

                          (i)    the Company shall fix a record date for the
making of a distribution to all holders of Common Stock (other than any such distribution made in a dissolution or liquidation but including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (including securities, but excluding any distribution referred to in Section 11(a) and cash dividends or cash distributions); or

                          (ii)   of any capital reorganization of the Company,
or of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in the case of consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation; or

                          (iii)  of the voluntary or involuntary dissolution,
liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his or her address appearing on the Warrant register, at least 10





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
calendar days prior to the applicable record date hereinafter specified, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such distribution are to be determined or (ii) the date on which any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up or the vote upon any action.

                 Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

                 SECTION 14. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17.
In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Cer-





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
tificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                 In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                 SECTION 15. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                          (a)     The statements contained herein and in the
Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided herein.

                          (b)     The Warrant Agent shall not be responsible
for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                          (c)     The Warrant Agent may consult at any time
with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                          (d)     The Warrant Agent shall incur no liability or
responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                          (e)     The Company agrees to pay to the Warrant
Agent reasonable compensation for all services rendered by the Warrant Agent in connection with this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in connection with this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in connection with this Agreement except as a result of its negligence or bad faith.

                          (f)     The Warrant Agent shall be under no
obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred by it, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

                          (g)     The Warrant Agent, and any stockholder,
director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                          (h)     The Warrant Agent shall act hereunder solely
as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                 SECTION 16. Disposition of Proceeds of Exercise of Warrants. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on the purchase of Shares through the exercise of Warrants.

                 SECTION 17. Change of Warrant Agent. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the incapacitated Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the incapacitated Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the State of New York or of the United States of America, and having its principal office in the Borough of Manhattan, The City of New York, State of New York and must have at the time of its appointment as warrant agent a combined capital and surplus of at least one hundred million dollars. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor warrant agent as the case may be.

                 SECTION 18. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                                  Nine West Group Inc.
                                  9 West Broad Street
                                  Stamford, Connecticut 06902
                                  Attn:  General Counsel

                 In case the Company shall fail to maintain such office or shall fail to give such notice of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                 Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                       [Warrant Agent's name and address]


                 SECTION 19. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates.

                 SECTION 20. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 SECTION 21. Termination. This Agreement shall terminate at the close of business on ____________, 200_. Notwith- standing the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed. The provisions of Section 15 shall survive such termination.

                 SECTION 22. Governing Law. THIS AGREEMENT AND EACH WARRANT AND WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAWS PRINCIPLES.

                 SECTION 23. Benefits of This Agreement. This Agreement is not intended to confer upon any person other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any rights or remedies hereunder.

                 SECTION 24. Counterparts. This Agreement may be executed in counterparts, all which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       NINE WEST GROUP INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

[SEAL]


Attest:


------------------------------



                                       [WARRANT AGENT]



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

[SEAL]


Attest:


------------------------------

                                                                      EXHIBIT A


                         [Form of Warrant Certificate]

                                     [Face]

                              NINE WEST GROUP INC.

                       WARRANTS TO PURCHASE COMMON STOCK


Warrant No. _________                                         ________ Warrants



                 This Warrant Certificate certifies that ___________________, or registered assigns, is the registered holder of _________ Warrants expiring at 5:00 p.m., New York City time, on ________, 200_ (the "Warrants") to purchase shares (the "Shares") of Common Stock, par value $.01 per share, of Nine West Group Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company on or after ____________, 1995 and on or before 5:00 p.m., New York City time, on ____________, 200_ one fully paid and nonassessable Share at the initial exercise price of $35.50 (the "Exercise Price"), payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of [name of Warrant Agent], as Warrant Agent (the "Warrant Agent"), in the Borough of Manhattan, The City of New York, State of New York (the "Warrant Agent Office"), but only subject to the terms and conditions set forth herein and in the Warrant Agreement, dated as of _______, 1995 (the "Warrant Agreement"), between the Company and the Warrant Agent. The Exercise Price and number of Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                 No Warrant may be exercised after 5:00 p.m., New York City time, on _____________, 200_.

                 Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                 WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


                                       NINE WEST GROUP INC.



Dated:                                 By:
                                          -------------------------------------
                                          Co-Chairman and President

Countersigned:
  [Name of Warrant Agent],
  as Warrant Agent


                                       By:
                                          -------------------------------------
                                          Secretary


By:
    ------------------------------
    Authorized Signature

                         [Form of Warrant Certificate]

                                   [Reverse]

                              NINE WEST GROUP INC.


                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on ___________, 200_ (the "Termination Date"), to purchase ____________ Shares and are issued or to be issued pursuant to the Warrant Agreement which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                 Warrants may be exercised to purchase Shares from the Company on or after ____________, 1995 and on or before 5:00 p.m., New York City time, on the Termination Date, at the Exercise Price set forth on the face hereof, subject to adjustment, as hereinafter referred to. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercised Price at the Warrant Agent Office. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Warrant.

                 The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that, at the election of the Company, either (i) the number of Shares purchasable upon the exercise of each Warrant shall be adjusted, or (ii) each outstanding Warrant shall be adjusted to become a differ-ent number of Warrants. In the latter event, the Company will cause to be distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment, or substitute Warrant Certificates to replace all outstanding Warrant Certificates.

                 The Company shall not be required to issue fractions of Warrants or fractions of Shares or any certificates which evidence fractional Warrants or fractional Shares. In lieu of such fractional Warrants and fractional Shares there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants or fractional Shares would other- wise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Warrant or a full Share, as the case may be.

                 Warrant Certificates, when surrendered at the Warrant Agent Office, by the registered holder thereof in person or by a duly appointed legal representative or a duly authorized attorney, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                         [Form of Election to Purchase]


               (To be executed upon exercise of Warrant prior to
            5:00 p.m., New York City time, on the Termination Date)


                 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares and herewith tenders payments for such Shares in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of ___________________________ whose address is __________________________________
and that such certificate be delivered to ____________________ whose address is ________________________. If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of the Shares be registered in the name of _______________________ whose address is
_______________________________________________________ and that such Warrant
Certificate be delivered to _______________________ whose address is __________________________________________________. Any cash payments to be paid in lieu of a fractional Share should be made to ___________________________ whose address is
___________________________________________ and the check representing payment thereof should be delivered to ___________________ whose address is
___________________________.



                          Dated:

                              [Social Security Box]

                          Name of holder of Warrant Certificate:

                          ......................................
                                           (Please print)

                          Address: .............................

                                   .............................

                   Signature: .................................................

                                  Note:    The above signature must correspond
                                           with the name as written upon the
                                           face of this Warrant Certificate in
                                           every particular, without alteration
                                           or enlargement or any change
                                           whatever and if the certificate
                                           representing the Shares or any
                                           Warrant Certificate representing
                                           Warrants not exercised is to be
                                           registered in a name other than that
                                           in which this Warrant Certificate is
                                           registered, the signature of the
                                           holder hereof must be guaranteed.

                 Signature Guaranteed: ........................................

                              [Form of Assignment]


                 For value received _____________________ hereby sells, assigns and transfers unto _______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated:



                       Address:    ............................................

                                   ............................................

                       Signature:  ............................................

                            Note: The above signature must correspond with the name as written upon theface of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


                       Signature Guaranteed: ..................................

                          [Form of Partial Assignment]


                 For value received _____________________ hereby sells, assigns and transfers unto _______________________ the right to purchase __________ Shares evidenced by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer that part of the said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


Dated:



                        Address:    ...........................................

                                    ...........................................

                        Signature:  ...........................................

                                  Note:    The above signature must correspond
                                           with the name as written upon the
                                           face of this Warrant Certificate in
                                           every particular, without alteration
                                           or enlargement or any change
                                           whatever.


                        Signature Guaranteed: .................................

                                EXHIBIT 6.12(a)

                          PURCHASER SERVICES AGREEMENT




                 THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Services Agreement") is entered into as of this ____ day of ______________, 1995 by and between FOOTWEAR ACQUISITION CORP., a Delaware corporation (the "Purchaser"), and THE UNITED STATES SHOE CORPORATION, an Ohio corporation (the "Seller"). The Purchaser and the Seller are sometimes collectively referred to herein as the "Parties".


                 WHEREAS, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, substantially all of the assets of the Seller and its Subsidiaries used primarily in, arising primarily from or related primarily to the manufacture, import, marketing, designing and wholesale and retail sale of footwear in the United States and abroad (the "Footwear Business") pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") by and among the Seller, the Purchaser and Nine West Group Inc. ("Parent") dated as of March 15, 1995;

                 WHEREAS, the Footwear Business has, immediately prior to the date hereof, provided to the Seller the administrative support services listed and described on Schedule 1 attached hereto (the "Services"); and

                 WHEREAS, the Seller wishes to continue to have the benefit of the Services from the Purchaser during an interim term as set forth herein.

                 NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in the Asset Purchase Agreement, the Parties, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 1.1 All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement. For the purposes hereof, "Affiliate" shall mean, with respect to any entity, any other entity directly or indirectly controlling, controlled by, or under common control with such other entity. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any entity) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity whether through ownership of voting securities, by contract or otherwise.


                                   ARTICLE II

                             PROVISION OF SERVICES

                 2.1 During the term of this Services Agreement, the Purchaser shall sell to the Seller, and the Seller shall purchase from the Purchaser, the Services. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein.


                                  ARTICLE III

                   SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

                 3.1 Services to be Provided. Unless otherwise agreed in a written instrument signed by each of the Parties, each of the Services shall be performed by the Purchaser or an Affiliate of the Purchaser for the Seller or an Affiliate of the Seller in a manner that is substantially the same as the manner in which such Services were performed for the Seller by the Footwear Business immediately prior to the date hereof and utilizing, if possible, the same personnel, until the earlier of (a) the expiration of the term of this Services Agreement or (b) the effectiveness of the termination by the Seller of this Services Agreement in respect of any Service pursuant to Section 4.1 hereof. The Seller shall use the Services for substantially the same purposes and in substantially the same manner as the Seller had used the Services prior to the date hereof. The Services shall in no event include Purchaser's entry into any contract commitments as an agent for or on behalf of the Seller or any Affiliate of the Seller.

                 3.2 Employees; Independent Contractor. All personnel assigned by the Purchaser and its Affiliates to perform the Services shall be employees of the Purchaser or its Affiliates, and the Purchaser or its Affiliates shall pay all salaries and expenses of, and all federal social security, federal and state unemployment taxes and any other payroll or withholding taxes relating to such employees. The Purchaser and its Affiliates shall act under this Services Agreement solely as independent contractors and not as agents of the Seller.

                 3.3 Payment. The Seller shall be liable to the Purchaser for the performance of the Services in the respective monthly amounts set forth opposite each Service in Schedule 1 attached hereto (the "Service Costs"); provided, however, that upon the effectiveness of the termination by the Seller of this Services Agreement in respect of any Service pursuant to Section 4.1 hereof, no further Service Costs shall accrue in respect of such Service. In the event that the effective date of the termination by the Seller of this Services Agreement in respect of any Services is other than the final calendar day in a calendar month, and in the event that the date hereof is other than the first calendar day in a calendar month, the Service Costs of such Services for such calendar month shall be prorated by the number of calendar days during such calendar month during which this Services Agreement was in effect in
respect of such Services.   Statements shall be rendered on a monthly basis by
the Purchaser to the Seller for the Service Costs delivered during the preceding month. Such statements shall indicate the Services provided and the applicable charging basis for the provision of the Services. The Seller shall pay or cause to be paid in full the Service Costs reflected in each statement within thirty (30) calendar days of the receipt of such statement.


                                   ARTICLE IV

                               TERM; TERMINATION

                 4.1 The term of this Services Agreement shall commence on the date hereof and continue in effect until its expiration on the final calendar day of the calendar month which includes the two-hundred and seventieth (270th) calendar day following the date hereof; provided, however, that the Seller may terminate, in its sole discretion, this Services Agreement in respect of any or all of the Services (on a Service by Service basis or in the entirety) at any time during the term hereof, such cancellation to be effective on the date set forth in such notice, which date shall be not less than fifteen (15) calendar days after the date of such notice. Upon the expiration of this Services Agreement or the termination by the Seller of this Services Agreement in respect of any of the Services, the Purchaser shall return to the Seller promptly all books and records of the Seller used or created in the performance of the Services or such Service, as the case may be, in the possession of the Purchaser.

                                   ARTICLE V

                                 FORCE MAJEURE

                 5.1 Neither the Purchaser nor any of its Affiliates shall be liable for any interruption, delay or failure in the performance of the Services under this Services Agreement when such interruption, delay or failure results from any act or failure to act of the Seller or its Affiliates or any Governmental Entity; strikes, lock-outs or other labor difficulties; acts of any government, riot, insurrection or other hostilities; or embargo, fuel or energy shortage, fire, flood or acts of God. In such event, the Purchaser's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. The Purchaser shall notify the Seller promptly in writing upon learning of the occurrence of any such event. Upon the cessation of such event, the Purchaser shall use its reasonable best efforts to resume its performance with the least possible delay.


                                   ARTICLE VI

                                  LIABILITIES

                 6.1 Consequential and Other Damages. Except for wilful misconduct and gross negligence, neither the Purchaser nor any of its Affiliates shall be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, including but not limited to loss of profits or revenue, loss of use of equipment or facilities, business interruptions, costs of capital and claims of customers which in any way arise out of, relate to, or are a consequence of the provision of or failure to provide any of the Services hereunder.

                 6.2 Indemnity. The Purchaser shall indemnify and hold the Seller harmless from any and all liabilities, costs and expenses (including but not limited to attorneys' fees) arising out of or related to performance or non-performance by the Purchaser and/or its Affiliates of Services hereunder or acts, omissions or obligations under or in relation to this Services Agreement.


                                  ARTICLE VII

                                 MISCELLANEOUS

                 7.1 Amendment. This Services Agreement may be amended by the Parties at any time by an instrument in writing signed on behalf of each of the Parties.

                 7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by overnight courier), on the date transmitted if sent by telecopier (which is confirmed), or on the date received if mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                 (a)      if to the Purchaser, to

                          c/o Nine West Group Inc.
                          9 West Broad Street
                          Stamford, Connecticut 06902
                          Attn:  Joel K. Bedol
                          Telecopy:  (203) 978-6020

                          and

                 (b)      if to the Seller, to

                          The United States Shoe Corporation
                          One Eastwood Drive
                          Cincinnati, Ohio 45227
                          Attn:  James J. Crowe
                          Telecopy:  (513) 527-7880


                 7.3 Assignment. This Services Agreement may not be assigned by either Party without the prior written consent of the other Parties, except that (a) the Purchaser may assign its rights to Parent or one or more direct or indirect wholly-owned subsidiaries of Parent, in which event the Purchaser shall remain liable on all its covenants and obligations under this Services Agreement, and (b) the Seller may procure the performance of this Services Agreement by any other Affiliate of the Seller at no additional cost to the Seller.

                 7.4 Confidentiality. The Purchaser acknowledges that the proprietary information relating to the business and operations of the Seller which it may learn during the term of this Services Agreement constitutes confidential information which is valuable property of the Seller. The Purchaser acknowledges the need to preserve the confidentiality and secrecy of such information and agrees that, both during the term of this Services Agreement and after the expiration or termination hereof, it shall not use or disclose, and shall cause its Affiliates not to use or disclose, such information without the prior written consent of the Seller unless such information shall become public knowledge other than by the unauthorized act of the Purchaser or its Affiliates, and the Purchaser shall take all necessary steps to preserve the confidentiality and secrecy of the Seller's business information. The obligations of the Purchaser under this Section 7.4 shall survive the expiration or termination of this Services Agreement.

                 7.5 Governing Law and Interpretation. This Services Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law principles. The headings contained in this Services Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 7.6 Complete Agreement. This Services Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

                 7.7 Counterparts. This Services Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart.

                 7.8 No Waiver. The failure of any Party to enforce at any time any provision of this Services Agreement, or to enforce any rights, or to make any elections hereunder, shall not be deemed a waiver of such provisions, rights or elections. Any waiver must be in writing signed on behalf of the Party against which such waiver is to be enforced.


                 IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                  THE UNITED STATES SHOE CORPORATION


                                  By:  _________________________________
                                       Name:
                                       Title:


                                  FOOTWEAR ACQUISITION CORP.


                                  By:  _________________________________
                                       Name:
                                       Title:

                                 EXHIBIT 6.12(b)

                            SELLER SERVICES AGREEMENT

     THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Services Agreement") is entered into as of this ____ day of ______________, 1995 by and between FOOTWEAR ACQUISITION CORP., a Delaware corporation (the "Purchaser"), and THE UNITED STATES SHOE CORPORATION, an Ohio corporation (the "Seller"). The Purchaser and the Seller are sometimes collectively referred to herein as the "Parties".

     WHEREAS, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, substantially all of the assets of the Seller and its Subsidiaries used primarily in, arising primarily from or related primarily to the manufacture, import, marketing, designing and wholesale and retail sale of footwear in the United States and abroad (the "Footwear Business") pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") by and among the Seller, the Purchaser and Nine West Group Inc. ("Parent") dated as of March 15, 1995;

     WHEREAS, the Seller has, immediately prior to the date hereof, provided to the Footwear Business the administrative support services listed and described on Schedule 1 attached hereto (the "Services"); and

     WHEREAS, the Purchaser wishes to continue to have the benefit of the Services from the Seller during an interim term as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in the Asset Purchase Agreement, the Parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement. For the purposes hereof, "Affiliate" shall mean, with respect to any entity, any other entity directly or indirectly controlling, controlled by, or under common control with such other entity. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with" as used with respect to any entity) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity whether through ownership of voting securities, by contract or otherwise.

                                   ARTICLE II

                              PROVISION OF SERVICES

     2.1 During the term of this Services Agreement, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Services. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein.

                                   ARTICLE III

                    SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

     3.1 Services to be Provided. Unless otherwise agreed in a written instrument signed by each of the Parties, each of the Services shall be performed by the Seller or an Affiliate of the Seller for the Purchaser or an Affiliate of the Purchaser in a manner that is substantially the same as the manner in which such Services were performed for the Footwear Business by the Seller immediately prior to the date hereof and utilizing, if possible, the same personnel, until the earlier of (a) the expiration of the term of this Services Agreement or (b) the effectiveness of the termination by the Purchaser of this Services Agreement in respect of any Service pursuant to Section 4.1 hereof. The Purchaser shall use the Services for substantially the same purposes and in substantially the same manner as the Footwear Business had used the Services prior to the date hereof. The Services shall in no event include Seller's entry into any contract commitments as an agent for or on behalf of the Purchaser or any Affiliate of the Purchaser.

     3.2 Employees; Independent Contractor. All personnel assigned by the Seller and its Affiliates to perform the Services shall be employees of the Seller or its Affiliates, and the Seller or its Affiliates shall pay all salaries and expenses of, and all federal social security, federal and state unemployment taxes and any other payroll or withholding taxes relating to such employees. The Seller and its Affiliates shall act under this Services Agreement solely as independent contractors and not as agents of the Purchaser.

     3.3 Payment. The Purchaser shall be liable to the Seller for the performance of the Services in the respective monthly amounts set forth opposite each Service in Schedule 1 attached hereto (the "Service Costs"); provided, however, that upon the effectiveness of the termination by the Purchaser of this Services Agreement in respect of any Service pursuant to Section 4.1 hereof, no further Service Costs shall accrue in respect of such Service. In the event that the effective date of the termination by the Purchaser of this Services Agreement in respect of any Services is other than the final calendar day in a calendar month, and in the event that the date hereof is other than the first calendar day in a calendar month, the Service Costs of such Services for such calendar month shall be prorated by the number of calendar days during such calendar month during which this Services Agreement was in effect in respect of such Services. Statements shall be rendered on a monthly basis by the Seller to the Purchaser for the Service Costs delivered during the preceding month. Such statements shall indicate the Services provided and the applicable charging basis for the provision of the Services. The Purchaser shall pay or cause to be paid in full the Service Costs reflected in each statement within thirty (30) calendar days of the receipt of such statement.

                                   ARTICLE IV

                                TERM; TERMINATION

     4.1 The term of this Services Agreement shall commence on the date hereof and continue in effect until its expiration on the final calendar day of the calendar month which includes the two-hundred and seventieth (270th) calendar day following the date hereof; provided, however, that the Purchaser may terminate, in its sole discretion, this Services Agreement in respect of any or all of the Services (on a Service by Service basis or in the entirety) at any time during the term hereof, such cancellation to be effective on the date set forth in such notice, which date shall be not less than fifteen (15) calendar days after the date of such notice. Upon the expiration of this Services Agreement or the termination by the Purchaser of this Services Agreement in respect of any of the Services, the Seller shall return to the Purchaser promptly all books and records of the Purchaser used or created in the performance of the Services or such Service, as the case may be, in the possession of the Seller.

                                    ARTICLE V

                                  FORCE MAJEURE

     5.1 Neither the Seller nor any of its Affiliates shall be liable for any interruption, delay or failure in the performance of the Services under this Services Agreement when such interruption, delay or failure results from any act or failure to act of the Purchaser or its Affiliates or any Governmental Entity; strikes, lock-outs or other labor difficulties; acts of any government, riot, insurrection or other hostilities; or embargo, fuel or energy shortage, fire, flood or acts of God. In such event, the Seller's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. The Seller shall notify the Purchaser promptly in writing upon learning of the occurrence of any such event. Upon the cessation of such event, the Seller shall use its reasonable best efforts to resume its performance with the least possible delay.

                                   ARTICLE VI

                                   LIABILITIES

     6.1 Consequential and Other Damages. Except for wilful misconduct and gross negligence, neither the Seller nor any of its Affiliates shall be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, including but not limited to loss of profits or revenue, loss of use of equipment or facilities, business interruptions, costs of capital and claims of customers which in any way arise out of, relate to, or are a consequence of the provision of or failure to provide any of the Services hereunder.

     6.2 Indemnity. The Seller shall indemnify and hold the Purchaser harmless from any and all liabilities, costs and expenses (including but not limited to attorneys' fees) arising out of or related to performance or non-performance by the Seller and/or its Affiliates of Services hereunder or acts, omissions or obligations under or in relation to this Services Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Amendment. This Services Agreement may be amended by the Parties at any time by an instrument in writing signed on behalf of each of the Parties.

     7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by overnight courier), on the date transmitted if sent by telecopier (which is confirmed), or on the date received if mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                 (a)      if to the Purchaser, to

                          c/o Nine West Group Inc.
                          9 West Broad Street
                          Stamford, Connecticut 06902
                          Attn:  Joel K. Bedol
                          Telecopy:  (203) 978-6020

                          and

                 (b)      if to the Seller, to

                          The United States Shoe Corporation
                          One Eastwood Drive
                          Cincinnati, Ohio 45227
                          Attn:  James J. Crowe
                          Telecopy:  (513) 527-7880

     7.3 Assignment. This Services Agreement may not be assigned by either Party without the prior written consent of the other Parties, except that (a) the Seller may assign its rights to one or more direct or indirect wholly-owned subsidiaries the Seller, in which event the Seller shall remain liable on all its covenants and obligations under this Services Agreement, and (b) the Purchaser may procure the performance of this Services Agreement by any other Affiliate of the Purchaser at no additional cost to the Purchaser.

     7.4 Confidentiality. The Seller acknowledges that the proprietary information relating to the business and operations of the Purchaser which it may learn during the term of this Services Agreement constitutes confidential information which is valuable property of the Purchaser. The Seller acknowledges the need to preserve the confidentiality and secrecy of such information and agrees that, both during the term of this Services Agreement and after the expiration or termination hereof, it shall not use or disclose, and shall cause its Affiliates not to use or disclose, such information without the prior written consent of the Purchaser unless such information shall become public knowledge other than by the unauthorized act of the Seller or its Affiliates, and the Seller shall take all necessary steps to preserve the confidentiality and secrecy of the Purchaser's business information. The obligations of the Seller under this Section 7.4 shall survive the expiration or termination of this Services Agreement.

     7.5 Governing Law and Interpretation. This Services Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law principles. The headings contained in this Services Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.6 Complete Agreement. This Services Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

     7.7 Counterparts. This Services Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart.

     7.8 No Waiver. The failure of any Party to enforce at any time any provision of this Services Agreement, or to enforce any rights, or to make any elections hereunder, shall not be deemed a waiver of such provisions, rights or elections. Any waiver must be in writing signed on behalf of the Party against which such waiver is to be enforced.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                       THE UNITED STATES SHOE CORPORATION

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       FOOTWEAR ACQUISITION CORP.

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                               EXHIBIT 6.12(c)(i)

                             INTERIM LEASE AGREEMENT

     THIS INTERIM LEASE AGREEMENT, made as of this ______ day of ___________________, 1995 by and between FOOTWEAR ACQUISITION CORP., a Delaware corporation, as Sublessor (the "Purchaser") and THE UNITED STATES SHOE CORPORATION, an Ohio corporation, as Sublessee (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, the Purchaser leases certain premises including the building at One Eastwood Drive, Cincinnati, Ohio (the "Building") pursuant to a Restated Lease dated February 6, 1995 between Community Urban Development of Duck Creek, Inc., as Landlord ("Prime Landlord") and Seller, as Tenant (the "Prime Lease"), Seller's interest under which Prime Lease has been assigned to the Purchaser; and

     WHEREAS, the Seller desires to sublet from the Purchaser a portion of the Premises. NOW, THEREFORE, the parties hereto, mutually covenant and agree as follows:

     1. Demised Premises. The Purchaser does hereby sublease to the Seller, and the Seller does hereby sublease from the Purchaser a portion of the Third (3rd) Floor of the Building more particularly described on Exhibit A annexed hereto (the "Premises").

     2. Term; Termination. The term of this Interim Lease Agreement shall commence on the Closing Date under the Asset Purchase Agreement dated March 15, 1995 among the Seller, the Purchaser and Nine West Group Inc. (the "Asset Purchase Agreement") and shall expire at midnight on the 270th calendar day thereafter (the "Expiration Date") or on such earlier date provided herein; provided, however, that the Seller may terminate this Interim Lease Agreement at any time upon 15 days' prior written notice to the Purchaser.

     3. Basic Monthly Rent. The basic monthly rent shall equal [an amount consistent with past practice of the Seller to be agreed upon by the parties] and shall be payable to Purchaser in monthly installments in advance of the first day of each month during the term.

     4. Use. The Seller shall use and occupy the Premises for general office purposes, including storage and other uses ancillary thereto and for no other purpose.

     5. Prime Lease. This Interim Lease Agreement and the Seller's rights hereunder are subject to the terms of the Prime Lease with respect to the Premises. The Purchaser shall have the rights and remedies of Prime Landlord pursuant to the Prime Lease in the event of the Seller's default hereunder which is not cured within thirty (30) days after notice or such longer period as Purchaser shall reasonably deem to be necessary to cure such default. The Seller shall not cause the Purchaser to be in default under the Prime Lease. The Purchaser shall perform its obligations under the Prime Lease, shall not suffer or permit a default to occur thereunder and shall cause all necessary utilities and Building services to be provided to the Seller during the term of this Interim Lease Agreement.

     6. Assignment and Sublease. The Seller shall not assign, mortgage, pledge or otherwise encumber this Sublease.

     7. Broker. Each of the Seller and the Purchaser represents and warrants to the other it has not dealt with a real estate broker in connection with this Interim Lease Agreement.

     8. Notices. Any notices or demands shall be provided by the parties hereto in accordance with the terms and provisions of the Asset Purchase Agreement.

     9. Successors and Assigns. This agreement will be binding on the parties hereto and shall inure to the benefit of their permitted successors or assigns.

     10. Governing Law. This Interim Lease Agreement shall be governed by the laws of the State of Ohio.

     IN WITNESS WHEREOF, the undersigned has executed this as of the day and year set forth above.

                                       FOOTWEAR ACQUISITION CORP.

                                       By:
                                          ---------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------
                                       THE UNITED STATES SHOE CORPORATION

                                       By:
                                          ---------------------------

                                       Name:
                                            -------------------------

                                       Title:
                                             ------------------------
                                        3

                               EXHIBIT 6.12(c)(ii)

                             INTERIM LEASE AGREEMENT

     THIS INTERIM LEASE AGREEMENT, made as of this ______ day of ___________________, 1995 by and between FOOTWEAR ACQUISITION CORP., a Delaware corporation, as Sublessor (the "Purchaser") and THE UNITED STATES SHOE CORPORATION, an Ohio corporation, as Sublessee (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, the Purchaser leases certain premises including portions of the second and third floors, and a portion of the basement, of the building at 717 Fifth Avenue, New York, New York (the "Building") pursuant to a Lease dated December 31, 1991 by and between Equitable Life Assurance Society, as Landlord ("Prime Landlord") and Seller, as Tenant (the "Prime Lease"), Seller's interest under which Prime Lease has been assigned to the Purchaser; and

     WHEREAS, the Seller desires to sublet from the Purchaser a portion of the Premises. NOW, THEREFORE, the parties hereto, mutually covenant and agree as follows:

     1. Demised Premises. The Purchaser does hereby sublease to the Seller, and the Seller does hereby sublease from the Purchaser a portion of the Second (2nd) and Third (3rd) Floors, and a portion of the Basement, of the Building more particularly described on Exhibit A annexed hereto (the "Premises").

     2. Term; Termination. The term of this Interim Lease Agreement shall commence on the Closing Date under the Asset Purchase Agreement dated March 15, 1995 among the Seller, the Purchaser and Nine West Group Inc. (the "Asset Purchase Agreement") and shall expire at midnight on the 270th calendar day thereafter (the "Expiration Date") or on such earlier date provided herein; provided, however, that the Seller may terminate this Interim Lease Agreement at any time upon 15 days' prior written notice to the Purchaser.

     3. Basic Monthly Rent. The basic monthly rent shall equal [an amount consistent with past practice of the Seller to be agreed upon by the parties] and shall be payable to Purchaser in monthly installments in advance of the first day of each month during the term.

     4. Use. The Seller shall use and occupy the Premises for general office purposes, including storage and other uses ancillary thereto and for no other purpose.

     5. Prime Lease. This Interim Lease Agreement and the Seller's rights hereunder are subject to the terms of the Prime Lease with respect to the Premises. The Purchaser shall have the rights and remedies of Prime Landlord pursuant to the Prime Lease in the event of the Seller's default hereunder which is not cured within thirty (30) days after notice or such longer period as Purchaser shall reasonably deem to be necessary to cure such default. The Seller shall not cause the Purchaser to be in default under the Prime Lease. The Purchaser shall perform its obligations under the Prime Lease, shall not suffer or permit a default to occur thereunder and shall cause all necessary utilities and Building services to be provided to the Seller during the term of this Interim Lease Agreement.

     6. Assignment and Sublease. The Seller shall not assign, mortgage, pledge or otherwise encumber this Sublease.

     7. Broker. Each of the Seller and the Purchaser represents and warrants to the other it has not dealt with a real estate broker in connection with this Interim Lease Agreement.

     8. Notices. Any notices or demands shall be provided by the parties hereto in accordance with the terms and provisions of the Asset Purchase Agreement.

     9. Successors and Assigns. This agreement will be binding on the parties hereto and shall inure to the benefit of their permitted successors or assigns.

     10. Governing Law. This Interim Lease Agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned has executed this as of the day and year set forth above.

                                       FOOTWEAR ACQUISITION CORP.

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

                                       THE UNITED STATES SHOE CORPORATION

                                       By:
                                          ---------------------------
                                          Name:
                                          Title: